Table of Contents

As filed with the Securities and Exchange Commission on October 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gaming Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	35-2675083
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Gaming Technologies, Inc.

Two Summerlin

Las Vegas, NV 89135, USA

+ 1-833-888-GMGT (-4648)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Drummond

Chief Executive Officer, Secretary and Director.

Gaming Technologies, Inc.

Two Summerlin

Las Vegas, NV 89135, USA

+ 1-833-888-GMGT (-4648)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Barret S. DiPaolo Matthew Siracusa Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel.: +1-212-930-9700	Richard A. Friedman Sean F. Reid Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Tel: +1-212-653-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units consisting of shares of Common stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share(2)	$11,500,000	$1,066.05
Common stock included as part of the Units	—	—
Warrants to purchase shares of Common Stock included as part of the Units(3)	—	—
Shares of Common Stock issuable upon exercise of the Warrants(4)(5)	11,500,000	1,066.05
Underwriters’ Warrants(6)	—	—
Common stock underlying the Underwriters’ Warrants(7)	500,000	46.35
Total	$23,500,000	$$2,178.45

(1)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o), and includes the shares of common stock and/or warrants that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	In accordance with Rule 457(i) under the Securities Act, because the shares of the registrant’s common stock underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	There will be issued warrants to purchase one share of common stock for every one share of common stock offered. The warrants are exercisable at a per share price of 100% of the common stock public offering price.

(5)	Includes shares of common stock which may be issued upon exercise of additional warrants which may be issued upon exercise of 45-day option granted to the underwriters to cover over-allotments, if any.

(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(7)	The underwriters’ warrants are exercisable for a number of shares of common stock equal to 5% of the number of shares of common stock sold in this offering, excluding upon exercise the option to purchase additional securities, at an exercise price equal to 100% of the public offering price per Unit.

In the event of a stock split, stock dividend or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 20, 2021

GAMING TECHNOLOGIES, INC.

 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

______________________________________________

This is a firm commitment underwritten initial public offering of                units (the “Units”), of Gaming Technologies, Inc., a Delaware corporation (the “Company”, “we”, “us”, “our“). Each Unit consists of one share of common stock, $0.001 par value per share, and one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase one share of common stock at an exercise price of $            per share, which is 100% of the price of each Unit sold in this offering. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our Warrants. The last reported sale price for our common stock as reported on the OTCQB Marketplace (the “OTCQB”) on October 19, 2021 was $3.11. The public offering price for our Units will be determined through negotiations between us and the underwriters. Among the factors that will be considered in these negotiations are prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. Prior to this offering, our common stock was quoted on the OTCQB under the trading symbol “GMGT.”

We have applied to list our common stock and Warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GMGT” and “GMGTW,” respectively, simultaneously with the closing of this offering. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market. There is no assurance that our common stock and Warrants will be approved for listing on Nasdaq. All references to the listing of our securities that are set forth below in this prospectus assume that our common stock and Warrants will be approved for listing by Nasdaq. This offering will occur only if Nasdaq approves the listing of our common stock and Warrants.

Our Board of Directors has approved resolutions (i) authorizing a reverse stock split of the outstanding shares of our common stock in the range from 1-for-                 to 1-for-             , and providing authority to our Board of Directors to determine whether to effect a reverse stock split and, if so to select the ratio of the reverse stock split in their discretion, and (ii) to increase the number of our authorized shares of common stock from 45,000,000 to 400,000,000. We intend to submit these resolutions to our stockholders for approval by written consent. The consent of stockholders holding a majority of our outstanding voting shares will be required for approval. Subject to stockholder approval, the Board of Directors anticipates determining whether to effect a reverse stock split and, if so setting the ratio of the reverse stock split prior to the effective date of the registration statement of which this prospectus forms a part. We anticipate filing a certificate of amendment to affect any reverse stock split and the authorized share increase with the Secretary of State of Delaware prior to the listing of our common stock and Warrants on Nasdaq and such actions being effective on, or just before, the date our common stock is listed to the Nasdaq Capital Market. The reverse stock split is intended to allow us to meet the minimum share price requirement of the Nasdaq Capital Market. As whether to effect a reverse stock split and, if so, the ratio for the reverse stock split has not yet been approved by the Board of Directors, the share and per share information in this prospectus do not reflect any reverse stock split of the authorized and outstanding common stock.

We are an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds to us before offering expenses (2)	$	$

(1)	We have also agreed to issue warrants to purchase shares of our common stock to the underwriters and to reimburse the underwriters for certain expenses. The underwriters’ warrants are exercisable for a number of shares of common stock equal to 5% of the number of Units stock sold in this offering (excluding for this purpose any exercise by the underwriters of the over-allotment option to purchase additional securities described below), at an exercise price equal to the public offering price per Unit. See “Underwriting” for a description of compensation payable to the underwriters.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriters as described below and (ii) warrants being issued to the underwriters in this offering.

We have granted a 45-day option to the underwriters to purchase up to an additional                   shares of common stock and/or                         additional Warrants solely to cover overallotments, if any, at the public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the securities to purchasers in the offering on or about                 , 2021.

Lead Book-Running Manager	Joint Book-Running Manager

Maxim Group LLC	Dawson James Securities, Inc.

 The date of this prospectus is                      , 2021.

i

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

Until                     , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock or Warrants, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ii

MARKET, INDUSTRY AND OTHER DATA

This prospectus includes industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry and internal company surveys. These sources may include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors.”

Many of those risks and factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

iii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise stated or the context otherwise requires, “Gaming Technologies,” the “Company,” “we,” “us” and “our” refer to Gaming Technologies, Inc., and our subsidiary.

Business Overview

We are a software company specializing in online gaming. Our cloud-based Player Account Management (PAM) platform enables us to rapidly deploy branded online gambling presences for land-based casinos, consumer brands and media companies. Depending on each geographical region and the restrictions/requirements of its gambling-related legislation, we form "access deals" that offer a faster and easier route to market by enabling us to operate under a gambling license already held by a local partner.

We integrate best-in-class third-party games to provide the ultimate gaming platform, and we help our international partners in regulated markets leverage online gambling presences while putting players first. We also form business partnerships with established brands such as Playboy to launch new game content.

In addition, the Company operates an online gaming operation in Mexico through its web site vale.mx, in partnership with its local partner, Big Bola.

Development of Our Business and Plan of Operation

We commenced revenue-generating operations in February 2021. We do not have positive cash flows from operations and expect to continue to be dependent on periodic infusions of equity capital to fund our operating requirements. We have financed our working capital requirements since inception primarily through the sale of our equity securities in private placement transactions, as well as from borrowings. Our activities are subject to significant risks and uncertainties, including the need for additional capital, as described below.

Big Bola/vale.mx

On November 13, 2020, we entered into an “access deal” Agreement for the Provision of Online Gaming Management and Consulting Services (as subsequently amended) with Comercial de Juegos de la Frontera, S.A. de C.V., a Mexican company doing business as Big Bola, pursuant to which we provide to Big Bola consulting and management services related to their interactive online betting and gaming business in Mexico via the web site www.vale.mx, a regulated online casino and sports betting site. vale.mx operates under Big Bola’s existing license issued by the General Directorate of Games and Raffles of the Ministry of Interior (SEGOB). Big Bola is one of only 14 operators legally authorized to offer legal betting and online casino services in Mexico. vale.mx has more than 700 online premium casino games available, which can be enjoyed both on mobile or via desktop. Players can receive promotions and play live roulette and blackjack, or high-definition slots from leading software providers such as Ortiz, NetEnt, Microgaming, Pragmatic Play, Evolution and Matrix Studios. We are responsible for player acquisition, promotion and retention for vale.mx. We manage players’ accounts and are required to ensure that the balance in players’ accounts at all times satisfies the requirements under applicable law, and we pay out winnings to players from Big Bola’s account. While Big Bola bears liability to the players as provided by the permit, as between us and Big Bola we bear the costs of this obligation. Each party indemnifies the other against certain liabilities and claims. Under the terms of the agreement, we share 75% of gross gaming revenue generated from the platform, subject to certain minimum guaranteed monthly amounts of Big Bola’s participation in the remaining gross gaming revenues. In February 2021, vale.mx began operations.

Canelo Sponsorship Agreement

On April 14, 2021, we entered into a Sponsorship Agreement (the “Canelo Agreement”) with SA Holiday, Inc. (“Holiday”), owner of the personality rights of champion professional boxer Saul Alvarez Barragan, or “Canelo,” in connection with a promotional campaign for the Company to sponsor a prize fight and certain other activities of Canelo, and for Canelo to promote the Company’s “VALE” brand and create certain promotional materials in connection therewith for the Company’s use in the United States, Latin America and certain countries in the Caribbean. Pursuant to the Canelo Agreement, we paid to Holiday a cash fee of $1,600,000 and will be responsible for paying certain other amounts as provided therein.

Playboy License Agreement

On May 19, 2021, we entered into a non-exclusive license agreement with Playboy Enterprises International, Inc. (“Playboy”) to use certain trademarks (including the rabbit head logo) and other intellectual property of Playboy on and in connection with the design, creation, promotion, marketing, advertisement, sales, operation, maintenance and distribution in India of real-money game mobile apps, such as rummy, poker, fantasy sports and other games of skill approved by Playboy.  We will pay Playboy as a royalty a percentage of net gaming revenue. The term of the agreement is through the end of 2025, subject to early termination upon certain events of default, which include our failure to launch a Playboy-branded game in India by November 1, 2021, or to meet certain annual minimum net gaming revenue targets. We expect to begin generating revenues under this license agreement in the third quarter of 2021, although there can be no assurance this will be the case.

1

Ortiz Gaming Partnership

On August 18, 2021, we entered into a software partnership with Ortiz Gaming to supply us with online Bingo gaming content. The deal initially covers Mexico, and we plan to expand to other parts of Latin and South America.

Key Performance Indicators

Registered Players

A registered player is a customer who has registered on our app or website and met our Know Your Customer identification requirements. During the six months ended June 30, 2021 we registered 63,339 players on vale.mx. On October 4, 2021, we announced we had reached 100,000 total registrations on vale.mx.

Monthly Unique Payers

Monthly Unique Payers (“MUPs”). MUPs is the average number of unique paid users (“unique payers”) that use our online platform on a monthly basis.

MUPs is a key indicator of the scale of our user base and awareness of our brand and/or the third-party brands we partner with. We believe that year-over-year MUPs will also generally be indicative of the long-term revenue growth potential of the online gaming brands we hold directly and/or those we establish around our B2B brand partners, although MUPs in individual periods may be less indicative of our longer-term expectations. We expect the number of MUPs to grow as we attract, retain and re-engage users in new and existing jurisdictions and expand the online gambling brands we operate to appeal to a wider audience.

We define MUPs as the average number of unique players per month who had a paid engagement (e.g., participated in a casino game) across one or more of our product offerings via our platform technology. For reported periods longer than one month, we average the MUPs for the months in the reported period.

A “unique paid user” or “unique payer” is any person who had one or more paid engagements via our B2C technology during the period (i.e., a user that participates in a paid engagement with one of our B2C product offerings counts as a single unique paid user or unique payer for the period). We exclude users who have made a deposit but have not yet had a paid engagement. Unique payers or unique paid users include users who have participated in a paid engagement with promotional incentives, which are fungible with other funds deposited in their wallets on our technology. The number of these users included in MUPs has not been material to date and a substantial majority of such users are repeat users who have had paid engagements both prior to and after receiving incentives.

During the six months ending June 30, 2021, our MUPs were 1,656, compared to MUPs of 448 during the three months ended March 31, 2021. The increase was due to increased marketing efforts on behalf of the Company and new games that have been introduced.

Average Revenue per MUP (“ARPMUP”). ARPMUP is the average online casino revenue per MUP, and this key metric represents our ability to drive usage and monetization of our online casino offering.

During the six months ending June 30, 2021, our ARPMUP was $15.34, compared to an ARPMUP of $4.66 during the three months ended March 31, 2021. The increase of $10.68 was due to increased marketing efforts on behalf of the Company and new games that have been introduced.

We define and calculate ARPMUP as the average monthly online casino revenue for a reporting period, divided by MUPs (i.e., the average number of unique payers) for the same period.

Handle

Handle is a casino or sports betting term referring to the total amount of money bet. We will report the handle or cash wagering which is the total amount of money bet excluding all bonuses.

During the three and six months ended June 30, 2021, our handle was $1,692,128 and $2,261,365, respectively.

2

Hold

Hold is essentially the amount of cash that our platform instances keep after paying out winning bets. The industry also refers to hold as win or revenue. During the three and six months ended June 30, 2021, our hold was $81,114 and $108,778, respectively.

Online games are characterized by an element of chance. Our revenue is impacted by variations in the hold percentage (the ratio of net win to total amount wagered) on bets placed on, or the actual outcome of, games or events on which users bet. Although our product offerings generally perform within a defined statistical range of outcomes, actual outcomes may vary for any given period, and a single large bet can have a sizeable impact on our short-term financial performance. Our hold is also affected by factors that are beyond our control, such as a user’s skill, experience and behavior, the mix of games played, the financial resources of users and the volume of bets placed. As a result of variability in these factors, actual hold rates on our products may differ from the theoretical win rates we have estimated and could result in the winnings of our gaming users exceeding those anticipated. We seek to mitigate these risks through data science and analytics and rules built into our technology, as well as active management of our amounts at risk at a point in time, but may not always be able to do so successfully, particularly over short periods, which can result in financial losses as well as revenue volatility.

During the three and six months ended June 30, 2021, our hold percentage was 4.79% and 4.81%, respectively.

Intellectual Property

We own several internet domains including dito.com, gametech.com, gametech.co.uk, gametech.uk, gamingtechnologies.com, gmgt.com, gtafiliados.com, gtafiliados.mx, juegavale.co, juegavale.com, sevale.mx, vale.mx, vale.casino and vale.net.

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB under the trading symbol “GMGT.” However, trading of our common stock has been extremely limited to date, and there is as yet no established trading market for our common stock.

In connection with this offering, we have applied to list our common stock and Warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbols “GMGT” and “GMGTW,” respectively. If our listing application is approved, we expect to list our common stock and the Warrants on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTCQB. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our common stock and Warrants. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we may need to take the necessary steps to meet Nasdaq listing requirements, including but not limited to a reverse split of our outstanding common stock (as further discussed below). There can be no assurance that our common stock or Warrants will be listed on Nasdaq.

Reverse Stock Split and Authorized Share Increase

Our Board of Directors has approved resolutions (i) authorizing a reverse stock split of the outstanding shares of our common stock in the range from 1-for-                   to 1-for-                  , and providing authority to our Board of Directors to determine whether to effect a reverse stock split and, if so to select the ratio of the reverse stock split in their discretion, and (ii) to increase in the number of our authorized shares of common stock from 45,000,000 to 400,000,000. We intend to submit these resolutions to our stockholders for approval by written consent. The consent of stockholders holding a majority of our outstanding voting shares will be required for approval. Subject to stockholder approval, the Board of Directors anticipates determining whether to effect a reverse stock split and, if so setting the ratio of the reverse stock split prior to the effective date of the registration statement of which this prospectus forms a part. We anticipate filing a certificate of amendment to affect any reverse stock split and the authorized share increase with the Secretary of State of Delaware prior to the listing of our common stock and Warrants on Nasdaq and such actions being effective on, or just before, the date our common stock is listed to the Nasdaq Capital Market. The reverse stock split is intended to allow us to meet the minimum share price requirement of the Nasdaq Capital Market.

As whether to effect a reverse stock split and, if so, the ratio for the reverse stock split has not yet been approved by the Board of Directors, the share and per share information in this prospectus do not reflect any reverse stock split of the authorized and outstanding common stock.

3

Principal Risks

We are subject to various risks discussed in detail under “Risk Factors” below, which include risks related to the following:

•	our limited operating history;
•	our speculative business plan;
•	failure of our products to achieve broad market acceptance;
•	our ability to successfully protect our intellectual property rights, and claims of infringement by others;
•	our ability to retain key management personnel;
•	our ability to hire and retain qualified personnel;
•	failure to remediate material weaknesses in internal accounting controls and failure to implement proper and effective internal controls;
•	our need to raise additional capital;
•	cybersecurity threats and incidents;
•	the immediate and substantial dilution of the net tangible book value of our common stock that investors in this offering will experience; and
•	our ability to meet the initial or continuing listing requirements of the Nasdaq Capital Market.

Corporate History

Gaming Technologies, Inc., was incorporated under the laws of the State of Delaware on July 23, 2019, under the name Dito, Inc. We entered into a share-for-share exchange transaction consummated on March 18, 2020, in which all of the existing shareholders of Dito UK Limited, an English corporation, exchanged their ordinary shares in Dito UK Limited for shares of our common stock, and Dito UK Limited became our wholly owned subsidiary.

Dito UK Limited acquired its initial assets from GameTech UK Limited, an English corporation (“GameTech UK”) in 2018. On May 11, 2017, GameTech UK entered insolvency proceedings and administrators were appointed for it, Approximately fifteen months later, on August 10, 2018, the administrators of GameTech UK entered into an asset sale agreement with Dito UK Limited (the “Sale Agreement”) pursuant to a court order issued by the Joint Administrators of GameTech UK (in administration) on May 29, 2018. GameTech UK’s last full year of operations was the year ended December 31, 2016, and it had nominal revenues in such year.

The Sale Agreement with GameTech UK included the sale of the intellectual property assets of GameTech UK, consisting of gaming software and a related platform. The software was acquired under the expectation that it would require significant modifications to be able to be utilized in the Company’s anticipated business model, which is gaming platform and games licensing to land-based casinos, consumer brands and media company partners. Following the acquisition of GameTech UK’s intellectual property assets out of receivership, we have made improvements to the core software platform. The improvements we have made include the migration of the software from physical server dependencies to cloud based deployment (via Amazon Web Services (“AWS”)) and removing the dependency on third-party applications and replacing them with AWS native alternatives. Our software also has the capability to allow games to be chained together, through a “state machine”, which allows for a wider variety of games to be created.

On December 21, 2020, we changed our name to Gaming Technologies, Inc., and on January 7, 2021, Dito UK Limited changed its name to Gaming Technologies UK Limited (“Gaming Technologies UK”).

We commenced revenue-generating operations in February 2021. We do not have positive cash flows from operations and expect to continue to be dependent on periodic infusions of equity capital to fund our operating requirements.

In private placements to “accredited investors” (as defined in Regulation D under the Securities Act or to non-U.S. persons under Regulation S under the Securities Act, between February 2020 and February 2021 we sold an aggregate of 2,691,800 shares of our common stock at a price of $2.50 per share for gross proceeds of $6,729,500. We agreed to pay a licensed broker a cash fee equal to 9% of the purchase price paid by certain investors for their shares, to reimburse it for certain expenses, and to issue to the broker warrants to purchase 9% of the total number of shares purchased by those investors, at an exercise price of $2.50 per share with a cashless exercise feature, with an expiration date 5 years from date of issuance and with other customary terms and conditions. As a result the Company paid a cash fee to the broker of $225,000 and issued 250,000 shares of restricted common stock and warrants to purchase 54,000 shares of common stock.

In March 2021, we sold 10,000 shares of our common stock at a price of $2.50 per share for gross proceeds of $25,000 in a private placement.

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In August 2021, we sold 538,694 shares of common stock at a purchase price of $3.25 per share in a private placement under Regulation D to accredited investors for gross proceeds of $1,750,752. The Company agreed to pay a licensed broker a cash fee equal to 9% of the purchase price paid by certain investors for their shares, to reimburse it for certain expenses, and to issue to the broker warrants to purchase 9% of the total number of shares purchased by those investors, at an exercise price of $3.25 per share with a cashless exercise feature, with an expiration date 5 years from date of issuance and with other customary terms and conditions. As a result the Company paid a cash fee to the broker of $130,568 and issued warrants to purchase 40,175 shares of common stock.

Our board of directors has approved, subject to stockholders ratification, (i) a reverse split of our common stock in a range between 1-for-       and 1-for-      , subject to final determination to effect the reverse split, and if so determined, of the actual ratio within that range, by our board of directors, and (ii) an increase in the number of our authorized shares of common stock from 45,000,000 to 400,000,000. The transactions described above are subject to approval by FINRA.

Prior to the closing of this offering we will file a certificate of amendment to our certificate of incorporation with the Delaware Secretary of State effecting (i) if so determined by our board of directors, the reverse stock split, and (ii) the increase of our authorized shares of common stock.

Corporate Information

Our principal offices are located at Two Summerlin, Las Vegas, NV 89135, and our telephone number is +1-833-888-GMGT (-4648). Gaming Technologies UK leases office facilities in London, England, which is located at 184 Shepherds Bush Road, London, England W6 7NL. All of our operations are currently conducted through Gaming Technologies UK.

Our website address is www.gametech.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

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THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Issuer:	Gaming Technologies, Inc.

Securities offered by us:	Units, each Unit consisting of one share of our common stock and one Warrant to purchase one share of our common stock. Each Warrant will have an exercise price of $ per share (100% of the public offering price of one Unit), is exercisable immediately and will expire five years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of common stock offered by us:	shares of common stock (or shares of common stock if the underwriters exercise their over-allotment option for shares in full)

Number of Warrants offered by us:	Warrants to purchase shares of common stock (or Warrants to purchase shares of common stock if the underwriters exercise their over-allotment option for Warrants in full).

Public offering price:	$ per Unit. The public offering price for our Units will be determined through negotiations between us and the underwriters. Among the factors that will be considered in these negotiations are prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The prices at which our common stock was quoted on the OTCQB may not be indicative of the actual public offering price for our Units.

Shares of common stock outstanding prior to the offering(1):	31,324,453 shares

Shares of common stock outstanding after the offering(1):	shares of common stock, or shares of common stock if the underwriters exercise their over-allotment option in full, in each case assuming none of the Warrants issued in this offering is exercised.

Over-allotment option:	We have granted an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional shares of common stock and/or Warrants to purchase up to an additional shares of common stock in any combination at the public offering price per share of common stock and per Warrant, respectively, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

Description of Warrants:	Each Warrant will have an exercise price per share of 100% of the public offering price per Unit, will be exercisable immediately and will expire on the fifth anniversary of the original issuance date. Each Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. Each holder of purchase Warrants will be prohibited from exercising its Warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the Warrants will be governed by a Warrant Agent Agreement, dated as of the effective date of this offering, between us and Globex Transfer, LLC, as the warrant agent (the “Warrant Agent”). This offering also relates to the offering of the shares of common stock issuable upon the exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities—Warrants” in this prospectus

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	Use of proceeds:	We estimate that we will receive net proceeds of approximately $ million, or approximately $ million if the underwriters exercise their over-allotment option in full. We intend to use the net proceeds of this offering to provide funding for the following purposes: player acquisition, marketing and general working capital. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

	Underwriters’ Warrants	Upon the closing of this offering, we will issue to the underwriters or their designees, as the representative of the underwriters in this offering, warrants entitling it to purchase a number of shares of common stock equal to 5% of the shares of common stock sold in this offering at an exercise price per share equal to 100% of the public offering price of the Units in this offering. The underwriters’ warrants shall be exercisable commencing six months after the closing of this offering and will expire five years after such date.

	Underwriter compensation	In connection with this offering, the underwriters will receive an underwriting discount equal to 8% of the gross proceeds from the sale of Units in the offering. We will also reimburse the underwriters for certain out-of-pocket actual expenses related to the offering. See “Underwriting.”
‘
	Trading symbol and listing:	Our common stock is presently quoted on the OTCQB under the symbol “GMGT.” We have applied to have our common stock and the Warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “GMGT” and “GMGTW,” respectively. The approval of the listing of our common stock and the warrants on the Nasdaq Capital Market is a condition of closing this offering. No assurance can be given that our listing application will be approved. The Nasdaq Capital Market listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet the Nasdaq Capital Market requirements, including but not limited to a reverse split of our outstanding common stock.

	Reverse Stock Split:	Prior to the closing of this offering and/or concurrently with the closing thereof, we may affect a reverse stock split of the outstanding shares of our common stock in the range from 1-for- to 1-for- . The possible reverse stock split was approved by our Board of Directors and will be submitted for approval of our stockholders. As whether to effect a reverse stock split and, if so, the ratio for the reverse stock split has not yet been approved by the Board of Directors,, the share and per share information in this prospectus do not reflect any reverse stock split of the authorized and outstanding common stock. If we determine to effect a reverse stock split, we anticipate it would occur immediately prior to the closing of the offering.

	Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” below and the other information included in this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

	Dividends:	We have not paid, and do not anticipate paying for the foreseeable future, dividends on our common stock.

	Lock-up Agreements:	We and our directors, director nominees, officers and holders of 5% or more our outstanding shares of common stock have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of six months days after the closing of this offering. See “Underwriting—Lock-Up Agreements.”

(1)	Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 31,324,453 shares of common stock outstanding on October 20, 2021, but does not include, as of that date:

	•	Warrants to purchase 234,000 shares of common stock at an exercise price of $2.50 per share;
	•	Warrants to purchase 40,175 shares of common stock at an exercise price of $3.25 per share; and
	•	shares of common stock issuable upon the exercise of Warrants to be issued to investors in this offering; and
	•	shares of common stock issuable upon the exercise of the warrants to be issued to the underwriters.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all information contained in this prospectus, before you decide whether to purchase our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations and prospects would likely suffer, possibly materially. In addition, the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Specific to the Company

We have only recently begun to generate operating revenues. We expect to incur operating losses for the foreseeable future.

Gaming Technologies, Inc., was incorporated on July 23, 2019, and to date has been involved primarily in organizational activities. Gaming Technologies UK, our subsidiary was formed in November 2017. We commenced revenue-generating operations in February, 2021, and have generated only minimal revenue to date. Further, we have not yet fully developed our business plan or our management team. Accordingly, we have no way to evaluate the likelihood that our business well be successful. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to our software and market acceptance by our intended clients. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and there is no assurance we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have a limited operating history which makes it difficult to accurately evaluate our business prospects.

We have a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including, but not limited to, our success in attracting necessary financing, establishing credit or operating facilities, the success of our products, our ability to develop new products, our ability to successfully market our products and attract repeat and new customers, our ability to control operational costs, and the Company’s ability in retaining motivated and qualified personnel, legal and regulatory developments in the jurisdictions in which we operate, as well as the general economic conditions which affect such businesses. We cannot assure you that the Company will successfully address any of these risks

We do not have adequate capital to fund our business and may need additional funding to continue operations. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We have limited capital available to us. Our entire original capital has been fully expended and if additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We will require additional capital for the development of our business operations and commercialization of our planned products. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we will need to obtain additional funding in order to continue our operations. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. There can be no guarantee that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, would be sufficient. Even if additional funds are raised by issuing equity securities, dilution to the then existing shareholdings would result. We cannot assure that we will have adequate capital to conduct our business. If additional funding is not obtained, we may need to reduce, defer or cancel software development efforts, sales and marketing, and overhead expenditures to the extent necessary. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

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Our business plan is speculative.

Our business is speculative and subject to numerous risks and uncertainties. The development of products, including current products, may not succeed in a commercial setting or result in revenue due to functional failures, lack of acceptance or demand from the marketplace, technological inefficiencies, competition or for other reasons. There is no assurance that we will generate significant revenues, and even if we do there can be no assurances that we will generate a profit.

We may not be successful in raising additional capital necessary to meet expected increases in working capital needs. If we raise additional funding through sales of equity or equity-based securities, your shares will be diluted. If we need additional funding for operations and we are unable to raise it, we may be forced to liquidate assets and/or curtail or cease operations or seek bankruptcy protection or be subject to an involuntary bankruptcy petition.

Since inception through December 31, 2020, the Company did not generate revenues and has incurred losses and has an accumulated deficit of $7,966,193 as of December 31, 2020. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations. Our ability to raise additional funds through equity or debt financings or other sources may depend on the commercial success of our software and financial, economic and market conditions and other factors, some of which are beyond our control. No assurance can be given that we will be successful in raising the required capital at reasonable cost and at the required times, or at all. Further equity financings may have a dilutive effect on shareholders and any debt financing, if available, may require restrictions to be placed on our future financing and operating activities. If we require additional capital and are unsuccessful in raising that capital, we may not be able to continue our business operations and advance our growth initiatives, which could adversely impact our business, financial condition and results of operations.

Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.  our business ceases to continue as a going concern due to lack of available capital or otherwise, it could have a material adverse effect on our results of operations, financial position, and liquidity.

We have material weaknesses and other deficiencies in our internal control and accounting procedures.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) requires annual management assessments of the effectiveness of our internal control over financial reporting. Our management assessed the effectiveness of our disclosure controls and procedures as of December 31, 2020 and 2019 and concluded that we had a material weakness in our internal controls due to our limited resources and therefore our disclosure controls and procedures may not be effective in providing material information required to be included in any future periodic SEC filings on a timely basis and to ensure that information required to be disclosed in any future periodic SEC filings is accumulated and communicated to our management to allow timely decisions regarding required disclosure about our internal control over financial reporting. More specifically, our internal control over financial reporting was not effective due to material weaknesses related to a segregation of duties due to our limited resources and limited staff.

In addition, as of December 31, 2020 and 2019, our management concluded that we had a material weakness in internal control over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we continue to have material weaknesses and other deficiencies in our internal control and accounting procedures and disclosure controls and procedures, our stock price could decline significantly and raising capital could be more difficult. If additional material weaknesses or significant deficiencies are discovered or if we otherwise fail to address the adequacy of our internal control and disclosure controls and procedures our business may be harmed. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our securities could drop significantly.

Failure to develop our internal controls over financial reporting could have an adverse impact on us.

We need to develop and implement internal control systems and procedures. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

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If we were to lose the services of our key personnel, we may not be able to execute our business strategy.

Our success is substantially dependent on the performance of Jason Drummond, who has significant experience in the technology and financial sectors and would be difficult to replace. The loss of Mr. Drummond would have a material adverse impact on us. Until we add additional officers with the technical knowledge and financial expertise to move our business plan forward, we will be substantially dependent upon Mr. Drummond for the direction, management and daily supervision of our operations. The inability to retain Mr. Drummond at this crucial juncture in our Company’s development, and our ability to replace Mr. Drummond in a timely manner would have a material adverse effect on our business and, accordingly, would negatively impact our financial condition and operating results.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be dependent on the talents and efforts of highly skilled individuals, including Mr. Drummond. The loss of Mr. Drummond, or one or more members of our management team or other key employees or consultants, as and when they are hired, could materially harm our business, financial condition, results of operations and prospects. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. We face competition for personnel and consultants from other companies, universities, public and private research institutions, government entities and other organizations. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of the Company. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

Our products may not achieve broad market acceptance if we cannot compete successfully, limiting our ability to generate revenue and grow profits.

Our ability to generate significant revenue and profits depends on the acceptance of our products by customers. The market acceptance of any product depends on a number of factors, including but not limited to awareness of a product’s availability and benefits, features, safety and security, perceptions by the industry, the price of the product, competing products, and the effectiveness of marketing and distribution efforts. To remain competitive, we must continue to innovate, further enhancing and improving the responsiveness, functionality, accessibility, and other features of our software platform. The success of our business depends on our ability to anticipate and respond to technological changes and customer preferences in a timely and cost-effective manner. Any factors preventing or limiting the market acceptance of our products could have a material adverse effect on our business, results of operations and financial condition.

If we fail to attract new customers and maintain our active customers, our growth may be impaired.

Our future profitability and growth depends upon our ability to establish an active customer base in a cost-effective manner. We must attract and maintain clients in order to maintain and build profitability. Although we will spend resources on marketing and related expenses, there are no assurances that these efforts will be cost effective in building our B2B business model. Failure to maintain a level of active clients could have an adverse effect on our business and operations.

We operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than us.

We face intense and increasing competition in the marketplace. We are confronted by rapidly changing technology, evolving user needs and the frequent introduction of new and enhanced services by our competitors. Some of its existing and potential competitors, including GAN, Ltd, Evolution Gaming Group AB, and DraftKings, Inc., are better established, benefit from greater name recognition and have significantly greater financial, technical, sales, and marketing resources than us. In addition, some competitors, particularly those with a more diversified revenue base, may have greater flexibility than us to compete aggressively based on price and other contract terms. New competitors may emerge through acquisitions or through development of disruptive technologies. Strong and evolving competition could lead to a loss of our market share or make it more difficult to grow our business profitably.

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If we are unable to adapt to changing technologies and user preferences it may have a negative impact on player numbers and affect our business operations and financial performance.

In an industry that is characterized by the development of new products, technologies and end-user practices, we must invest significant resources in software development to be innovative and to enhance our technology, products and services. If we fail to adapt to changing market needs and developing opportunities, it may have an impact on our ability to attract and retain clients which could adversely impact the business operations and financial performance. As technology evolves our platform may not support new devices. Users may shift from using an iOS or Android device and require access to our products via a desktop computer or other devices. Our products may not be well-suited for use on other devices. This may have a negative impact on client numbers if our platform is not enhanced to reflect new or changing client preferences.

If we are unable to protect our intellectual property and proprietary rights, our competitive position and our business could be materially adversely affected.

We cannot be certain that the steps we may take in the future to protect, register and enforce our intellectual property rights, if any, will be adequate or that third parties will not infringe or misappropriate our proprietary rights, if any. We face the risk that the use and exploitation of our intellectual property rights, including rights relating to its proprietary software, may infringe the intellectual property rights of a third party. We also face the risk that our intellectual property rights may be infringed by a third party, and there can be no assurance that we will successfully prevent or restrict any such infringing activity. The costs incurred in bringing or defending any infringement actions may be substantial, regardless of the merits of the claim, and an unsuccessful outcome may result in royalties or damages being payable and/or our being required to cease using any infringing intellectual property or embodiments of any such intellectual property (such as software).

If any of our intellectual property is held to be infringing, there can be no assurance that we will be able to develop alternative non-infringing intellectual property. There can be no assurance that third parties will not independently develop or have not so developed similar or equivalent software to our proprietary software, or will not otherwise gain access to our source code, software or technology or obtain (on favorable terms or at all) alternative non-infringing intellectual property. There can be no assurance that our intellectual property is valid, or enforceable and such intellectual property may be subject to challenge or circumvention by third parties. We have not registered any of our intellectual property rights, no assurance can be provided that any such rights are registrable, and no assurance can be given that any applications for registration made by us will be successful, as applied for or at all.

We face the risk that third parties will claim that we infringe on their intellectual property rights, which could result in costly license fees or expensive litigation.

Other companies, individuals or third parties may claim that we are making use of or exploiting software or database design components that infringe their intellectual property rights. The costs incurred in defending any infringement actions may be substantial, regardless of the merits of the claim, and an unsuccessful outcome for us may result in royalties or damages being payable and/or our being required to cease using any infringing intellectual property or embodiments of any such intellectual property (such as software). It may also affect our relationships with current or future customers, delay or stop new sales, and divert the attention of management and other human resources. If any of our technology is held to be in breach, there can be no assurance that we will be able to develop alternative non-infringing intellectual property in a timely manner.

Customer complaints regarding our products and services could hurt our business.

From time to time, we may receive complaints from customers regarding the quality of products sold by us. We may in the future receive correspondence from customers requesting reimbursement or refunds. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging harm because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations and financial condition.

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We may suffer losses if our reputation is harmed.

Our ability to attract and retain customers and employees may be materially adversely affected to the extent our reputation is damaged. Issues that may give rise to reputational risk include, but are not limited to, failure of our products to perform effectively, failure to deal appropriately with legal and regulatory requirements in any jurisdiction (including as may result in the issuance of a warning notice or sanction by a regulator or the commission of an offence (whether civil, criminal, regulatory or other) by us or any of our officers, directors, intellectual property theft or intellectual property infringement, factually incorrect reporting, staff difficulties, fraud, technological delays or malfunctions, the inability to respond to a disaster, privacy issues, record-keeping, sales and trading practices, money-laundering, bribery and corruption, the credit, liquidity and market risks inherent in our business and the activities of our affiliates.

We may be subject to hacker intrusion, distributed denial of service attacks, malicious viruses, and other cyber-crime attacks.

Our business may be adversely affected by distributed denial of service (“DDoS”) attacks, and other forms of cyber-crime, such as attempts by computer hackers to gain access to our systems and databases that may lead to exposure of sensitive data or cause its sites to fail and/or disrupt customers’ experience of its products and services. A successful attack may also attempt to extort money from the business by interfering with its ability to connect with its customers. The interference often occurs without warning resulting in a negative experience that its customers will associate with us. If our efforts to combat these DDoS attacks and other forms of cyber-crime are unsuccessful, our reputation may be harmed, and our customers’ ability to access the platform may be impaired. We are also susceptible to a wide range of known, unknown and evolving malicious viruses. While we believe that our servers and production environment are adequately protected, no assurance can be given that our servers and production environment will not be impacted by malicious viruses. Any hacker intrusion, DDoS, installation of a malicious virus or cyber-crime attack could result in a decline in user traffic and associated revenues, which would have a material adverse effect on the business operations and financial performance.

 Dependence on Key Suppliers and Third Parties

We are dependent on outside suppliers for certain key services including storage, data back-up and integration with electronic wallets. While no one supplier or service provider is irreplaceable, should any of our key suppliers fail to supply these services and we fail to secure such services from an alternative supplier, our reputation and financial position could be materially and adversely affected. It may also be that any alternative suppliers will only make available their services at a significantly higher price than the Company is presently paying, thereby reducing the Company’s ability to generate profit. In addition, we engage several providers of third- party hosting, gaming, and payment processing services. In the event that there is any interruption to the products or services provided by such third parties, or if there are problems in supplying the products or if one or more ceased to be provided or only provided on onerous terms to us, this could have an adverse effect on the business operation and performance.

Our financial results may be adversely affected by currency fluctuations.

We will generate revenues in a variety of currencies, including the Euro, Sterling, and the US Dollar. As a result, some of our financial assets may be denominated in these currencies and fluctuations in these currencies could adversely affect its financial results. We do not currently engage in any currency hedging transactions intended to reduce the effect of fluctuations in foreign currency exchange rates on its results of operations. If we were to determine that it was in our best interests to enter into any currency hedging transactions in the future, there can be no assurance that we will be able to do so or that such transactions, if entered into, will materially reduce the effect of fluctuations in foreign currency exchange rates on its results of operations. Currency hedging may also generate complex accounting issues. In addition, if, for any reason, exchange or price controls or other restrictions on the conversion of one currency into another currency were imposed, our business could be adversely affected. Although exposure to currency fluctuations to date have not had a material adverse effect on our business, there can be no assurance such fluctuations in the future will not have a material adverse effect on revenues from international sales and, consequently, our business, operating results and financial condition.

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The concentration of our capital stock ownership with insiders will likely limit your ability to influence corporate matters.

Our executive officers and directors and several stockholders together beneficially own approximately       % of our outstanding common stock. As a result, these stockholders, if they act together or in a block, could have significant influence over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions, even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

Jason Drummond, our Chief Executive Officer, resides outside of the US, it may be difficult for an investor to enforce any right based on US federal securities laws against Mr. Drummond, or to enforce a judgment rendered by a US court against Mr. Drummond.

Our Chief Executive Officer, Jason Drummond, is a non-resident of the US. Therefore, it may be difficult to effect service of process on Mr. Drummond in the US, and it may be difficult to enforce any judgment rendered against Mr. Drummond. Accordingly, it may be difficult or impossible for an investor to bring an action against Mr. Drummond, in the case that an investor believes that such investor’s rights have been infringed under the US securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws may render that investor unable to enforce a judgment against the assets of Mr. Drummond. As a result, our shareholders may have more difficulties in protecting their interests through actions against Mr. Drummond, compared to shareholders of a corporation whose officers and directors reside within the US. Mr. Drummond’s principal assets are located in the United Kingdom.

Risks Related to the Industry

Economic conditions and current economic weakness.

Any economic downturn, either globally or locally in any area in which we operate or where our customers reside, in particular the UK and US and Mexico, may have an adverse effect on demand for our software platform once it is released. A more prolonged economic downturn may lead to an overall decline in the volume of our sales, restricting our ability to realize a profit. If economic conditions remain uncertain, we might see lower levels of growth than anticipated, which might have an adverse impact on our operations and business results.

The laws and regulations concerning data privacy and data security are continually evolving; failure to comply with these laws and regulations could harm our business.

We collect and store significant amounts of information about customers who use our technologies, including both personally identifying and non-personally identifying information. We are subject to laws from a variety of jurisdictions regarding privacy and the protection of this customer information. For example, the EU has traditionally taken a broader view than the US and certain other jurisdictions as to what is considered personal information, and has imposed greater obligations under data privacy regulations.

Data privacy protection laws are rapidly changing and likely will continue to do so for the foreseeable future. The US government, including the Federal Trade Commission and the Department of Commerce, is continuing to review the need for greater regulation over the collection of personal information and information about consumer behavior on the Internet and on mobile devices, and the EU has proposed reforms to its existing data protection legal framework. Various government and consumer agencies worldwide have also called for new regulation and changes in industry practices. In addition, in some cases, we are dependent upon our platform providers to solicit, collect and provide us with information regarding our customers that is necessary for compliance with these various types of regulations.

If we fail to comply with existing privacy-related or data protection laws and regulations, it could result in proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

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In the area of information security and data protection, many jurisdictions have passed laws requiring notification when there is a security breach for personal data or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to implement. Our security measures and standards may not be sufficient to protect personal information and we cannot guarantee that our security measures will prevent security breaches. A security breach that compromises personal information could harm our reputation and result in a loss of customer confidence in our products and ultimately in a loss of customers, which could adversely affect our business and impact our financial condition. This could also subject us to liability under applicable security breach-related laws and regulations and could result in additional compliance costs, costs related to regulatory inquiries and investigations, and an inability to conduct our business.

Tax status and changes to regulations could affect our business.

We cannot guarantee that any tax audit or tax dispute to which we may be subject in the future will result in a favorable outcome. There is a risk that any such audit or dispute could result in additional taxes payable by us as well as negative publicity and reputational damage. In any such case, substantial additional tax liabilities and ancillary charges could be imposed on us which could increase our effective tax rate. Our effective tax rate may also be affected by changes in, or the interpretation of tax laws, including those tax laws relating to the utilization of capital allowances, net operating losses and tax loss or credit carryforwards, as well as management’s assessment of certain matters, such as the ability to realize deferred tax assets. The Company’s effective tax rate in any given financial year reflects a variety of factors that may not be present in the succeeding financial year or years. An increase in our effective tax rate in future periods could have a material adverse effect on our financial condition and results of operations.

Systems failures, disruptive events or delays could materially harm the Company’s business.

Our operations will be highly dependent on the internet, mobile networks and AWS. The efficient and uninterrupted operation of the Internet, mobile networks and AWS, on which we rely, and our ability to provide customers with reliable, real-time access to our services, is fundamental to the success of our business. Any damage, malfunction, failure or interruption of, or to the Internet, mobile networks or AWS could result in a lack of confidence in our services and a possible loss of customers to our competitors, or could expose us to higher risk or losses, with a consequential material adverse effect on our operations and results. If our connection to mobile networks or the Internet is interrupted or not available, we may not be able to provide customers with our products and services.

Our systems and networks may also fail because of other events, such as:

•	fire, flood, or natural disasters;

•	power or telecommunications failure;

•	computer hacking activities; and

•	acts of war or terrorism.

AWS has a number of systems in place in the event of a system failure. It is important to note that the services that we depend on via AWS are segregated from one another, and if one system fails, another replaces it automatically within minutes. It is further important to distinguish that each AWS deployment is relevant to each individual client, meaning that multiple AWS regions are used (currently available on every continent). The probability of a complete systems failure with AWS is unlikely but possible.

To date there has been no significant malfunctioning of the internet, mobile networks and AWS, however, any such event could result in a lack of confidence in our services, and result in a loss of existing customers in addition to exposing us to potential liabilities. Any one of these challenges could result in a material adverse effect on our operations and financial results.

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Our current operations are international in scope and expansion can create a variety of potential operational challenges.

With business operations in the UK and the US and with intentions to grow, our offices, personnel and operations may be further dispersed around the world. In connection with such expansion, we may face a number of challenges, including costs associated with developing software and providing support in additional languages, varying seasonality patterns, potential adverse movement of currency exchange rates, longer payment cycles and difficulties in collecting accounts receivable in some countries, tariffs and trade barriers, a variety of regulatory or contractual limitations on our ability to operate, adverse tax events, reduced protection of intellectual property rights in some countries and a geographically and culturally diverse workforce and customer base. Failure to overcome any of these challenges could negatively affect our business and results of operations.

The outbreak of the COVID-19 pandemic may impact our plans and activities.

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis. Although we have not experienced any significant disruption to its business to date, these conditions could significantly negatively impact our business in the future. The extent to which the COVID-19 outbreak ultimately impacts our business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume.

Even after the COVID-19 outbreak has subsided, we may be at risk of experiencing a significant impact to our business as a result of the global economic impact, including any economic downturn or recession that has occurred or may occur in the future. Currently, capital markets have been disrupted by the crisis, as a result of which the availability, amount and type of financing available to us in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors. We intend to continue to monitor the situation and may adjust our current business plans as more information and guidance become available.

Public Company Risks

We are an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such an extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the end of the second fiscal quarter of that year, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter of that year.

We incur increased costs as a result of being a public company in the US and our management devotes substantial time to public company compliance programs.

As a public company in the US, we incur significant legal, insurance, accounting and other expenses that we did not incur as a private company. Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other applicable securities rules and regulations impose various requirements on US public companies. The Company needs to ensure its financial and management control systems are able to meet the requirements of a public company. Areas such as financial planning and analysis, tax, corporate governance, accounting policies and procedures, internal controls, internal audit, disclosure controls and procedures and financial reporting and accounting systems need to be compliant with reporting obligations. Our management and administrative staff devote a substantial amount of time to compliance with these requirements. We may need to hire qualified personnel to address these issues. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention away from product development and other commercial activities. If for any reason our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We intend to obtain directors’ and officers’ liability insurance coverage, which will increase our insurance cost significantly. In the future, it may be more expensive for us to obtain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our board of directors, particularly to serve on our audit committee and compensation committee.

We are required to make a formal assessment of the effectiveness of our internal control over financial reporting under Section 404 of Sarbanes-Oxley and will require management to certify financial and other information in our annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. This assessment will need to include the disclosure of any material weaknesses in our internal control over financial reporting identified by our management or our independent registered public accounting firm. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our internal control over financial reporting. We will also need to continue to improve our control processes as appropriate, validate through testing that our controls are functioning as documented and implement a continuous reporting and improvement process for our internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. Any material weakness could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the Securities and Exchange Commission (the “SEC”) following the date we are no longer an “emerging growth company” as defined in the JOBS Act. We cannot assure you that there will not be additional material weaknesses or significant deficiencies in our internal controls in the future.

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Although our common stock is approved for trading on the OTCQB market, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

Our common stock is traded on the OTCQB market. Currently there is a very limited trading in our stock and there is no assurance that an active market will develop. In the absence of an active trading market, investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock. The lack of an active market may also reduce the fair market value of our common stock. Trading in stocks quoted on the OTC markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTCQB market is not a stock exchange and is not an established market, and trading of securities is often more sporadic than the trading of securities listed on a national stock exchange like Nasdaq.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the Nasdaq Stock Market or the New York Stock Exchange, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

Future sales of shares of our common stock or the perception that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market. In addition, if our significant stockholders sell a large number of shares, or if we issue a large number of shares, the market price of our common stock could decline. Any issuance of additional common stock, or common stock equivalents by us would result in dilution to our existing shareholders. Such issuances could be made at a price that reflects a discount to the then-current trading price of our common stock. Moreover, the perception in the public market that stockholders may sell shares of our stock or that we may issue additional shares of common stock could depress the market for our shares and make it more difficult for us to sell equity securities at any time in the future if at all.

We may issue additional shares of common stock and/or preferred stock without stockholder approval, which would dilute the current holders of our common stock. In addition, the exercise or conversion of securities that may be granted in the future would further dilute holders of our common stock.

Our board of directors has authority, without action or vote of our shareholders, to issue shares of common and preferred stock. We may issue shares of our common stock or preferred stock to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount from the then-current trading price of our common stock. These issuances would dilute our stockholders’ ownership interest, which among other things would have the effect of reducing their influence on matters on which our stockholders vote. In addition, our stockholders and prospective investors may incur additional dilution if holders of stock options and warrants, whether currently outstanding or subsequently granted, exercise their options or warrants to purchase shares of our common stock.

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The rights of the holders of our common stock may be impaired by the potential issuance of preferred stock.

We are authorized to issue up to of 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share; however no preferred shares have been designated or issued by the Company as of the date of this prospectus. Our certificate of incorporation gives our board of directors the right to create one or more new series of preferred stock. As a result, our board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interests of the holders of our common stock. Preferred stock, which could be issued with the right to more than one vote per share, would dilute the rights of our common stockholders and could be used to discourage, delay or prevent a change of control of our company, which could materially adversely affect the price of our common stock.

Our common stock may be subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 3a51-1 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We do not anticipate paying dividends in the foreseeable future.

We do not currently pay dividends and do not anticipate paying any dividends for the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to compliance with applicable laws and covenants under any future credit facility, which may restrict or limit our ability to pay dividends. Payment of dividends will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant at that time. Unless and until we declare and pay dividends, any return on your investment will only occur if our share price appreciates.

Risks Relating to this Offering

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $             per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

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Participation in this offering by certain of our directors, director nominees and/or their affiliates would reduce the available public float for our shares.

It is possible that one or more of our directors or director nominees or their affiliates or related parties could purchase the Units of common stock and warrants in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, these persons or entities may determine not to purchase any Units in this offering, or the underwriters may elect not to sell any Units in this offering to such persons or entities. Any purchases by our directors or director nominees or their affiliates or related parties would reduce the available public float for our shares because such shareholders would be restricted from selling the common stock and warrants by a lock-up agreement they have entered into with the underwriters and by restrictions under applicable securities laws. As a result, any purchase of common stock and warrants by such shareholders in this offering may reduce the liquidity of our common stock relative to what it would have been had these common stock and warrants been purchased by investors that were not affiliated with us.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change.  Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not improve our operating results or that results in loss of the value of our securities.

Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $          per share (100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and, although the Warrants have been approved for listing on Nasdaq, there can be no assurance that an active trading market will develop.

Holders of the Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the Warrants acquire shares of our common stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase shares of our common stock being offered in this offering.

There is no established trading market for the Warrants. Although we have applied to list the Warrants on Nasdaq there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

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There is no guarantee that our application to list our common stock and Warrants on the Nasdaq Capital Market will be approved, and if our common stock and Warrants are listed on the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the Nasdaq Capital Market’s continued listing standards.

As a condition to consummating this offering, our common stock and warrants offered in this Prospectus must be listed on the Nasdaq Capital Market. Accordingly, we plan to apply to list our common stock and Warrants on the Nasdaq Capital Market under the symbols “ GMGT ” and “ GMGTW ”, respectively. There can be no assurance that the Nasdaq Capital Market will approve our application for the listing of our common stock and Warrants. The approval process for the listing of our shares and the Warrants on the Nasdaq Capital Market, or any other exchange, involves factors beyond our control.

Assuming that our common stock and warrants are listed, and assuming the consummation of this offering, there can still be no assurance that any broker will be interested in trading our securities. Therefore, it may be difficult to sell your shares of common stock or Warrants if you desire or need to sell them. Our underwriters are not obligated to make a market in our securities, and even if they do make a market, they can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

If our common stock and Warrants are approved for listing on the Nasdaq Capital Market, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying the Nasdaq Capital Market’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from the Nasdaq Capital Market.

The absence of such a listing may adversely affect the acceptance of our common stock and Warrants as currency or the value accorded by other parties. Further, if we are delisted, we would incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and warrants and the ability of our stockholders to sell our common stock and warrants in the secondary market. If our common stock and/or Warrants are delisted by the Nasdaq Capital Market, our common stock and/or Warrants may be eligible to trade on an over-the-counter quotation system, such as the OTCQB or the OTC Pink Market, where an investor may find it more difficult to sell our securities or obtain accurate quotations as to the market value of our securities. In the event our common stock and/or warrants are delisted from the Nasdaq Capital Market in the future, we may not be able to list our common stock or warrants on another national securities exchange or obtain quotation on an over-the counter quotation system.

We anticipate effecting a reverse stock split of our outstanding common stock prior to the closing of this offering.

We expect that the reverse stock split will increase the market price of our common stock while our stock is trading and enable us to meet the minimum market price requirement of the listing rules of the Nasdaq Capital Market . However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum market price requirement of the Nasdaq Capital Market, or if it does, that such price will be sustained. If we are unable to meet the minimum market price requirement, we may be unable to list our shares on the Nasdaq Capital Market, in which case such an offering may not be completed.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be approved for listing on the Nasdaq Capital Market or able to comply with other continued listing standards of the Nasdaq Capital Market.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of Nasdaq, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement.

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The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from Nasdaq. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $            million, or approximately $            million if the underwriters exercise their option to purchase additional shares and/or Warrants in full, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering as follows:

Proceeds:
Gross proceeds	$
Underwriting discount
Fees and expenses
Net Proceeds	$

Uses:
Player acquisition and marketing	$
Software development
Working capital
Total Uses	$

The estimated use of proceeds is preliminary and subject to change. Our management will have broad discretion to allocate the net proceeds to us from this offering and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, the results of our marketing efforts, acquisition and investment opportunities and other factors. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2021:

•	on an actual basis;

•	on an as-adjusted basis to reflect the issuance of 926,472 shares of common stock by us after June 30, 2021, including 538,694 shares issued for net cash proceeds of $1,620,184 in a private placement offering; and

•	on a pro forma as-adjusted basis reflecting the foregoing and the issuance and sale by us of Units in this offering at the public offering price of $ per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read the following table in conjunction with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	As of June 30, 2021
	Actual	As Adjusted (Unaudited)	Pro Forma(1) As Adjusted (Unaudited)
Cash and cash equivalents	$306,716	1,935,901
Total liabilities	$553,626	553,626	553,626
Stockholders’ equity:
Preferred stock, $0.001 par value; authorized - 5,000,000 shares; issued - none	–	–	–
Common stock, $0.001 par value; authorized - 45,000,000 shares; issued and outstanding - shares and shares, respectively	30,521	31,060
Additional paid in capital	14,698,188	16,326,834
Accumulated other comprehensive income	(40,410)	(40,410)
Accumulated deficit	(14,573,805)	(14,573,805)
Total stockholders’ equity	114,494	1,743,679
Total capitalization	$668,120	2,297,305

(1)	The pro forma information above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The actual and pro forma information set forth in the table above excludes:

•	warrants to purchase 234,000 shares of common stock at an exercise price of $2.50 per share;
•	warrants to purchase 40,175 shares of common stock at an exercise price of $3.25 per share; and
•	shares of common stock issuable upon the exercise of Warrants to be issued to investors in this offering; and
•	shares of common stock issuable upon the exercise of the warrants to be issued to the underwriters

Unless otherwise noted, the information in this prospectus assumes no exercise of outstanding warrants.

A 100,000 increase or decrease in the number of Units offered by us would increase or decrease our cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $             million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters’ over-allotment option to purchase shares and Warrants were exercised in full, pro forma as adjusted cash and cash equivalents, additional paid-in capital and stockholders’ equity as of June 30, 2021, would be $       , million, $       million, and $       million, respectively.

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DETERMINATION OF OFFERING PRICE

The offering price of the Units has been negotiated between the underwriters and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Each Unit consists of one share of our common stock and one Warrant to purchase one share of our common stock at an exercise price equal to $             per share, which is 100% of the public offering price per Unit.

Prior to this offering, there has not been an active public market for our common stock and no public market for the Warrants. Neither we nor the underwriters can assure investors that an active trading market will develop for our common shares or the Warrants, or that the shares will trade in the public market at or above the initial public offering price.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

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DILUTION

If you invest in our Units in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock that is part of the Unit and the pro forma net tangible book value per share of our common stock immediately after the closing of this offering. The net tangible book value of our common stock as of June 30, 2021, as adjusted to reflect the issuance of 926,472 shares of common stock by us after June 30, 2021, including 538,694 shares issued for net cash proceeds of $1,620,184 in a private placement offering, was $1,536,948, or $0.05 per share. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of shares of outstanding common stock.

After giving effect to the receipt of the net proceeds from our sale of                               Units in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our as adjusted pro forma net tangible book value as of June 30, 2021, would have been approximately $      , or $       per share. This amount represents an immediate increase in pro forma net tangible book value of $       per share to our existing stockholders and an immediate dilution of $          per share to new investors participating in this offering.

We determine dilution per share to investors participating in this offering by subtracting pro forma net tangible book value per share after this offering from the assumed initial public offering price per share of our common stock that is part of the Unit paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share	$
As adjusted net tangible book value per share as of June 30, 2021		$0.05
Increase per share to existing stockholders attributable to investors in this offering
Pro forma as adjusted net tangible book value per share, to give effect to this offering
Dilution in net tangible book value per share to new investors in this offering	$

Each $1.00 increase (decrease) in the public offering price, would increase (decrease) pro forma as adjusted net tangible book value per share to new investors by $       , and would increase (decrease) dilution per share to new investors in this offering by $       , assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million in the number of shares of common stock as part of the Units offered by us would increase (decrease) our pro forma as adjusted net tangible book value by approximately $       per share and increase (decrease) the dilution to new investors by $       per share, assuming the public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of shares of our common stock to be outstanding following this offering is based 30,521,059 shares of common stock issued and outstanding as of June 30, 2021, and excludes:

●	warrants to purchase 234,000 shares of common stock at an exercise price of $2.50 per share;
●	warrants to purchase 40,175 shares of common stock at an exercise price of $3.25 per share; and
●	shares of common stock issuable upon the exercise of Warrants to be issued to investors in this offering; and
●	shares of common stock issuable upon the exercise of the warrants to be issued to the underwriters.

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MARKET FOR OUR COMMON STOCK

Since June 14, 2021, our common stock has been quoted on the OTCQB market under the trading symbol “GMGT.”  At present, there is a very limited market for our common stock, and there is as yet no established trading market for our common stock and no trading market for the Warrants. Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

The following table sets forth the high and low sale prices of one share of our common stock for each fiscal quarter since April 13, 2021, to the date of this prospectus, as provided by OTC Markets Group, Inc.

Fiscal Year 2021	High	Low
Second Quarter (from April 13, 2021)	$7.00	$4.70
Third Quarter	$4.60	$2.25
Fourth Quarter (to but excluding the date of this prospectus)	$3.11	$2.20

The last reported sale price of our common stock on the OTCQB on October 19, 2021, was $3.11 per share. Past price performance is not indicative of future price performance.

We have applied to list our common stock and Warrants on the Nasdaq Capital Market under the symbols “GMGT” and “GMGTW,” respectively. The approval of our listing of our common stock and Warrants is a condition of closing this offering. No assurance can be given that our application will be accepted.

Holders

As of October 20, 2021, we had approximately 55 shareholders of record of our common stock. The number of stockholders of record does not include certain beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividends

We have never paid a cash dividend on our common stock since inception. The payment of dividends may be made at the discretion of our board of directors, and will depend upon, but not limited to, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. We intend to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Rule 144

After the registration statement of which this prospectus is a part is declared effective, 25,255,022 of our outstanding shares of common stock will be “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six-month holding period securities may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our officers and directors are considered control securities for the purpose of Rule 144. As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock. Our chief executive officer and director, Jason Drummond, owns 5,054,500 restricted shares, or 16.3% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

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Registration Rights

We agreed with purchasers in our February 2021 private placement to provide customary “piggyback” registration rights in the event we propose to register the offer and sale of any shares of our common stock, subject to certain limitations, such as a registration statement solely relating to an offering or sale to employees or directors of the Company pursuant to employee stock plan or in connection with any dividend or distribution. We included such shares in a resale registration statement filed on August 31, 2021, which became effective on                            , 2021.

We agreed with the purchasers in our August 2021 private placement to file with the SEC a registration statement on Form S-1 to register these shares under the Securities Act for resale, which we did on August 31, 2021, and to use our commercially reasonable efforts to cause such registration statement to become effective within 120 days after such date (or, in the event of a “full review” by the SEC staff, 150 calendar days after such date), and to keep such registration statement effective (with certain exceptions) until all such shares (i) have been sold, thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. We will pay all expenses of such registration other than broker or similar commissions or fees or transfer taxes of any selling shareholder. We and each purchaser of such shares agreed to provide customary indemnifications to each other in connection with the registration statement. The Company also agreed to provide to such holders “piggyback” registration rights in certain circumstances.

Other Rights of Private Placement Investors

We agreed with two purchasers in our February 2021 private placement that if, at any time during the 12 months following sale of the shares, we issue or sells shares of common stock or common stock equivalents, except for certain exempt issuances as described in the purchase agreement, at a price below $2.50 per share, then immediately upon such issuance or sale, we will deliver to the investors a number of restricted shares of common stock equal to the difference between the number of shares purchased by the investor pursuant to its purchase agreement and the number of shares of common stock the investor would have received for the investor’s subscription amount at the dilutive issuance price.

We agreed with purchasers in our August 2021 private placement that if, at any time during the 12 months following sale of the shares, we issue or sells shares of common stock or common stock equivalents, except for certain exempt issuances as described in the purchase agreement, at a price below $3.25 per share, then immediately upon such issuance or sale, we will deliver to the investors a number of restricted shares of common stock equal to the difference between the number of shares purchased by the investor pursuant to its purchase agreement and the number of shares of common stock the investor would have received for the investor’s subscription amount at the dilutive issuance price. We also agreed with those investors to a “most favored nation” provision whereby until the earlier of 12 months after the sale of the shares, the day after the date on which the our common stock is listed on a U.S. national securities exchange, or the date on which the purchaser no longer holds any of the shares acquired by it in such placement, we will not consummate any unregistered private offering or an initial (but not any subsequent) public offering of our capital stock (or securities convertible into shares of capital stock) for cash consideration that provides the new investor any right, benefit, term or condition relating to the Shares that is more favorable in any material respect to the new investor (with certain enumerated exceptions), unless (i) we notify the purchaser of such more favorable right, benefit, term or condition within two business days prior to the new issuance, and (ii) purchaser has been provided with the opportunity to enter into an agreement providing the purchaser such more favorable right, benefit, term or condition with respect to the purchased hares then held by the purchaser. We included such shares in a resale registration statement filed on August 31, 2021, which is not yet effective.

Lock-Up Agreements

Currently, 19,917,126 of the shares of our common stock outstanding are subject to a lock-up agreement with us prohibiting the sale of such shares prior to twelve months from the date the Company’s common stock is listed on a tier of the Nasdaq Stock Market. In connection with this offering, we and our officers, directors, director nominees and holders of 5% or more of our outstanding shares of common stock, currently holding in the aggregate 18,319,009 shares of common stock, will enter into 180-day lock-up agreements with the underwriters. See “Underwriting—Lock-Up Agreements.” All of these lock-up agreements contain certain customary exceptions to the restrictions on sale.

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OUR BUSINESS

Business Overview

We are a software company specializing in online gaming. Our cloud-based Player Account Management (PAM) platform enables us to rapidly deploy branded online gambling presences for land-based casinos, consumer brands and media companies. Depending on each geographical region and the restrictions/requirements of its gambling-related legislation, we form "access deals" that offer a faster and easier route to market by enabling us to operate under a gambling license already held by a local partner.

We integrate best-in-class third-party games to provide the ultimate gaming platform, and we help our international partners in regulated markets leverage online gambling presences while putting players first. We also form business partnerships with established brands such as Playboy to launch new game content.

In addition, the Company operates an online gaming operation in Mexico through its web site vale.mx, in partnership with its local partner, Big Bola.

Gaming Technologies, Inc., was incorporated under the laws of the State of Delaware on July 23, 2019, under the name Dito, Inc. We entered into a share-for-share exchange transaction consummated on March 18, 2020, in which all of the existing shareholders of Dito UK Limited, an English corporation, exchanged their ordinary shares in Dito UK Limited for shares of our common stock, and Dito UK Limited became our wholly owned subsidiary (the “Share Exchange”).

Dito UK Limited acquired its initial assets from GameTech UK Limited, an English corporation (“GameTech UK”) in 2018. On May 11, 2017, GameTech UK entered insolvency proceedings and administrators were appointed for it. Approximately fifteen months later, on August 10, 2018, the administrators of GameTech UK entered into an asset sale agreement with Dito UK Limited (the “Sale Agreement”) pursuant to a court order issued by the Joint Administrators of GameTech UK (in administration) on May 29, 2018. GameTech UK’s last full year of operations was the year ended December 31, 2016, and it had nominal revenues in such year.

The Sale Agreement with GameTech UK included the sale of the intellectual property assets of GameTech UK, consisting of gaming software and a related platform. The software was acquired under the expectation that it would require significant modifications to be able to be utilized in the Company’s anticipated business model, which is operating a gaming platform and providing related services to land-based casinos, consumer brands and media company partners. Following the acquisition of GameTech UK’s intellectual property assets out of receivership, we have made improvements to the core software platform. The improvements we have made include the migration of the software from physical server dependencies to cloud based deployment (via Amazon Web Services (“AWS”)) and removing the dependency on third-party applications and replacing them with AWS native alternatives.

On December 21, 2020, we changed our name to Gaming Technologies, Inc., and on January 7, 2021, Dito UK Limited changed its name to Gaming Technologies UK Limited (“Gaming Technologies UK”).

We commenced revenue-generating operations in February 2021. We do not have positive cash flows from operations and expect to continue to be dependent on periodic infusions of equity capital to fund our operating requirements.

For financial reporting purposes, the Share Exchange was accounted for as a combination of entities under common control, as Gaming Technologies, Inc. was formed by Gaming Technologies UK, with the objective of Gaming Technologies UK becoming a wholly-owned subsidiary of Gaming Technologies, Inc., and the resultant parent company being domiciled in the United States. As a result of the combination, the former stockholders of Gaming Technologies UK became the controlling shareholders of Dito, Inc., and the Gaming Technologies UK management and board members became the management and board members of Gaming Technologies, Inc.

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Development of Our Business

Our activities are subject to significant risks and uncertainties, including the need for additional capital, as described below. We do not have positive cash flows from operations, and we expect to continue to be dependent on periodic infusions of equity capital to fund our operating requirements. We have financed our working capital requirements since inception primarily through the sale of its equity securities in private placement transactions, as well as from borrowings. In private placements to “accredited investors” (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) or to non-U.S. persons under Regulation S under the Securities Act, between February 2020 and February 2021 we sold an aggregate of 2,691,800 shares of our common stock at a price of $2.50 per share. In March 2021, we sold 10,000 shares of our common stock for gross proceeds of $25,000 in a private placement. In August 2021, we sold 538,694 shares of common for gross proceeds of $1,750,752 in a private placement. Our activities are subject to significant risks and uncertainties, including the need for additional capital, as described below.

Big Bola/vale.mx

On November 13, 2020, we entered into an Agreement for the Provision of Online Gaming Management and Consulting Services (as subsequently amended) with Comercial de Juegos de la Frontera, S.A. de C.V., a Mexican company doing business as Big Bola, pursuant to which we provide to Big Bola consulting and management services related to their interactive online betting and gaming business in Mexico via the web site www.vale.mx, a regulated online casino and sports betting site. vale.mx operates under Big Bola’s existing license issued by the General Directorate of Games and Raffles of the Ministry of Interior (SEGOB). Big Bola is one of only 14 operators legally authorized to offer legal betting and online casino services in Mexico. vale.mx has more than 500 online premium casino games available, which can be enjoyed both on mobile or via desktop. Players can receive promotions and play live roulette and blackjack, or high-definition slots from leading software providers such as NetEnt, Microgaming, Pragmatic Play, Evolution and Matrix Studios. We are responsible for player acquisition, promotion and retention for vale.mx. We manage players’ accounts and are required to ensure that the balance in players’ accounts at all times satisfies the requirements under applicable law, and we pay out winnings to players from Big Bola’s account. While Big Bola bears liability to the players as provided by the permit, as between us and Big Bola we bear the costs of this obligation. Each party indemnifies the other against certain liabilities and claims. Under the terms of the agreement, we share 75% of gross gaming revenue generated from the platform, subject to certain minimum guaranteed monthly amounts of Big Bola’s participation in the remaining gross gaming revenues. In February 2021, vale.mx began operations.

Canelo Sponsorship Agreement

On April 14, 2021, we entered into a Sponsorship Agreement (the “Canelo Agreement”) with SA Holiday, Inc. (“Holiday”), owner of the personality rights of champion professional boxer Saul Alvarez Barragan, or “Canelo,” in connection with a promotional campaign for the Company to sponsor a prize fight and certain other activities of Canelo, and for Canelo to promote the Company’s “VALE” brand and create certain promotional materials in connection therewith for the Company’s use in the United States, Latin America and certain countries in the Caribbean. Pursuant to the Canelo Agreement we paid Holiday a cash fee of $1,600,000 and will be responsible for paying certain other amounts as provided therein.

Playboy License Agreement

On May 19, 2021, we entered into a non-exclusive license agreement with Playboy Enterprises International, Inc. (“Playboy”) to use certain trademarks (including the rabbit head logo) and other intellectual property of Playboy on and in connection with the design, creation, promotion, marketing, advertisement, sales, operation, maintenance and distribution in India of real-money game mobile apps, such as rummy, poker, fantasy sports and other games of skill approved by Playboy.  We will pay Playboy as a royalty a percentage of net gaming revenue. The term of the agreement is through the end of 2025, subject to early termination upon certain events of default, which include our failure to launch a Playboy-branded game in India by November 1, 2021, or to meet certain annual minimum net gaming revenue targets. We expect to begin generating revenues under this license agreement in the third quarter of 2021, although there can be no assurance this will be the case.

Ortiz Gaming Partnership

On August 18, 2021, we entered into a software partnership with Ortiz Gaming to supply us with online Bingo gaming content. The deal initially cover Mexico and we plan to expand to other parts of Latin and South America.

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Key Performance Indicators

Registered Players

A registered player is a customer who has registered on our app or website and met our Know Your Customer identification requirements. During the six months ended June 30, 2021 we registered 63,339 players on vale.mx. On October 4, 2021, we announced we had reached 100,000 total registrations on vale.mx.

Monthly Unique Payers

Monthly Unique Payers (“MUPs”). MUPs is the average number of unique paid users (“unique payers”) that use our online platform on a monthly basis.

MUPs is a key indicator of the scale of our user base and awareness of our brand and/or the third-party brands we partner with. We believe that year-over-year MUPs will also generally be indicative of the long-term revenue growth potential of the online gaming brands we hold directly and/or those we establish around our B2B brand partners, although MUPs in individual periods may be less indicative of our longer-term expectations. We expect the number of MUPs to grow as we attract, retain and re-engage users in new and existing jurisdictions and expand the online gambling brands we operate to appeal to a wider audience.

We define MUPs as the average number of unique players per month who had a paid engagement (e.g., participated in a casino game) across one or more of our product offerings via our platform technology. For reported periods longer than one month, we average the MUPs for the months in the reported period.

A “unique paid user” or “unique payer” is any person who had one or more paid engagements via our B2C technology during the period (i.e., a user that participates in a paid engagement with one of our B2C product offerings counts as a single unique paid user or unique payer for the period). We exclude users who have made a deposit but have not yet had a paid engagement. Unique payers or unique paid users include users who have participated in a paid engagement with promotional incentives, which are fungible with other funds deposited in their wallets on our technology. The number of these users included in MUPs has not been material to date and a substantial majority of such users are repeat users who have had paid engagements both prior to and after receiving incentives.

During the six months ending June 30, 2021, our MUPs were 1,656, compared to MUPs of 448 during the three months ended March 31, 2021. The increase was due to increased marketing efforts on behalf of the Company and new games that have been introduced.

Average Revenue per MUP (“ARPMUP”). ARPMUP is the average online casino revenue per MUP, and this key metric represents our ability to drive usage and monetization of our online casino offering.

During the six months ending June 30, 2021, our ARPMUP was $15.34, compared to an ARPMUP of $4.66 during the three months ended March 31, 2021. The increase of $10.68 was due to increased marketing efforts on behalf of the Company and new games that have been introduced.

We define and calculate ARPMUP as the average monthly online casino revenue for a reporting period, divided by MUPs (i.e., the average number of unique payers) for the same period.

Handle

Handle is a casino or sports betting term referring to the total amount of money bet. We will report the handle or cash wagering which is the total amount of money bet excluding all bonuses.

During the three and six months ended June 30, 2021, our handle was $1,692,128 and $2,261,365, respectively.

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Hold

Hold is essentially the amount of cash that our platform instances keep after paying out winning bets. The industry also refers to hold as win or revenue. During the three and six months ended June 30, 2021, our hold was $81,114 and $108,778, respectively.

Online games are characterized by an element of chance. Our revenue is impacted by variations in the hold percentage (the ratio of net win to total amount wagered) on bets placed on, or the actual outcome of, games or events on which users bet. Although our product offerings generally perform within a defined statistical range of outcomes, actual outcomes may vary for any given period, and a single large bet can have a sizeable impact on our short-term financial performance. Our hold is also affected by factors that are beyond our control, such as a user’s skill, experience and behavior, the mix of games played, the financial resources of users and the volume of bets placed. As a result of variability in these factors, actual hold rates on our products may differ from the theoretical win rates we have estimated and could result in the winnings of our gaming users exceeding those anticipated. We seek to mitigate these risks through data science and analytics and rules built into our technology, as well as active management of our amounts at risk at a point in time, but may not always be able to do so successfully, particularly over short periods, which can result in financial losses as well as revenue volatility.

During the three and six months ended June 30, 2021, our hold percentage was 4.79 % and 4.81%, respectively.

Plan of Operation

Management believes that the proceeds from this offering will satisfy the cash requirements of the Company until June 2022 and does not anticipate the need to raise additional funds during that period, although there can be no assurance that will be the case.

Our next phase of growth is focused on scaling our customer and player base and geographies, and utilizing the existing technical capacity and investment in infrastructure which has taken place since 2017. The company intends to invest in further software development, specifically the recruitment of a further 10 developers to add sportsbook functionality to the existing PAM platform. As our platform is hosted in AWS, we do not anticipate investing further in any equipment.

In line with the Company’s strategy of creating lean and flexible operations, we are outsourcing a number of departments including Customer Service to TelePerformance in Mexico City, and Marketing to WPP Group / Grey. Furthermore, as we are now integrating the best-in-class games from games studios worldwide, we anticipate a reduced headcount in games development.

Intellectual Property

We have not filed for, nor do we own or license, any patents related to our intellectual property.

We own several internet domains including dito.com, gametech.com, gametech.co.uk, gametech.uk, gamingtechnologies.com, gmgt.com, gtafiliados.com, gtafiliados.mx, juegavale.co, juegavale.com, sevale.mx, vale.net, vale.casino and vale.mx.

Regulatory

We are an early stage software developer and our software platform provides third party gaming companies and gaming app developers with the tools to build high quality products. As a B2B developer of software, we believe we are not subject to the regulations that may affect other companies in the iGaming industry who interact directly with retail customers using the gaming software (i.e., companies using a B2C model). If our B2B partners wish to sell to produce games in a regulated market, they will need to have the necessary licenses and meet the regulations within their jurisdiction. We believe the responsibility of meeting local regulatory requirements (where applicable) rests with our B2B partners.

Employees

As an early-stage software company, we currently have no employees other than our Chief Executive Officer, Jason Drummond. Mr. Drummond works full time on Company matters. We have retained approximately eleven individuals, including our Chief Financial Officer, on an independent contractor basis to provide management, accounting and other corporate services to us on a full-time basis.

Additional information

Our corporate website address is www.gametech.com. Our most current SEC filings are available free of charge on our website as well as at www.sec.gov.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated audited and condensed unaudited financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Overview

The Company is a software company specializing in online gaming. It is headquartered in Las Vegas with offices in London and Mexico City.

The Company’s activities are subject to significant risks and uncertainties, including the need for additional capital, as described below. The Company commenced revenue-generating operations in February 2021, does not have positive cash flows from operations, and is dependent on periodic infusions of equity capital to fund its operating requirements.

Background and Basis of Presentation

Gaming Technologies, Inc. was incorporated in the State of Delaware on July 23, 2019 under the name Dito, Inc. and on December 21, 2020 amended its name to Gaming Technologies, Inc. Effective as of March 18, 2020, Gaming Technologies, Inc. completed a Share Exchange Agreement (the “Exchange Agreement”) to acquire all of the outstanding ordinary shares of Gaming Technologies UK that provided for each outstanding ordinary share of Gaming Technologies UK to be effectively converted into 25 shares of common stock of Gaming Technologies, Inc., As a result, Gaming Technologies UK became our wholly-owned subsidiary in a recapitalization transaction, as described below. Gaming Technologies UK was originally formed on November 3, 2017, in the United Kingdom for the purpose of software development.

For financial reporting purposes, the Exchange Agreement was accounted for as a combination of entities under common control (the “Combination”), as Gaming Technologies, Inc. was formed by Gaming Technologies UK, with the objective of Gaming Technologies UK becoming a wholly-owned subsidiary of Gaming Technologies, Inc., and the resultant parent company being domiciled in the United States. As a result of the Combination, the former stockholders of Gaming Technologies UK became the controlling shareholders of Dito, Inc., and the Gaming Technologies UK management and board members became the management and board members of Gaming Technologies, Inc.

As discussed above, our Board of Directors has approved a potential reverse split of our common stock in a range between 1-for-          and 1-for-       , subject to shareholder approval. The Board of Directors will make the final determination whether to effect the reverse split, and if so determined, of the actual ratio within that range, by our board of directors. If so determined, such reverse split will be effected prior to the closing of this offering. The share and per share information in this prospectus does not reflect any reverse stock split.

Going Concern

The Company’s consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company has had no significant operating revenues to date, and has experienced recurring net losses from operations and negative operating cash flows. During the six months ended June 30, 2021, the Company incurred a net loss of $6,607,612 utilized cash in operating activities of $5,119,769, and had an accumulated deficit of $14,573,805 as of June 30, 2021. The Company has financed its working capital requirements since inception through the sale of its equity securities and from borrowings.

At June 30, 2021, the Company had cash of $306,719, reflecting cash of $3,681,500 from the sale of common stock in the first quarter of 2021 and marketing development costs of $3,524,643. The Company estimates that a significant amount of capital will be necessary over a sustained period of time to advance the development of the Company’s business to the point at which it can become commercially viable and self-sustaining. However, there can be no assurances that the Company will be successful in this regard.

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As a result, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the accompanying condensed consolidated financial statements are issued. In addition, the Company’s independent registered public accounting firm, in their report on the Company’s condensed consolidated financial statements for the year ended December 31, 2020, has also expressed substantial doubt about the Company’s ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan, and to ultimately achieve sustainable operating revenues and profitability. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The development and expansion of the Company’s business in 2021 and thereafter will be dependent on many factors, including the capital resources available to the Company. No assurances can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company or adequate to fund the development and expansion of the Company’s business to a level that is commercially viable and self-sustaining. There is also significant uncertainty as to the affect that the coronavirus pandemic may have on the availability, amount and type of financing in the future.

If cash resources are insufficient to satisfy the Company’s ongoing cash requirements, the Company would be required to scale back or discontinue its operations, obtain funds, if available, although there can be no certainty, through strategic alliances that may require the Company to relinquish rights to its technology, or to discontinue its operations entirely.

Critical Accounting Policies and Estimates

The following discussion and analysis of financial condition and results of operations is based upon the Company’s condensed consolidated financial statements for the six months ended June 30, 2021 and 2020 presented elsewhere in this prospectus, which have been prepared in conformity with accounting principles generally accepted in the US (“GAAP”). Certain accounting policies and estimates are particularly important to the understanding of the Company’s financial position and results of operations and require the application of significant judgment by management or can be materially affected by changes from period to period in economic factors or conditions that are outside of the Company’s control. As a result, these issues are subject to an inherent degree of uncertainty. In applying these policies, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on the Company’s historical operations, the future business plans and the projected financial results, the terms of existing contracts, trends in the industry, and information available from other outside sources. For a more complete description of the Company’s significant accounting policies, see Note 2 to the condensed consolidated financial statements.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers. ASC Topic 606 requires companies to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the standard requires disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

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Performance Obligations

The Company operates an online betting platform allowing users to place wagers on casino and other games. Each wager placed by users create a single performance obligation for the Company to administer each event wagered. Net gaming revenue is the aggregate of gaming wins and losses based on results of each event that customers wager bets on. Gross gaming revenue is split with our partners, whose share of gross gaming revenue is recorded as a reduction to net gaming revenue.

Stock-Based Compensation

The Company issues common stock and intends to issue stock options to officers, directors and consultants for services rendered. Options will vest and expire according to terms established at the issuance date of each grant. Stock grants, which are generally time vested, will be measured at the grant date fair value and charged to operations ratably over the vesting period.

The fair value of stock options granted as stock-based compensation will be determined utilizing the Black-Scholes option-pricing model, and can be affected by several variables, the most significant of which are the life of the equity award, the exercise price of the stock option as compared to the fair market value of the common stock on the grant date, and the estimated volatility of the common stock. Estimated volatility will be based on the historical volatility of the Company’s common stock over an appropriate calculation period, or, if not available, by reference to the volatility of a representative sample of comparable public companies. The risk-free interest rate will be based on the US Treasury yield curve in effect at the time of grant. The fair market value of the common stock will be determined by reference to the quoted market price of the Company’s common stock on the grant date, or, if not available, by reference to an appropriate alternative valuation methodology.

The Company will recognize the fair value of stock-based compensation awards in general and administrative costs or in software development costs, as appropriate, in the Company’s consolidated statements of operations. The Company will issue new shares of common stock to satisfy stock option exercises.

As of June 30, 2021 the Company did not have any outstanding stock options.

Recent Accounting Pronouncements

See Note 2 to the condensed consolidated financial statements for discussion of Recent Accounting Policies.

Plan of Operation

We are a software company specializing in online gaming. Our cloud-based Player Account Management (PAM) platform enables us to rapidly deploy branded online gambling presences for land-based casinos, consumer brands and media companies. Depending on each geographical region and the restrictions/requirements of its gambling-related legislation, we form "access deals" that offer a faster and easier route to market by enabling us to operate under a gambling license already held by a local partner.

We integrate best-in-class third-party games to provide the ultimate gaming platform, and we help our international partners in regulated markets leverage online gambling presences while putting players first. We also form business partnerships with established brands such as Playboy to launch new game content.

On November 13, 2020, we entered into an “access deal” Agreement for the Provision of Online Gaming Management and Consulting Services (as subsequently amended) with Comercial de Juegos de la Frontera, S.A. de C.V., a Mexican company doing business as Big Bola, pursuant to which we provide to Big Bola consulting and management services related to their interactive online betting and gaming business in Mexico via the web site www.vale.mx, a regulated online casino and sports betting site. vale.mx operates under Big Bola’s existing license issued by the General Directorate of Games and Raffles of the Ministry of Interior (SEGOB). In February 2021, vale.mx began operations. See “Our Business—Development of Our Business—Big Bola/vale.mx” above for more information.

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On April 14, 2021, we entered into a Sponsorship Agreement (the “Canelo Agreement”) with SA Holiday, Inc. (“Holiday”), owner of the personality rights of champion professional boxer Saul Alvarez Barragan, or “Canelo,” in connection with a promotional campaign for the Corporation to sponsor a prize fight and certain other activities of Canelo, and for Canelo to promote the Corporation’s “VALE” brand and create certain promotional materials in connection therewith for the Corporation’s use in the United States, Latin America and certain countries in the Caribbean. See “Our Business—Development of Our Business—Playboy License Agreement” above for more information.

On May 19, 2021, we entered into a non-exclusive license agreement with Playboy Enterprises International, Inc. (“Playboy”) to use certain trademarks (including the rabbit head logo) and other intellectual property of Playboy on and in connection with the design, creation, promotion, marketing, advertisement, sales, operation, maintenance and distribution in India of real-money game mobile apps, such as rummy, poker, fantasy sports and other games of skill approved by Playboy.  See “Our Business—Development of Our Business—Playboy License Agreement” above for more information.. We expect to begin generating revenues under this license agreement in the third quarter of 2021, although there can be no assurance this will be the case.

On August 18, 2021, we entered into a software partnership with Ortiz Gaming to supply us with online Bingo gaming content. The deal initially covers Mexico, and we plan to expand to other parts of Latin and South America.

Key Performance Indicators

Registered Players

A registered player is a customer who has registered on our app or website and met our Know Your Customer identification requirements.  During the six months ended 30 June 2021, we registered 63,339 players. On October 4, 2021, we announced we had reached 100,000 registrations.

Monthly Unique Payers

Monthly Unique Payers (“MUPs”). MUPs is the average number of unique paid users (“unique payers”) that use our online platform on a monthly basis.

MUPs is a key indicator of the scale of our user base and awareness of our brand and/or the third-party brands we partner with. We believe that year-over-year MUPs will also generally be indicative of the long-term revenue growth potential of the online gaming brands we hold directly and/or those we establish around our B2B brand partners, although MUPs in individual periods may be less indicative of our longer-term expectations. We expect the number of MUPs to grow as we attract, retain and re-engage users in new and existing jurisdictions and expand the online gambling brands we operate to appeal to a wider audience.

We define MUPs as the average number of unique players per month who had a paid engagement (e.g., participated in a casino game) across one or more of our product offerings via our platform technology. For reported periods longer than one month, we average the MUPs for the months in the reported period.

A “unique paid user” or “unique payer” is any person who had one or more paid engagements via our B2C technology during the period (i.e., a user that participates in a paid engagement with one of our B2C product offerings counts as a single unique paid user or unique payer for the period). We exclude users who have made a deposit but have not yet had a paid engagement. Unique payers or unique paid users include users who have participated in a paid engagement with promotional incentives, which are fungible with other funds deposited in their wallets on our technology. The number of these users included in MUPs has not been material to date and a substantial majority of such users are repeat users who have had paid engagements both prior to and after receiving incentives.

During the six months ending June 30, 2021, our MUPs were 1,656, compared to MUPs of 448 during the three months ended March 31, 2021. The increase was due to increased marketing efforts on behalf of the Company and new games that have been introduced.

Average Revenue per MUP (“ARPMUP”). ARPMUP is the average online casino revenue per MUP, and this key metric represents our ability to drive usage and monetization of our online casino offering.

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During the six months ending June 30, 2021, our ARPMUP was $15.34, compared to an ARPMUP of $4.66 during the three months ended March 31, 2021. The increase of $10.68 was due to increased marketing efforts on behalf of the Company and new games that have been introduced.

We define and calculate ARPMUP as the average monthly online casino revenue for a reporting period, divided by MUPs (i.e., the average number of unique payers) for the same period.

Handle

Handle is a casino or sports betting term referring to the total amount of money bet. We will report the handle or cash wagering which is the total amount of money bet excluding all bonuses.

During the three and six months ended June 30, 2021, our handle was $1,692,128 and $2,261,365, respectively.

Hold

Hold is essentially the amount of cash that our platform instances keep after paying out winning bets. The industry also refers to hold as win or revenue. During the three and six months ended June 30, 2021, our hold was $81,114 and $108,778, respectively.

Online games are characterized by an element of chance. Our revenue is impacted by variations in the hold percentage (the ratio of net win to total amount wagered) on bets placed on, or the actual outcome of, games or events on which users bet. Although our product offerings generally perform within a defined statistical range of outcomes, actual outcomes may vary for any given period, and a single large bet can have a sizeable impact on our short-term financial performance. Our hold is also affected by factors that are beyond our control, such as a user’s skill, experience and behavior, the mix of games played, the financial resources of users and the volume of bets placed. As a result of variability in these factors, actual hold rates on our products may differ from the theoretical win rates we have estimated and could result in the winnings of our gaming users exceeding those anticipated. We seek to mitigate these risks through data science and analytics and rules built into our technology, as well as active management of our amounts at risk at a point in time, but may not always be able to do so successfully, particularly over short periods, which can result in financial losses as well as revenue volatility.

During the three and six months ended June 30, 2021, our hold percentage was 4.79% and 4.81%, respectively.

Results of Operations

In February 2021, our online casino, vale.mx, began operations. However, as of June 30, 2021 and 2020, the Company did not have any positive cash flows from operations and was dependent on its ability to raise equity capital to fund its operating requirements.

Revenues

The Company began generating revenue in February 2021. Revenues consist of the net gaming revenues from the Company’s vale.mx online casino based in Mexico. Total revenues were $23,321 and $0 for the three months ended June 30, 2021 and 2020 and $25,410 and $0 for the six months ended June 30, 2021 and 2020, respectively. The increase of $25,410 for the six months ended June 30, 2021 is due to the initiation of revenue producing activities in February 2021.

Cost of Revenues

The Company began generating costs of revenues in February 2021. Cost of revenues consist of the direct costs of operating vale.mx, our online casino based in Mexico. Total costs of revenues were $91,318 and $0 for the three months ended June 30, 2021 and 2020, respectively, and $273,581 for the six months ended June 30, 2021 and 2020, respectively. The increases of $91,318 and $273,581 were due to the initiation of revenue producing activities in February 2021.

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Operating Expenses

The Company generally recognizes operating costs and expenses as they are incurred in two general categories, software development costs and expenses and general and administrative costs and expenses. The Company’s operating costs and expenses also include non-cash components related to depreciation and amortization of property and equipment, and intellectual property, which are allocated, as appropriate, to software development costs and expenses and general and administrative costs and expenses.

Software development costs and expenses consist primarily of fees paid to consultants and amortization of intellectual property. Management expects software costs and expenses to increase in the future as the Company increases its efforts to develop technology for potential future products based on its technology and research.

General and administrative costs and expenses consist of fees for directors and officers, and their affiliates, as well as legal and other professional fees, depreciation and amortization of property and equipment, lease and rent expense, and other general corporate expenses. Management expects general and administrative costs and expenses to increase in future periods as the Company adds personnel and incurs additional costs related to its operation as a public company, including higher legal, accounting, insurance, compliance, compensation and other costs.

Six Months Ended June 30, 2021 and 2020

The Company’s condensed consolidated statements of operations for the six months ended June 30, 2021 and 2020, as discussed herein, are presented below.

	Six Months Ended June 30,
	2021	2020

Revenue	$25,410	$–

Costs and expenses:
Cost of revenues	273,581	–
Software development	132,863	34,802
General and administrative
Officers, directors, affiliates and other related parties	447,582	234,423
Other	5,778,996	327,072
Total costs and expenses	6,633,022	596,297
Loss from operations	(6,607,612)	(596,297)
Other expense:
Interest expense	–	(2,995)
Foreign currency gain	–	(18,890)
Total other expense, net	–	(21,885)
Net loss	$(6,607,612)	$(618,182)

Revenue. The Company began generating revenue in February 2021. Revenues consist of the net gaming revenues from the Company’s vale.mx online casino based in Mexico. Total revenues were $25,410 and $0 for the six months ended June 30, 2021 and 2020. The increase of $25,410 is due to the initiation of revenue producing activities in February 2021.

Cost of Revenues: The Company began generating costs of revenues in February 2021. Cost of revenues consist of the direct costs of operating and marketing vale.mx, our online casino based in Mexico. Total costs of revenues were $273,581 and $0 for the six months ended June 30, 2021 and 2020. The increase of $273,581 was due to the initiation of revenue producing activities in February 2021.

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Software Development Costs and Expenses. For the six months ended June 30, 2021 and 2020, software development costs and expenses were $132,863 and $34,802, respectively, which included amortization of intellectual property of $35,071 and $30,011 for the six months ended June 30, 2021 and 2020, respectively.

Software development costs and expenses increased by $98,061 or 282% in 2021 as compared to 2020, primarily as a result of a new application development efforts.

General and Administrative Costs and Expenses. For the six months ended June 30, 2021, general and administrative costs and expenses were $6,226,578, which consisted of director, consulting, and professional fees to officers, directors, affiliates, and other related parties of $447,582, stock compensation expense of $1,467,335, marketing and advertising of $3,524,643, legal and accounting fees to non-related parties of $234,650, consulting fees of $413,899, depreciation and amortization of property and equipment of $6,935, lease and rent expense of $25,188, transfer agent fees of $3,060, investor relations costs of $22,169, travel expenses of $24,339, and other operating costs of $56,778.

For the six months ended June 30, 2020, general and administrative costs and expenses were $561,495, which consisted of director, consulting, and professional fees to officers, directors, affiliates, and other related parties of $234,423, legal and accounting fees to non-related parties of $261,227, consulting fees of $17,933, depreciation and amortization of property and equipment of $3,844, lease and rent expense of $23,921, and other operating costs of $20,147.

General and administrative costs increased by $5,665,083 or 1009% in 2021 as compared to 2020, primarily as a result of stock compensation expense of $1,467,335, an increase in officer compensation of $213,159, an increase in consulting fees of $395,966, and an increase in marketing and advertising of $3,524,643.

Interest Expense. For the six months ended June 30, 2021, the Company had interest expense of $0, as compared to interest expense of $2,995 for the six months ended June 30, 2020, primarily as a result of interest on notes payable in the prior period.

Foreign Currency Gain (Loss). For the six months ended June 30, 2021, the Company had a foreign currency loss of $0, as compared to a foreign currency loss of $18,890 for the six months ended June 30, 2020, as a result of a decrease in the value of the GB Pound compared to the US Dollar.

Net Loss. For the six months ended June 30, 2021, the Company incurred a net loss of $6,607,612, as compared to a net loss of $618,182 for the six months ended June 30, 2020.

Results of Operations for the Years Ended December 31, 2020 and 2019

As of December 31, 2020 and December 31, 2019, the Company had not yet commenced any revenue-generating operations, did not have any positive cash flows from operations, and was dependent on its ability to raise equity capital to fund its operating requirements.

Operating Expenses

The Company generally recognizes operating costs and expenses as they are incurred in two general categories, software development costs and expenses and general and administrative costs and expenses. The Company’s operating costs and expenses also include non-cash components related to depreciation and amortization of property and equipment, and intellectual property, which are allocated, as appropriate, to software development costs and expenses and general and administrative costs and expenses.

Software development costs and expenses consist primarily of fees paid to consultants and amortization of intellectual property. Management expects software costs and expenses to increase in the future as the Company increases its efforts to develop technology for potential future products based on its technology and research.

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General and administrative costs and expenses consist of fees for directors and officers, and their affiliates, as well as legal and other professional fees, depreciation and amortization of property and equipment, lease and rent expense, and other general corporate expenses. Management expects general and administrative costs and expenses to increase in future periods as the Company adds personnel and incurs additional costs related to its operation as a public company, including higher legal, accounting, insurance, compliance, compensation and other costs.

Years Ended December 31, 2020 and 2019

The Company’s consolidated statements of operations for the years ended December 31, 2020 and 2019, as discussed herein, are presented below.

	Years Ended December 31,
	2020	2019

Revenues	$–	$–
Costs and expenses
Software development	128,563	163,786
General and administrative
Officers, directors, affiliates and other related parties	417,094	289,823
Others	6,647,146	174,989
Total costs and expenses	7,192,803	628,598
Loss from operations	(7,192,803)	(628,598)
Other income (expense)
Interest expense	(3,046)	(7,958)
Foreign currency gain	(15,968)	523
Total other expense, net	(19,014)	(7,435)
Net loss	(7,211,817)	(636,033)
Foreign currency translation adjustment	(21,512)	(2,522)
Comprehensive loss	$(7,233,329)	$(638,555)
Net loss per common share – basic and diluted	$(0.28)	$(0.04)
Weighted average common shares outstanding – basic and diluted	25,699,190	15,514,647

Revenues. The Company did not have any revenues for the years ended December 31, 2020 and 2019.

Software Development Costs and Expenses. For the year ended December 31, 2020, software development costs and expenses were $128,563, which consisted of development costs paid to contractors of $67,505 and amortization of intellectual property of $61,058.

For the year ended December 31, 2019, software development costs and expenses were $163,786, which consisted of development costs paid to contractors of $102,981 and amortization of intellectual property of $60,805.

Software development costs and expenses decreased by $35,223 or 22% in 2020 as compared to 2019, primarily as a result of a decrease in amortization of intellectual property as the end of the expected useful life of the underlying assets was approached.

General and Administrative Costs and Expenses. For the year ended December 31, 2020, general and administrative costs and expenses were $7,064,240, which consisted of director, consulting, and professional fees to officers, directors, affiliates, and other related parties of $417,094, stock compensation expense of $5,875,000, legal and accounting fees to non-related parties of $599,957, depreciation and amortization of property and equipment of $8,936, lease and rent expense of $51,071, transfer agent fees of $28,474, consulting fees of $72,703, and other operating costs of $11,005.

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For the year ended December 31, 2019, general and administrative costs and expenses were $464,812, which consisted of director, consulting, and professional fees to officers, directors, affiliates, and other related parties of $289,823, legal and accounting fees to non-related parties of $92,898, depreciation and amortization of property and equipment of $6,590, lease and rent expense of $46,824, and other operating costs of $28,677.

General and administrative costs increased by $6,599,428 or 1,420% in 2020 as compared to 2019, primarily as a result of stock compensation expense of $5,875,000.

Interest Expense. For the year ended December 31, 2020, the Company had interest expense of $3,046, as compared to interest expense of $7,958 for the year ended December 31, 2019, primarily as a result of interest on notes payable.

Foreign Currency Gain (Loss). For the year ended December 31, 2020, the Company had a foreign currency loss of $15,968, as compared to a foreign currency gain of $523 for the year ended December 31, 2019, as a result of A decrease in the value of the GB Pound compared to the US Dollar.

Net Loss. For the year ended December 31, 2020, the Company incurred a net loss of $7,211,817, as compared to a net loss of $636,033 for the year ended December 31, 2019.

Foreign Currency Translation Adjustment. For the year ended December 31, 2020, the Company had a foreign currency translation adjustment of $(21,512), as compared to a foreign currency translation adjustment of $(2,522) for the year ended December 31, 2019. The foreign currency translation adjustment is a result of fluctuations between the GBP, the functional currency of the Company’s UK subsidiary, and the USD, the reporting currency of the Company.

Comprehensive Loss. For the year ended December 31, 2020, the Company incurred a comprehensive loss of $7,233,329, as compared to a comprehensive loss of $638,555 for the year ended December 31, 2019.

Liquidity and Capital Resources – June 30, 2021 and December 31, 2020

The Company’s condensed consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has had no operating revenues to date, and has experienced recurring net losses from operations and negative operating cash flows. The Company has financed its working capital requirements since inception through the sale of its equity securities and from borrowings.

As a result, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the condensed consolidated financial statements are being issued. In addition, the Company’s independent registered public accounting firm, in their report on the Company’s condensed consolidated financial statements for the year ended December 31, 2020, has also expressed substantial doubt about the Company’s ability to continue as a going concern (see “—Going Concern”).

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan, and to ultimately achieve sustainable operating revenues and profitability. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

As of June 30, 2021, the Company had a working capital of $(33,076), as compared to working capital of $1,586,238 as of December 31, 2020, reflecting a decrease in working capital of $1,619,314 for the six months ended June 30, 2021. The decrease in working capital during the six months ended June 30, 2021, was primarily the result of marketing costs incurred during the period.

As of June 30, 2021, the Company had cash of $306,719, reflecting the remaining cash derived from the proceeds of $3,681,500 from the sale of Common Stock in the first quarter of 2021. As of December 31, 2020, the Company had cash of $1,946,232, reflecting cash of $2,628,000 from the sale of Common Stock in December 2020.

In February 2021, the Company began earning revenues, however they are not a level sufficient to support the Company’s operations. The Company estimates that its working capital requirements for the next twelve months to be approximately $1,800,000, or $150,000 per month.

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The working capital budget will enable the Company to support the existing monthly operating costs of the Company of approximately $150,000 per month, consisting of monthly (and quarterly) accounting and US securities filing costs estimated at $20,000 per month and a sales and marketing budget of $130,000 per month to engage in a sales and marketing campaign to sell licenses of the Company’s software platform to third parties and attach customers to its online casino based in Mexico.

During the year ended December 31, 2020, the Company completed a series of private placements of its common stock, with proceeds totaling $2,628,000. See Item 1 (“Business—The Private Placements and Share Exchange”) in the Form 10-K. During the six months ended June 30, 2021 the Company completed another series of private placements of its common stock, with proceeds totaling $3,681,500. In August 2021, the Company closed another series of private placements of its Common Stock, with gross proceeds totaling $1,750,752. See “Private Placement of Common Stock” in Note 7 to our unaudited financial statements three and six months ended June 30, 2021 and 2020, included in this prospectus, for additional information.

The Company believes that the working capital raised in such private placements, together with the proceeds of this offering, will be sufficient to fund the Company’s operations for the next twelve months

Since acquiring the software platform, the Company has successfully carried out development to port the software platform from its former physical server dependencies and reliance on third parties for hardware management and deployment to a cloud-based platform where deployment is automated through the use of infrastructure as code. To make the Company’s software platform work for business-to-business (B2B) licensees, the Company has modified the software to enable remote management by system administrators of prospective licensees. Previously, the platform was business to consumer (B2C) focused, with outsourced management and deployment. As a result of this software development, the Company expects to be able to monetize its software platform by selling licenses to third parties.

The Company’s ability to raise additional funds through equity or debt financings or other sources may depend on the stage of development of the software platform, the commercial success of the software, and financial, economic and market conditions and other factors, some of which are beyond the Company’s control. No assurance can be given that the Company will be successful in raising the required capital at reasonable cost and at the required times, or at all. Further equity financings may have a dilutive effect on shareholders and any debt financing, if available, may require restrictions to be placed on the Company’s future financing and operating activities. If the Company requires additional capital and is unsuccessful in raising that capital, the Company may not be able to continue the development of its software platform and continue to advance its growth initiatives, or ultimately to be able to continue its business operations, which could adversely impact the Company’s business, financial condition and results of operations.

Operating Activities

For the six months ended June 30, 2021, operating activities utilized cash of $5,119,769, as compared to utilized cash of $423,487 for the six months ended June 30, 2020, to fund the Company’s ongoing operating expenses.

For the year ended December 31, 2020, operating activities utilized cash of $924,917, as compared to utilized cash of $431,166 for the year ended December 31, 2019, to fund the Company’s ongoing operating expenses.

Investing Activities

For the six months ended June 30, 2021, the Company’s investing activities consisted of the acquisition of intellectual property for $174,616 and property and equipment of $4,964. For the six months ended June 30, 2020, the Company’s investing activities consisted of the acquisition of property and equipment of $5,266.

For the year ended December 31, 2020, the Company’s investing activities consisted of the acquisition of intellectual property for $13,055 and acquisition of property and equipment of $5,266. For the year ended December 31, 2019, the Company’s investing activities consisted of the acquisition of property and equipment of $5,317 and proceeds from the sales of property and equipment of $4,198.

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Financing Activities

For the six months ended June 30, 2021, the Company’s financing activities consisted of gross proceeds from the private placement of 1,616,600 shares of Common Stock of $3,681,500. For the six months ended June 30, 2020, the Company’s financing activities consisted of proceeds from the private placement of 84,000 shares of Common Stock of $210,000, proceeds from a note payable to bank of $60,623, offset by the repayment of a note payable to related party of $35,508, and the repayment of $60,000 in connection with the cancellation of an investment in the private placement.

For the year ended December 31, 2020, the Company’s financing activities consisted of gross proceeds from the private placement of 1,403,200 shares of common stock of $2,628,000, proceeds from a note payable to bank of $60,623, offset by the repayment of a note payable to related party of $35,508, and the repayment of $60,000 in connection with the cancellation of an investment in the private placement. For the year ended December 31, 2019, the Company’s financing activities consisted of proceeds from notes payable to related parties of $50,664, proceeds from the sale of 8,549,350 shares of common stock of $265,221, proceeds from the private placement of 121,000 shares of common stock of $302,500, and $60,000 from the sale of common stock in the private placement that was subsequently cancelled, with the funds returned to the investor on March 18, 2020.

Principal Commitments

Short-Term Operating Lease

The Company leases office facilities in Las Vegas, Nevada, on a month-to-month basis at a cost of $510 per month.

Long-Term Operating Lease

The Company leases office facilities in London, England. The Company did not have any other leases with initial terms of 12 months or more as of June 30, 2021.

The following schedule sets forth the current portion and long-term portion of operating lease liabilities as of December 31, 2020 and 2019:

	Years Ended December 31,
	2020	2019

Current portion	$11,968	$46,509
Long-term portion	–	11,627
Total lease liability	$11,968	$58,136

This operating lease had a remaining term of six months as of December 31, 2020. The following schedule sets forth the remaining annual future lease payments outstanding as of December 31, 2020:

2021	$12,030
Total lease payments	$12,030
Less amount representing imputed interest	$(62)
$11,968
Foreign currency adjustment	–
Present value of lease liabilities	$11,968

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Contractual Commitments

The Company has retained Julian Parge as a consultant to Gaming Technologies UK, at the request and under the sole discretion of Gaming Technologies UK, at the rate of $1,549 (equivalent to 1,250£) per week up to a maximum of $77,456 (equivalent to 62,500£) per annum.

Off-Balance Sheet Arrangements

As of June 30, 2021, the Company did not have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.

Trends, Events and Uncertainties

Development of new software is, by its nature, unpredictable. Although the Company will undertake development efforts with commercially reasonable diligence, there can be no assurance that the Company’s efforts to raise funds in the future will be sufficient to enable the Company to develop its technology to the extent needed to create future revenues to sustain operations as contemplated herein.

There can be no assurances that the Company’s technology will be adopted or that the Company will ever achieve sustainable revenues sufficient to support its operations. Even if the Company is able to generate revenues, there can be no assurances that the Company will be able to achieve profitability or positive operating cash flows. There can be no assurances that the Company will be able to secure additional financing on acceptable terms or at all. If cash resources are insufficient to satisfy the Company’s ongoing cash requirements, the Company would be required to scale back or discontinue its software development programs, or obtain funds, if available (although there can be no certainty), through strategic alliances that may require the Company to relinquish rights to certain of its potential products, or to curtail or discontinue its operations entirely.

Other than as discussed above and elsewhere in this prospectus, the Company is not currently aware of any trends, events or uncertainties that are likely to have a material effect on the Company’s financial condition in the near term, although it is possible that new trends or events may develop in the future that could have a material effect on the Company’s financial condition.

Impact of COVID-19 on the Company

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis. Although the Company has not experienced any significant disruption to its business to date, these conditions could significantly negatively impact the Company’s business in the future.

The extent to which the COVID-19 outbreak ultimately impacts the Company’s business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may be at risk of experiencing a significant impact to its business as a result of the global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

Currently, capital markets have been disrupted by the crisis, as a result of which the availability, amount and type of financing available to the Company in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors.

The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

Other than as discussed above and elsewhere in this prospectus, the Company is not currently aware of any trends, events or uncertainties that are likely to have a material effect on the Company’s financial condition in the near term, although it is possible that new trends or events may develop in the future that could have a material effect on the Company’s financial condition.

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MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified or they have resigned. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

The following table sets forth the name, age and position of each of our executive officers, key employees and directors.

Name	Age	Position(s)
Jason Drummond	52	President, Chief Executive Officer, Secretary and Director
John Cummins	62	Director Nominee (1)
Eric Kuhn	34	Director Nominee (1)
Valerie Golson	49	Director Nominee (1)
Jonathan Schechter	47	Director Nominee (1)
Steven M. Plumb	62	Chief Financial Officer

(1)	Ms. Golson and Messrs. Cummins, Kuhn and Schechter have agreed to serve on our board of directors upon effectiveness of the registration statement of which this prospectus is a part.

Jason Drummond – President, Chief Executive Office Secretary and Director. Mr. Jason Drummond has served as our CEO and director since our incorporation and served as our Chief Financial Officer until October 20, 2021. Mr. Drummond has founded and built several Internet and tech businesses over his career. In addition, Mr. Drummond has, as CEO, led the initial public offering of nine of his companies on various European stock exchanges:

•	Founder, CEO and then Chairman of Equals Group PLC (FAIRFX PLC) between November 2005 and November 2014. The Company was listed in the UK on the Alternative Investment Market (AIM) (Ticker symbol - LON: EQLS) in November 2014.

•	Founder, CEO and then Chairman of Virtual Internet plc, from July 1996 to February 2002. The company Listed on AIM in October 1998, and then up-listed to the Main Market of the London Stock Exchange (LSE) in April 2000 (Ticker symbol - LON: VET).

•	Founder, CEO and then Chairman of Coms plc, from September 2003 to September 2012. The company Listed on AIM in September 2006 (Ticker symbol - LON: COMS).

•	Founder, Director and Chairman of Media Corp (Gaming Corporation plc), from March 2000 to February 2012. The company Listed on AIM in April 2001 (Ticker symbol - LON: MDC).

•	Co-Founder and Director of Nettworx plc, from December 2005 to June 2009 (Ticker Symbol - LON: NTWX). The company listed on the AIM Market LSE in December 2005.

•	Co-Founder and Director of Active 24 ASA (Virtual Internet UK), from May 2003 to November 2004. The company listed on the Oslo Børse Stock Exchange in November 2004.

•	Co-Founder and shareholder in Betex Group plc, from May 2005 to May 2010. Listed on the AIM Market in December 2005.

•	Co-Founder and shareholder in Internet Incubator plc, from December 1999 to June 2001. The company was listed in the UK on AIM (Ticker symbol - LON: IIP) in October 2000.

•	Founder Investor and Advisor to Gaming Internet PLC, from January 2000 to July 2001 (Ticker symbol - LON: GIN), listed on AIM in January 2000.

Mr. Drummond currently serves as a board member to Eight Vodka Limited and Hoot Foods Limited and has previously served on the boards of directors of Expentory Ltd., Tactu Applico Limited, Teathers Financial PLC, GameTech UK Limited and Gatekeeper App Limited.

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John Cummins, Director Nominee, has agreed to serve on our board of directors upon effectiveness of the registration statement of which this prospectus is a part. Mr. Cummins is an entrepreneur and a senior advisor to owners and leaders of corporations, entrepreneurs, and family offices that depend on creativity and people skills for their success. In his early career, as Head of Youth Programs at Channel 4 TV UK, he launched the careers of several of the UK’s best known TV personalities. He went on to win a British Academy Award for Originality for a program he co-created. In 1987, he founded the consulting business Hydra, which advised Media CEOs on Strategy, Innovation and Creativity. He sold Hydra in 2001 to the investment bank Hawkpoint, where he was appointed Vice Chairman and became Head of Media M&A. Since leaving Hawkpoint in 2004, Mr. Cummins has worked with a range of world-class C-level clients on their vision, strategy and culture.

Eric Kuhn, Director Nominee, has agreed to serve on our board of directors upon effectiveness of the registration statement of which this prospectus is a part. Mr. Kuhn is a technology, media and entertainment entrepreneur and a Tony award-winning Broadway producer.  He is currently the Senior Vice President of Marketing at CBS. Previously, Mr. Kuhn was a co-founder and CMO of Layer3 TV, a next generation cable provider that sold to T-Mobile. He has been on the forefront of social media and entertainment. He was Hollywood’s first “social media agent” at United Talent Agency where he represented many of the industry’s top writers, directors, actors and producers on investments, digital strategy and social media. He is also responsible for the launch of social media for CNN and the NBA. An active theater producer, Mr. Kuhn is involved in a variety of shows on Broadway including, Is This a Room, Dana H, The Inheritance (2020 Tony, Drama Desk, Drama League, GLAAD Media, Outer Critics Circle winner), Rogers & Hammerstein’s Oklahoma! (2019 Tony winner) and Harvey Fierstein’s Torch Song (2019 Tony nominee). A passionate advocate for the arts, he serves on the boards of Lincoln Center Theater and SeriesFest (an award-winning festival dedicated to showcasing episodic storytelling from around the world).

Valerie Golson, Director Nominee, has agreed to serve on our board of directors upon effectiveness of the registration statement of which this prospectus is a part. Ms. Golson is a media and gaming executive with over two decades of experience.  She is currently providing gaming and licensing consulting services to various companies, assisting them with government relations, gaming and sports betting legislation and regulation, as well as identifying and structuring new business opportunities and partnerships. Until August 2021, Ms. Golson spent over 15 years at Playboy Enterprises, most recently serving as Senior Vice President, Gaming and Hospitality, responsible for leading the company’s growth initiatives to achieve its long-term vision on a global scale.  She was also responsible for identifying first-of-a-kind partnerships that enhanced Playboy’s brand, as well as new and complementary revenue streams.  Earlier in her career Ms. Golson worked at MTV Networks, Univision and iN Demand in various affiliate marketing roles. She’s also a native Spanish speaker and has a B.A. from Mercer University and Master’s from New York University.

Jonathan Schechter, Director Nominee, has agreed to serve on our board of directors upon effectiveness of the registration statement of which this prospectus is a part. Mr. Schechter is a principal of The Special Equities Group, a division of Dawson James Securities, Inc., a full service investment bank, since April  2021. Mr. Schechter is a principal of The Special Equities Opportunity Fund, LLC, a fund principally devoted to investing in microcap stocks. He previously worked at Bradley Woods & Co., Ltd. and Chardan Capital Markets, LLC.  He is a director of Synaptogenix Inc. (NASDAQ: SNPX). He previously served as a director of DropCar, Inc. (NASDAQ: AYRO) and Neurotrope, Inc. (NASDAQ: NTRP). Mr. Schechter has worked with public companies for over two decades, including ten years of legal experience and thirteen years of investment banking experience. He has received formal education in finance and accounting and has extensive experience analyzing and evaluating the financial statements of public companies. Mr. Schechter holds an A.B. in Public Policy/Political Science from Duke University and a J.D. from Fordham University School of Law.  He is a licensed attorney in the State of New York.

Steven M. Plumb, CPA, Chief Financial Officer, is an seasoned senior executive and financial manager experienced in operations, finance and marketing. He has Big 4 CPA experience, a background in IT, biotech, oil and gas, real estate, medical and utility companies. Mr. Plumb was the chief financial officer of Artella Solutions, Inc., a private medical device company, since December 2018 through May 2021. He has served as the chief financial officer of DirectView Holdings, Inc. (DIRV.PK) since January 2020. From May 2013 through February 2019, Mr. Plumb was the Chief Financial Officer of ProBility Media Corp. (PBYA.PK). From 2011 to 2013, Mr. Plumb was the Chief Financial Officer of Bering Exploration, Inc., (BERX) an oil and gas exploration and production company. In April 2013, Mr. Plumb was appointed to the additional position of President of Bering. From 2012 to 2014, Mr. Plumb served as the chief financial officer of Complexa, Inc., a venture capital backed biotechnology company. From September 2009 to April 2012, Mr. Plumb served as the Chief Financial Officer of ADB International Group, Inc. (ADBI.PK) and from June 2010 to April 2012, he also served on the board of directors of ADBI.  From September 2010 to June 2011, Mr. Plumb served as the Chief Financial Officer of Galaxy Media & Marketing Corp (Galaxy) and from January 2011 to June 2011 he also served as a member of the board of directors and chair of the board of directors of Galaxy.    Since 2001, he has served as the owner and president of Clear Financial Solutions, Inc., a consulting firm that provides interim CFO services to small public companies.  In this capacity he has prepared SEC filings, managed investor relations, raised capital, conducted mergers and acquisition activities, developed successful offering memorandum, registration statements and investor presentations.  Mr. Plumb is a former auditor with PriceWaterhouseCoopers and KPMG. Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas.

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Involvement in Certain Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of its operations in the normal course of business. During the past ten years, none of our officers, directors, director nominees, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K except as set forth herein.

Corporate Governance

Director and Director Nominee Independence

Currently, our sole director, Jason Drummond, is not independent using the definition of independence under Nasdaq Listing Rule 5605(a)(2) and the applicable standards established by the SEC. However, when all the director nominees, except Jonathan Cummins, commence their service on our board of directors at the time of the effectiveness of the registration statement of which this prospectus is a part, a majority of our board of directors will be independent, The board of directors bases its independence determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. Our board of directors has undertaken a review of the independence of the director and director nominees and considered whether any director or director nominee has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our board of directors has determined that director nominees Eric Kuhn, Valerie Golson and Jonathan Schechter will be “independent” directors using the definition of independence under Nasdaq Listing Rule 5605(a)(2) and the applicable standards established by the SEC.

Committees of our Board

Currently, two committees have been established by the board of directors: the Audit Committee and the Compensation Committee. Upon the effectiveness of the registration statement of which this prospectus is a part, each standing committee will be staffed as described below. In addition, each committee’s functions are also described below.

Audit Committee. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. In addition, the Audit Committee is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm the independence of its members from its management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

●	coordinating the oversight by our board of directors of our code of business conduct and our disclosure controls and procedures;

●	establishing procedures for the confidential and or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

●	reviewing and approving related-party transactions.

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Upon the effectiveness of the registration statement of which this prospectus is a part, our Audit Committee will consist of Eric Kuhn, Valerie Golson and Jonathan Schechter, with Jonathan Schechter serving as chair of the Audit Committee. Our board of directors has affirmatively determined that each of the members of the Audit Committee meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, we expect our board to determine that Jonathan Schechter qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the Nasdaq rules. Our board of directors will adopt a written charter for the Audit Committee, which will be available on our principal corporate website at www.gametech.com, substantially concurrently with the consummation of this offering. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee. The Compensation Committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers our incentive compensation plans and equity-based plans (but our Board retains the authority to interpret those plans).  In addition, the Compensation Committee will be responsible for, among other matters:

●	reviewing and approving, or recommending to the board of directors to approve the compensation of our CEO and other executive officers and directors;

●	reviewing key employee compensation goals, policies, plans and programs;

●	administering incentive and equity-based compensation;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Upon the effectiveness of the registration statement of which this prospectus is a part, our Compensation Committee will consist of Eric Kuhn, Valerie Golson and Jonathan Schechter, with Jonathan Schechter serving as chair of the serving as chair of the Compensation Committee. Our board of directors has affirmatively determined that each of the members of the Compensation Committee meets the definition of “independent director” for purposes of serving on Compensation Committee under Nasdaq rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors will adopt a written charter for the Compensation Committee, which will be available on our principal corporate website at www.gametech.com, substantially concurrently with the consummation of this offering. The information on any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Director Nominations

We will not initially have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As we do not have a standing nominating committee, we will not have a nominating committee charter in place.

Our board of directors will consider candidates for nomination who, among other qualities, have a high standards of personal and professional ethics and integrity, proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment and skills that are complementary to those of the existing members of the board of directors.. . In general, in identifying and evaluating nominees for director, our board of directors will also consider the ability to assist and support management and make significant contributions to the Company’s success, factors as character, integrity, judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, other commitments and the like. s.

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Term of Office

All directors will hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of our board of directors.

Code of Business Conduct and Ethics

The board of directors will adopt a Code of Business Conduct and Ethics that will be applicable to the Company and to all our directors and officers and persons performing similar functions, including our principal executive officer and principal financial officer. A copy of the Company’s Code of Business Conduct and Ethics will be posted on our website at www.gametech.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Consulting and Finder Agreements

We have entered into consulting or finder agreements with several service providers including the below:

On August 3, 2020, the Company issued an aggregate of 2,000,000 shares of common stock valued at $2.50 per share to various parties in connection with the entry into a consulting agreement with Montrose Capital Partners Limited, a corporation formed under the laws of the UK.

On November 19, 2020, the Company entered into a finder’s fee agreement with a FINRA registered broker dealer to identify and introduce the Company to accredited investors. The Company agreed to pay the broker a cash fee equal to 9% of the total purchase price paid by investors introduced to the Company by the broker, and to issue it warrants to purchase nine percent 9% of the total number of shares or options shares purchased by an investor at an exercise price of $2.50 per share, with an expiration date five years from the date of issuance. One such investor was identified and made two investments: in November 2020 $1,500,000 for 600,000 shares of our common stock, resulting in the payment of a $135,000 cash fee to the broker and the issuance of 54,000 warrants; and in February 2021 $3,000,000 for 1,200,000 shares of our common stock, resulting in the payment of a $270,000 cash fee to the broker and the issuance of 108,000 warrants. In addition, the Company paid the broker additional compensation in November 2020 in the form of 250,000 restricted shares of the Company’s common stock.

On November 30, 2020, the Company entered into a finder’s fee agreement with a FINRA registered broker dealer to identify and introduce the Company to accredited investors. The Company agreed to pay the broker a cash fee equal to 9% of the total purchase price paid by investors introduced to the Company by the broker, and to issue it warrants to purchase nine percent 9% of the total number of shares or options shares purchased by an investor at an exercise price of $2.50 per share, with an expiration date five years from the date of issuance. One such investor was identified and made two investments: in December 2020 $1,000,000 for 400,000 shares of our common stock, resulting in the payment of a $90,000 cash fee to the broker and the issuance of 36,000 warrants; and in February 2021 $1,000,000 for 400,000 shares our common stock, resulting in the payment of a $90,000 cash fee to the broker and the issuance of 36,000 warrants. In addition, the Company agreed to pay the broker additional compensation in the form of 250,000 restricted shares of the Company’s common stock if and when the broker has introduced investors to the Company who have purchased from the Company securities for at least $3,000,000.

On August 4, 2021, the Company entered into a finder’s fee agreement with a FINRA registered broker dealer to identify and introduce the Company to accredited investors. The Company agreed to pay the broker a cash fee equal to 9% of the total purchase price paid by investors introduced to the Company by the broker, and to issue it warrants to purchase nine percent 9% of the total number of shares or options shares purchased by an investor at an exercise price of $3.25 per share, with an expiration date five years from the date of issuance. Four such investors were identified and made investments in the August 2021 Private Placement of an aggregate of $1,450,752 for 446,386 shares of our common stock, resulting in the payment of an approximately $121,567 cash fee to the broker and the issuance of 40,175 warrants.

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Family Relationships

There are no family relationships between any of our directors or executive officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Set forth below is information for the fiscal years indicated relating to the compensation of each person who served as our principal executive officer (and our then sole officer) (the “Named Executive Officer”) during the past two fiscal years.

Name and Principal Position(s)	Year	Salary	Bonus	Award(s)	Stock Compensation	All Other Compensation	Total Compensation
Jason Drummond	2020	$334,868	—	—	—	—	$334,868
CEO, CFO, Secretary and Director	2019	$180,788	—	—	—	—	$180,788

Compensation of Management

Currently, we have no formal employment or compensation arrangement with our sole officer Jason Drummond. Our board of directors determines the compensation given to our executive officers. Until such time as we enter into an employment or compensation arrangement with Mr. Drummond, all future compensation to be paid will be determined by our board of directors. Mr. Drummond’s current annual base salary is £240,000, which is the equivalent to $327,638 when valued using the exchange rate in effect on December 31, 2020; any bonus will be at the discretion of the Company, subject to the achievement of certain targets as agreed to between Mr. Drummond and Company.

On October 20, 2021, the Company appointed Steven M. Plumb, CPA as its chief financial officer through a contract  with Mr. Plumb’s entity, Clear Financial Solutions (“Clear”), pursuant to which Clear is paid $5,000 per month for Mr. Plumb’s service. In addition, Mr. Plumb and Clear’s other staff provide accounting and bookkeeping services to the Company, in consideration for which Clear is paid $2,000 per month, plus hourly fees for annual and quarterly report preparation. The contract expires on August 16, 2022, and unless canceled by either party by written notice 60 days prior to expiration, will automatically renew for successive twelve-month periods. Moreover, Mr. Plumb was awarded a stock grant for 30,000 shares of the Company’s common stock, vesting six months from date of grant The shares of common stock will be issued pursuant to a restricted stock award agreement under our 2021 Equity Incentive Plan.

Director Compensation

Set forth below is information for the fiscal years indicated relating director compensation to a director of our subsidiary during the past two fiscal years:

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Andrew Eggleston	2020	—	—	—	—	—	—	—
	2019	$9,608	—	—	—	—	—	$9,608

During the year ended December 31, 2020, no director of the Company received compensation from us, except as set forth above in the summary compensation table.

In connection with their respective appointments as a director, each of John Cummins, Eric Kuhn, Valerie Golson and Jonathan Schechter will enter into a director agreement with the Company, pursuant to which upon the execution of the agreement and after each full three months of the directorship term, he or she will receive for his or her services as a director of the Company (i) a payment of $10,000 in cash or, at the director’s option, a number of fully vested shares of our common stock having a fair market value of $10,0000, and (ii) 7,500 shares of our common stock, vesting over twelve (12) months from date of grant in four equal quarterly installments, based on continuing service as a director on each such vesting date. The shares of common stock to be issued under these agreements will be issued pursuant to a restricted stock award agreement under our 2021 Equity Incentive Plan. The foregoing will be subject to, and may be modified by, any policy adopted by the Board for the compensation if non-employee directors. We agreed to indemnify each such director for his or her activities as a member of the board of directors to the fullest extent permitted under the applicable corporate law and our bylaws as in effect from time to time.

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Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by the Company’s named executive officers or directors as of December 31, 2020.

2021 Equity Incentive Plan

In April 29, 2021, the board of directors unanimously adopted, and on May 21, 2021, holders of a majority of our common stock outstanding approved, the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to which awards covering up to 3,000,000 shares of our common stock (subject to annual increase on each January 1 of up to 4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, as determined by our board of directors) will be available for issuance. The purpose of the 2021 Plan is (a) enable the Company and its affiliates to attract and retain the types of employees, directors and consultants who will contribute to the Company’s long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business, thus enhancing the value of the Company for the benefit of its stockholders. Awards that may be granted under the 2021 plan include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted awards, (e) performance share awards, (f) cash awards, and (g) other equity-based awards.

The 2021 Plan has a term of ten years and will be administered by our Compensation Committee, or in the board of directors’ sole discretion by the board or one or more members of the board appointed by the board to administer the 2021 Plan, in accordance with the terms of the 2021 Plan.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, and under “Executive and Director Compensation” above, there have been no transactions since the beginning of the fiscal year of 2019, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest). A related person is any executive officer, director, nominee for director or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Consulting Agreement with John Cummins

On October 21, 2021, we entered into a consulting agreement with John Cummins to serve as a board advisor, pursuant to which he agreed to provide certain consulting services related to the Company’s development. The initial term of the agreement is for one year and may be renewed at the end of the term. Under the terms of the agreement, the Company issued (i) 50,000 shares of the Company’s common stock within seven days of the execution of the agreement, valued at $125,000, (ii) and 50,000 shares of the Company’s common stock upon the quotation of the Company’s stock on OTCQB. In addition, the Company will issue 100,000 shares of the Company common stock at each of the first three annual renewal periods, if the agreement is renewed.

Investments in Private Placements by Related Persons

From November 2020 to August 2021, we issued and sold in private placements to One44 Capital LLC an aggregate of 2,107,692 shares of the Company’s common stock for an aggregate purchase price of approximately $5,499,999.

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. We intend to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

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Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy will require that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 20, 2021 (giving effect to the grants of restricted stock to director nominees referred to below) by:

•	each of our named executive officers;

•	each of our directors and director nominees;

•	all of our current directors and director nominees and executive officers as a group; and

•	each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of October 20, 2021, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 31,324,453 shares of common stock outstanding on October 20, 2021.

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Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is c/o Gaming Technologies, Inc., Two Summerlin, Las Vegas, NV 89135, USA.

Name of Beneficial Owner	Number of Shares Beneficially Owned Prior to Offering	Percentage of Common Stock Beneficially Owned
Directors and Executive Officers
Jason Drummond	5,054,500	16.1%

John Cummins(1)	107,500	*

Eric Kuhn(1)	7,500	*

Valerie Golson(1)	7,500	*

Jonathan Schechter(1)	7,500	*

Steven M. Plumb(2)	30,000	*

All current executive officers and directors as a group (5 person)	5,214,000	16.6%

5% or Greater Stockholders
Epsilon Investments PTE 111 North Bridge Road, #21-03 Peninsula Plaza, Singapore 179098	6,706,425	21.4%

Fairfax Capital BV Herengracht 458 1017 CA Amsterdam, Netherlands	2,437,950	7.8%

Mark N. Tompkins App. 1, Via Guidino 23 Lugano-Paradiso 6900, Switzerland	1,854,000	5.9%

One44 Capital LLC 1249 Broadway Ste. 103 Hewlett, NY 11557	2,106,134	6.7%

*	Less than 1%.

1.	Director nominee. Represents restricted shares to be issued under 2021 Equity Incentive Plan upon effectiveness of the registration statement of which this prospectus is a part, vesting over twelve (12) months from date of issue in four equal quarterly installments, based on continuing service as a director on each such vesting date.

2.	Represents restricted shares under 2021 Equity Incentive Plan, vesting six (6) months from date of issue, based on continuing service as an officer on each such vesting date.

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DESCRIPTION OF SECURITIES

We are offering Units in this offering at a public offering price of $                per Unit. Each Unit consists of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price equal to $             per share, which is 100% of the public offering price per Unit (each a “Warrant” and together, the “Warrants”). Our Units will not be certificated and the shares of our common stock and the Warrants part of such Units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the Warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriters. You should review the underwriting agreement and the form of Warrant, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

This description is intended as a summary, and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated by-laws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

The Company is authorized to issue 45,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares are preferred stock, $0.001 par value per share. Our Board of Directors has approved a resolution to increase the number of our authorized shares of common stock to 400,000,000. We intend to submit these resolutions to our stockholders for approval by written consent. The consent of stockholders holding a majority of our outstanding voting shares will be required for approval.

Common Stock

As of October 20, 2021, there were 31,324,453 shares of our common stock issued and outstanding. All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by our board of directors out of funds legally available. In the event of liquidation, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all liabilities and liquidation preferences of preferred stockholders. The Company’s shareholders do not have cumulative or pre-emptive rights.

Warrants Offered in the Units in this Offering

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant. Form. The Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price of $          per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering. As described below, we have applied to list the Warrants on a national securities exchange under the symbol “GMGTW.”

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

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Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the Warrants is $          (or 100% of the public offering price per Unit) per share of common stock. The warrants will be immediately exercisable and may be exercised at any time up to the date that is five years after their original issuance. The exercise price of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the issuance of the warrants, a holder of the warrants exercises the warrants and a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the warrants to the holders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Exchange Listing. We have applied to list the Warrants on the Nasdaq Capital Market under the symbol “GMGTW.”

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Underwriter’s Warrants. The registration statement of which this prospectus is a part also registers for sale the Underwriters’ Warrants, as a portion of the underwriting compensation in connection with this offering. The Underwriters’ Warrants will be exercisable for four and one-half year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $          per share (100% of the public offering price per Unit). Please see “Underwriting—Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the underwriters in this offering, subject to the completion of the offering.

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Preferred Stock

As of the date of this prospectus, there are no preferred shares issued and outstanding. Our amended and restated articles of incorporation authorizes 5,000,000 shares of preferred stock, par value $0.001 per share, which may be issued by our board of directors from time to time in one or more series. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of preferred stock that may be issued in the future. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Warrants

As of the date of this prospectus, 2021 the Company had 234,000 warrants issued and outstanding each exercisable for one share of common stock at $2.50; and 40,175 warrants issued and outstanding each exercisable for one share of common stock at $3.25.

Options

The maximum number of shares of common stock that may be delivered pursuant to awards granted to eligible persons under the Company’s 2021 Equity Incentive Plan may not exceed 3,000,000 shares of common stock, subject to certain adjustments. As of the date of this prospectus, 2021 the Company had no options issued or outstanding.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

the transaction was approved by our board of directors prior to the time that the stockholder became an interested stockholder;

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Globex Transfer, LLC.

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UNDERWRITING

Maxim Group LLC (“Maxim”) is acting as the representative of underwriters of the offering (the “Representative”). We have entered into an underwriting agreement dated                           , 2021, with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Maxim Group LLC
Dawson James Securities, Inc.

Total

The underwriting agreement provides that the obligation of the underwriters to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the Units being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an (i) additional                            shares of common stock at a price of $             per share and/or (ii) additional Warrants to purchase                   shares of common stock at a price of $                per Warrant (15% of the shares of common stock and Warrants included in the Units sold in this offering), in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus, in any combination thereof to cover over-allotments, if any. To the extent that the underwriters exercise this option, each underwriter will become obligated, severally and not jointly, subject to conditions set forth in the underwriting agreement, to purchase approximately the same percentage of these additional shares of common stock and/or Warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock and/or Warrants to the underwriters to the extent the option is exercised. If any additional shares of common stock and/or Warrants are purchased pursuant to this option, the underwriters will offer the additional shares of common stock and/or Warrants on the same terms as those on which the other Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $                      and the total net proceeds, before expenses and after the credit to the underwriting commissions and corporate finance fee described below, to us will be approximately $                        .

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Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters propose to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of $            per Unit. If all of the Units offered by us are not sold at the public offering price per Unit, the underwriters may change the offering price per Unit and other selling terms by means of a supplement to this prospectus.

We will be responsible for and pay all expenses relating to the offering, including, without limitation, all filing fees and communication expenses relating to the registration of the securities to be sold in the offering (including the over-allotment option) with the SEC and the filing of the offering materials with FINRA; all fees and expenses relating to the listing of such securities on Nasdaq; all fees, expenses and disbursements relating to background checks of our officers and directors (up to $1,000 per individual); all fees, expenses and disbursements relating to the registration or qualification of such securities under the “blue sky” securities laws of such states and other jurisdictions as the underwriters may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of Maxim’s counsel)); all fees and expenses associated with the i-Deal system and NetRoadshow; the costs of all mailing and printing of the underwriting documents, this registration statement, prospectuses and all amendments, supplements and exhibits thereto; the costs and expenses of public relations firms; the costs of preparing, printing and delivering certificates representing such securities; fees and expenses of the transfer agent for such securities; stock transfer taxes, if any, payable upon the transfer of securities from the Company to the underwriters; the fees and expenses of the Company’s accountants and the fees and expenses of the underwriters’ and our legal counsel and other agents and representatives, provided that the maximum amount of legal fees, costs and expenses incurred by the underwriters that the we will be responsible for will not exceed $120,000 in the event of a closing of the offering, or $35,000 in the event that there is not a closing. We have paid an advance of $15,000 to the underwriters, which will be applied against such expenses. In the event the offering is terminated, the $15,000 expense advance paid to the underwriters will be returned to us to the extent that offering expenses were not actually incurred by the underwriters.

We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount and FINRA corporate finance fee, will be approximately $                   ..

Discretionary Accounts

The underwriters do not intend to confirm sales of the Units offered hereby to any accounts over which they have discretionary authority.

Indemnification and Insurance

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

We intend to put in place director and officer liability insurance following closing of this offering.

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Lock-Up Agreements

We and our officers, directors and holders of 5% or more of our outstanding shares of common stock, currently holding in the aggregate 18,319,009 shares of common stock, have agreed, subject to limited exceptions, for a period of 180 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representative of the underwriters. The Representative of the underwriters may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock, and there has been no public market for our Warrants. The public offering price for our Units will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock or Warrants will trade in the public market subsequent to this offering or that an active trading market for our common stock or Warrants will develop and continue after this offering.

Underwriter’s Warrants

We have agreed to issue to the underwriters (or their permitted assignees) warrants to purchase up to a total of                      shares of common stock (5% of the shares of common stock included in the Units purchased by them, excluding pursuant to the over-allotment, if any). The underwriter warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, and expiring five years from the effective date of the offering, which period is in compliance with FINRA Rule 5110(e). The warrants are exercisable at a per share price equal to $                per share, or 100% of the public offering price per Unit in the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. We are registering for resale under the Securities Act the shares of common stock issuable upon exercise of the underwriter warrants pursuant to the registration statement of which this prospectus is a part. In addition, the underwriter warrants provide for certain “piggyback” registration rights to the extent the shares underlying the underwriter warrants are not then covered by an effective registration statement. The piggyback registration rights provided will not be greater than five years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to registering the shares issuable on exercise of the underwriter warrants. The exercise price and number of shares issuable upon exercise of the underwriter warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the neither the exercise price nor the number of underlying shares will be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of 12 months after the closing of the offering, the Representative will have a right of first refusal to act as lead managing underwriter and lead book runner or minimally as a co-lead manager and co-book runner and/or co-lead placement agent with at least 30% of the economics for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings by us or any successor or subsidiary during such 12-month period, and for a period of 12 months after the closing of the offering, Dawson James Securities, Inc., will have a right of first refusal to act as joint book runner or minimally as a co-manager or co-placement agent with at least 30% of the economics for any and all such offerings during such 12-month period. Maxim, in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

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Trading; Nasdaq Capital Market Listing

Our common stock is presently quoted on the OTCQB market under the symbol “GMGT.” We have applied to list our common stock and Warrants offered in the offering on the Nasdaq Capital Market under the symbols “GMGT” and “GMGTW,” respectively. No assurance can be given that our listing application will be approved by the Nasdaq Capital Market; however, it is a condition of the underwriters’ obligation that our shares of common stock and Warrants have been approved for listing on the Nasdaq Capital Market.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock and warrants. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on an underwriter’s website and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

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Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus have been passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

Our financial statements as of December 31, 2020, and December 31, 2019, have been included in reliance on the report of Weinberg & Company, P.A., an independent registered public accounting firm, as stated in its report included herein, and have been so included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the Units being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.gametech.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

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GAMING TECHNOLOGIES, INC.
AND SUBSIDIARY

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Gaming Technologies, Inc. (Formerly Dito, Inc.)

New York, New York

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Gaming Technologies, Inc. (formerly Dito, Inc.) and subsidiary (the "Company") as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficiency) and cash flows for the years then ended, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its consolidated operations and its consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has no recurring source of revenue and has experienced negative operating cash flows since inception. The Company has financed its working capital requirements since inception through the sale of its equity securities and from borrowings. These matters raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1 to the consolidated financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2019.

/s/ Weinberg & Company, P.A.

Los Angeles, California

April 15, 2021

F-2

GAMING TECHNOLOGIES, INC. (FORMERLY DITO, INC.)

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019

ASSETS
Current assets:
Cash	$1,946,232	$320,402
Due from related parties	–	12,606
Deposits and other current assets	37,917	33,942
Total current assets	1,984,149	366,950
Property and equipment, net	8,503	12,132
Operating lease right of use asset, net	11,968	58,136
Intellectual property, net	50,967	99,968
Total assets	$2,055,587	$537,186

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$368,784	$51,672
Cancelled common stock investment payable	–	60,000
Due to related parties	14,918	1,950
Notes payable to related parties, net	–	52,225
Current portion of note payable, bank	2,241	–
Current portion of operating lease liability	11,968	46,509
Total current liabilities	397,911	212,356
Note payable, bank	62,741	–
Operating lease liability, net of current portion	–	11,627
Total liabilities	460,652	223,983

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; authorized -5,000,000 shares; issued - none	–	–
Common stock, $0.001 par value; authorized - 45,000,000 shares; issued and outstanding - 28,367,525 shares and 24,614,325 shares at December 31, 2020 and 2019, respectively	28,367	24,614
Additional paid-in capital	9,551,507	1,040,199
Accumulated other comprehensive income	(18,746)	2,766
Accumulated deficit	(7,966,193)	(754,376)
Total stockholders' equity	1,594,935	313,203
Total liabilities and stockholders' equity	$2,055,587	$537,186

See accompanying notes to consolidated financial statements.

F-3

GAMING TECHNOLOGIES, INC. (FORMERLY DITO, INC.)

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended
	December 31,
	2020	2019

Revenues	$–	$–

Costs and expenses:
Software development, including amortization of intellectual property of $61,058 and $60,805 in 2020 and 2019, respectively	128,563	163,786
General and administrative:
Officers, directors, affiliates, and other related parties	417,094	289,823
Other (including stock compensation costs of $5,875,000 in 2020)	6,647,146	174,989
Total costs and expenses	7,192,803	628,598
Loss from operations	(7,192,803)	(628,598)
Other income (expense):
Interest expense	(3,046)	(7,958)
Foreign currency gain	(15,968)	523
Total other expense, net	(19,014)	(7,435)
Net loss	(7,211,817)	(636,033)
Foreign currency translation adjustment	(21,512)	(2,522)

Comprehensive loss	$(7,233,329)	$(638, 555)

Net loss per common share - basic and diluted	$(0.28)	$(0.04)

Weighted average common shares outstanding - basic and diluted	25,699,190	15,514,647

See accompanying notes to consolidated financial statements.

F-4

GAMING TECHNOLOGIES, INC. (FORMERLY DITO, INC.)

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

Years Ended December 31, 2020 and 2019

	Common Stock		Common Stock	Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Stockholders' Equity
	Shares	Par Value	Issuable	Capital	Income	Deficit	(Deficiency)
Balance, December 31, 2018	2,502,500	$2,503	$32,495	$8,060	$5,288	$(118,343)	$(69,997)
Common stock issued for cash	8,549,350	8,549	–	256,672	–	–	265,221
Common stock issued in payment of notes payable	6,576,900	6,577	–	309,812	–	–	316,389
Common stock issued in connection with GameTech transaction	2,521,150	2,521	(32,495)	29,974	–	–	–
Common stock issued in connection with private placement	121,000	121	–	302,379	–	–	302,500
Common stock issued in payment of accrued costs and expenses to officers, directors, affiliates, and other related parties	4,343,425	4,343	–	133,302	–	–	137,645
Foreign currency translation adjustment	–	–	–	–	(2,522)	–	(2,522)
Net loss	–	–	–	–	–	(636,033)	(636,033)
Balance, December 31, 2019	24,614,325	24,614	–	1,040,199	2,766	(754,376)	313,203
Common stock issued in connection with private placement, net	1,403,200	1,403	–	2,626,597	–	–	2,628,000
Common stock issued as compensation	2,350,000	2,350	–	5,872,650	–	–	5,875,000
Accrued interest contributed to capital by related parties	–	–	–	12,061	–	–	12,061
Foreign currency translation adjustment	–	–	–	–	(21,512)	–	(21,512)
Net loss	–	–	–	–	–	(7,211,817)	(7,211,817)
Balance, December 31, 2020	28,367,525	$28,367	$–	$9,551,507	$(18,746)	$(7,966,193)	$1,594,935

See accompanying notes to consolidated financial statements.

F-5

GAMING TECHNOLOGIES, INC. (FORMERLY DITO, INC.)

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(7,211,817)	$(636,033)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,943	6,590
Amortization of intellectual property	67,620	60,805
Amortization of accrued lending fee	(610)	607
Amortization of operating lease right of use asset	45,008	32,363
Stock compensation	5,875,000	–
Foreign currency gain / (loss)	15,981	(523)
Changes in operating assets and liabilities:
(Increase) decrease in -
Due from related parties	12,109	83,816
Deposits and other current assets	(2,799)	(16,745)
Increase (decrease) in -
Accounts payable and accrued expenses	312,581	46,631
Due to related parties	(1,925)	16,333
Operating lease liability	(45,008)	(32,363)
Accrued interest payable	–	7,353
Net cash used in operating activities	(924,917)	(431,166)

Cash flows from investing activities:
Purchase of intellectual property	(13,055)	–
Purchase of property and equipment	(5,266)	(5,317)
Proceeds from sales of property and equipment	–	4,198
Net cash used in investing activities	(18,321)	(1,119)

Cash flows from financing activities:
Proceeds from notes payable	60,623	50,664
Proceeds from private placement of common stock	2,628,000	302,500
Cancelled common stock investment payable	–	60,000
Repayment of cancelled common stock subscription	(60,000)	–
Proceeds from sales of common stock to related parties	–	265,221
Repayment of notes payable to related parties	(35,508)	–
Net cash provided by financing activities	2,593,115	678,385

Effect of exchange rate on cash	(24,047)	(5,165)

Cash:
Net increase	1,625,830	240,935
Balance at beginning of year	320,402	79,467
Balance at end of year	$1,946,232	$320,402

(Continued)

F-6

GAMING TECHNOLOGIES, INC. (FORMERLY DITO, INC.)

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

	Years Ended December 31,
	2020	2019

Supplemental disclosures of cash flow information:
Cash paid for -
Interest	$–	$–
Income taxes	$–	$–

Non-cash investing and financing activities:
Principal amount of notes payable to related parties converted into common stock	$–	$316,389
Recognition of operating lease right of use asset and operating lease liability	$–	$91,774
Common stock issued in payment of accrued costs and expenses to officers, directors, affiliates, and other related parties	$–	$137,645
Value of common stock issued in connection with GameTech transaction	$–	$32,495
Accrued interest contributed to capital by related parties	$12,061	$3,667

See accompanying notes to consolidated financial statements.

F-7

GAMING TECHNOLOGIES, INC. (FORMERLY DITO, INC.)

AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

1. Organization and Basis of Presentation

Organization and Combination

Gaming Technologies, Inc. (formerly Dito, Inc.,) (“Gaming US”) was incorporated in the State of Delaware on July 23, 2019. Effective as of March 18, 2020, Gaming US completed a Share Exchange Agreement (the "Exchange Agreement") to acquire all of the outstanding ordinary shares of Gaming Technologies Limited, formerly Gaming UK Limited, (“Gaming UK”) that provided for each outstanding ordinary share of Gaming UK to be effectively converted into 25 shares of common stock of Gaming US. As a result, Gaming UK became a wholly-owned subsidiary of Gaming US in a recapitalization transaction (collectively, the “Company”). On December 21, 2020, the Company changed its name from Dito, Inc. to Gaming Technologies Inc.

Gaming UK was originally formed as Smart Tower Limited on November 3, 2017 in the United Kingdom for the purpose of software development. On June 29, 2018, Smart Tower Limited changed its name to NENX Gaming Limited and then to Gaming UK Limited on July 29, 2019 and to Gaming Technologies Limited on January 7, 2021.

Gaming US maintains its principal executive offices in New York, New York, United States. Gaming UK maintains its principal executive offices in London, England.

Basis of Presentation

For financial reporting purposes, the Exchange Agreement was accounted for as a combination of entities under common control (the "Combination"), as Gaming US was formed by Gaming UK, with the objective of Gaming UK becoming a wholly-owned subsidiary of Gaming US, and the resultant parent company being domiciled in the United States. As a result of the Combination, the former stockholders of Gaming UK became the controlling shareholders of Gaming US, and the Gaming UK management and board members became the management and board members of Gaming US.

Accordingly, the condensed consolidated financial statements presented herein for all periods are based on the historical financial statements of each of Gaming US and Gaming UK. The stockholders' equity section of the Gaming US balance sheet has been retroactively restated for all periods presented to reflect the accounting effect of the Combination. The net loss per share and weighted average common shares outstanding information presented herein also reflects this retroactive restatement for all periods presented. All costs associated with the Combination were charged to operations as incurred.

Unless the context indicates otherwise, Gaming Technologies, Inc. ("Gaming US") and Gaming Technologies UK Limited ("Gaming UK") are hereinafter referred to as the "Company".

The Company's activities are subject to significant risks and uncertainties, including the need for additional capital, as described below. The Company has not yet commenced any revenue-generating operations, does not have positive cash flows from operations, and is dependent on periodic infusions of debt and equity capital to fund its operating requirements.

Business Operations

The Company is a mobile games developer and publisher with offices in London and New York. The Company intends to license its software platform to mobile gaming operators and developers to enable rapid development of new games. In addition, the Company operates an online gaming operation in Mexico through its web site vale.mx.

F-8

On November 13, 2020, we entered into an Agreement for the Provision of Online Gaming Management and Consulting Services (as subsequently amended) with Comercial de Juegos de la Frontera, S.A. de C.V., a Mexican company doing business as Big Bola, pursuant to which we provide to Big Bola consulting and management services related to their interactive online betting and gaming business in Mexico via the web site www.vale.mx, a regulated online casino and sports betting site. vale.mx operates under Big Bola’s existing license issued by the General Directorate of Games and Raffles of the Ministry of Interior (SEGOB). Big Bola is one of only 14 operators legally authorized to offer legal betting and online casino services in Mexico. vale.mx has more than 500 online premium casino games available, which can be enjoyed both on mobile or via desktop. Players can receive promotions and play live roulette and blackjack, or high-definition slots from leading software providers such as NetEnt, Microgaming, Pragmatic Play, Evolution and Matrix Studios. We are responsible for player acquisition, promotion and retention for vale.mx. We manage players’ accounts and are required to ensure that the balance in players’ accounts at all times satisfies the requirements under applicable law, and we pay out winnings to players from Big Bola’s account. While Big Bola bears liability to the players as provided by the permit, as between us and Big Bola we bear the costs of this obligation. Each party indemnifies the other against certain liabilities and claims. Under the terms of the agreement, we share 60% of gross gaming revenue generated from the platform, subject to certain minimum guaranteed monthly amounts of Big Bola’s participation in the remaining gross gaming revenues. This venture began operations in February 2021.

Going Concern

The Company's consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company has had no operating revenues to date, and has experienced recurring net losses from operations and negative operating cash flows. During the year ended December 31, 2020, the Company incurred a net loss of $7,211,817 utilized cash in operating activities of $924,917, and had an accumulated deficit of $7,966,193 as of December 31, 2020. The Company has financed its working capital requirements since inception through the sale of its equity securities and from borrowings.

At December 31, 2020, the Company had cash of $1,946,232, reflecting cash of $2,628,000 from the sale of common stock in the fourth quarter of 2020.  The Company estimates that a significant amount of capital will be necessary over a sustained period of time to advance the development of the Company's business to the point at which it can become commercially viable and self-sustaining. However, there can be no assurances that the Company will be successful in this regard.

As a result, management has concluded that there is substantial doubt about the Company's ability to continue as a going concern within one year of the date that the accompanying consolidated financial statements are issued. In addition, the Company's independent registered public accounting firm, in their report on the Company's consolidated financial statements for the year ended December 31, 2020, has also expressed substantial doubt about the Company's ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan, and to ultimately achieve sustainable operating revenues and profitability. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The development and expansion of the Company's business in 2021 and thereafter will be dependent on many factors, including the capital resources available to the Company. No assurances can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company or adequate to fund the development and expansion of the Company's business to a level that is commercially viable and self-sustaining. There is also significant uncertainty as to the affect that the coronavirus pandemic may have on the availability, amount and type of financing in the future.

If cash resources are insufficient to satisfy the Company's ongoing cash requirements, the Company would be required to scale back or discontinue its operations, obtain funds, if available, although there can be no certainty, through strategic alliances that may require the Company to relinquish rights to its technology, or to discontinue its operations entirely.

2. Summary of Significant Accounting Policies

Principles of Combination

The accompanying consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("GAAP") and include the financial statements of Gaming US and its wholly-owned foreign subsidiary, Gaming UK. Intercompany balances and transactions have been eliminated in consolidation.

F-9

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates are expected to include those related to assumptions used in calculating accruals for potential liabilities, valuing equity instruments issued for services, and the realization of deferred tax assets.

Cash

The Company maintains its cash balances with financial institutions with high credit ratings. The Company has not experienced any losses to date resulting from this practice.

As of December 31, 2020 and 2019, the Company's cash balances by currency consisted of the following:

	December 31,
	2020	2019

GBP	£49,127	£32,301
USD	$1,879,166	277,565

Cash balances in British Pounds are maintained in the United Kingdom and cash balances in United States Dollars are maintained in the United States.

Concentration of Risk

The Company may periodically contract with consultants and vendors to provide services related to the Company's business development activities. Agreements for these services may be for a specific time period or for a specific project or task. The Company did not have any agreements at December 31, 2020 or 2019.

Income Taxes

The Company accounts for income taxes under an asset and liability approach for financial accounting and reporting for income taxes. Accordingly, the Company recognizes deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities.

The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. In the event the Company was to determine that it would be able to realize its deferred tax assets in the future in excess of its recorded amount, an adjustment to the deferred tax assets would be credited to operations in the period such determination was made. Alternatively, should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to operations in the period such determination was made.

Gaming US is subject to U.S. federal income taxes and income taxes of the State of New York. The Company's operations in the United States during the years ended December 31, 2020 and 2019 were nominal.

Gaming UK is subject to taxation in the United Kingdom. As a foreign corporation, Gaming UK is not consolidated with Gaming US in the Company's U.S. federal tax filings.

As the Company's net operating losses in the respective jurisdictions in which it operates have yet to be utilized, all previous tax years remain open to examination by the taxing authorities in which the Company currently operates. The Company had no unrecognized tax benefits as of December 31, 2020 and 2019 and does not anticipate any material amount of unrecognized tax benefits within the next 12 months.

F-10

The Company accounts for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by GAAP. The tax effects of a position are recognized only if it is "more-likely-than-not" to be sustained by the taxing authority as of the reporting date. If the tax position is not considered "more-likely-than-not" to be sustained, then no benefits of the position are recognized. As of December 31, 2020 and 2019, the Company had not recorded any liability for uncertain tax positions. In subsequent periods, any interest and penalties related to uncertain tax positions will be recognized as a component of income tax expense.

Stock-Based Compensation

The Company issues common stock and intends to issue stock options to officers, directors and consultants for services rendered. Options will vest and expire according to terms established at the issuance date of each grant. Stock grants, which are generally time vested, will be measured at the grant date fair value and charged to operations ratably over the vesting period.

The fair value of stock options granted as stock-based compensation will be determined utilizing the Black-Scholes option-pricing model, and can be affected by several variables, the most significant of which are the life of the equity award, the exercise price of the stock option as compared to the fair market value of the common stock on the grant date, and the estimated volatility of the common stock. Estimated volatility will be based on the historical volatility of the Company's common stock over an appropriate calculation period, or, if not available, by reference to the volatility of a representative sample of comparable public companies.  The risk-free interest rate will be based on the U.S. Treasury yield curve in effect at the time of grant. The fair market value of the common stock will be determined by reference to the quoted market price of the Company's common stock on the grant date, or, if not available, by reference to an appropriate alternative valuation methodology.

The Company will recognize the fair value of stock-based compensation awards in general and administrative costs or in software development costs, as appropriate, in the Company's consolidated statements of operations. The Company will issue new shares of common stock to satisfy stock option exercises.

As of December 31, 2020 and 2019, the Company did not have any outstanding stock options.

Comprehensive Income (Loss)

Comprehensive income or loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Components of comprehensive income or loss, including net income or loss, unrealized gains or losses on available-for-sale securities, unrealized gains or losses on other financial investments, unrealized gains or losses on pension and retirement benefit plans, and foreign currency translation adjustments, are reported in the financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss) are reported net of any related tax effect to arrive at comprehensive income (loss). The Company's comprehensive income (loss) for the years ended December 31, 2020 and 2019 consists of foreign currency translation adjustments.

Earnings (Loss) Per Share

The Company's computation of earnings (loss) per share ("EPS") includes basic and diluted EPS. Basic EPS is measured as the income (loss) attributable to common stockholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible notes payable, convertible preferred stock, warrants and stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. At December 31, 2020, the Company excluded warrants to acquire 90,000 shares of common stock from its calculation of loss per share as their effect would be antidilutive. Basic and diluted loss per common share is the same for all periods presented because the aforementioned warrants were antidilutive.

F-11

Fair Value of Financial Instruments

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. Disclosure as to transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements, is also required.

Level 1. Observable inputs such as quoted prices in active markets for an identical asset or liability that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active-exchange traded securities and exchange-based derivatives.

Level 2. Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange-based derivatives, mutual funds, and fair-value hedges.

Level 3. Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions. Financial assets and liabilities utilizing Level 3 inputs include infrequently-traded non-exchange-based derivatives and commingled investment funds and are measured using present value pricing models.

The Company will determine the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company will perform an analysis of the assets and liabilities at each reporting period end.

The carrying value of financial instruments (consisting of cash and accounts payable and accrued expenses) is considered to be representative of their respective fair values due to the short-term nature of those instruments.

Property and Equipment

Property and equipment is recorded at cost.  Major improvements are capitalized, while maintenance and repairs that do not improve or extend the useful life of the respective assets are charged to expense as incurred.  Gains and losses from disposition of property and equipment are included in income and expense when realized. Depreciation of property and equipment is provided using the straight-line method over an estimated useful life of three years.

The Company recognizes depreciation of property and equipment in general and administrative costs in the Company's consolidated statement of operations.

Leases

Effective January 1, 2019, the Company adopted Accounting Standards Update 2016-02, Leases (Topic 842) ("ASU 2016-02"), which requires a lessee to record a right-of-use asset and a corresponding lease liability at the inception of the lease initially measured at the present value of the lease payments.  ASU 2016-02 requires recognition in the statement of operations of a single lease cost that is calculated as a total cost of the lease allocated over the lease term, generally on a straight-line basis.  ASU 2016-02 excludes short-term operating leases with a lease term of 12 months or less at the commencement date, and that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

Software Development Costs

Due to the significant uncertainty with respect to the successful development of commercially viable products based on Company's development efforts, all software development costs incurred with respect to the Company's mobile gaming platform as described at Note 3 are charged to operations as incurred.

F-12

Intellectual Property

Intellectual property, consisting of software, is recorded at cost.  Amortization of intellectual property is provided using the straight-line method over an estimated useful life of three years.

The Company recognizes amortization of intellectual property in software development costs in the Company's consolidated statement of operations.

Long-Lived Assets

The Company reviews long-lived assets, consisting of property and equipment and intellectual property, for impairment at each fiscal year end or when events or changes in circumstances indicate the carrying value of these assets may exceed their current fair values. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the assets. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated. The Company has not historically recorded any impairment to its long-lived assets. In the future, if events or market conditions affect the estimated fair value to the extent that a long-lived asset is impaired, the Company will adjust the carrying value of these long-lived assets in the period in which the impairment occurs. As of December 31, 2020 and 2019, the Company had not deemed any long-lived assets as impaired and was not aware of the existence of any indicators of impairment at such dates.

Foreign Currency

The accompanying consolidated financial statements are presented in United States dollars ("USD"). The functional currency of Gaming UK, the Company's foreign subsidiary, is the British Pound (“GBP”), the local currency in the United Kingdom. Accordingly, assets and liabilities of the foreign subsidiary are translated at the current exchange rate at the end of the period, and revenues and expenses are translated at average exchange rates during the years ended December 31, 2020 and 2019. The resulting translation adjustments are recorded as a component of shareholders' equity (deficiency). Gains and losses from foreign currency transactions are included in net income (loss).

Translation of amounts from the local currencies of the foreign subsidiary, Gaming UK, into USD has been made at the following exchange rates for the respective periods:

	As of and for the Years Ended December 31,
	2020	2019

Period-end GBP to USD1.00 exchange rate	1.3652	1.3262
Period-average GBP to USD1.00 exchange rate	1.2825	1.2772

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). ASU 2016-13 significantly changes how entities measure credit losses for most financial assets, including accounts and notes receivables. ASU 2016-13 will replace the current "incurred loss" approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the provisions of ASU 2016-13 as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which ASU 2016-13 is effective. As small business filer, ASU 2016-13 will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022. Management is currently in the process of assessing the impact of adopting ASU-2016-13 on the Company's financial statements and related disclosures.

F-13

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements and related disclosures.

3. Property and Equipment

Property and equipment as of December 31, 2020 and 2019 is summarized as follows:

	December 31,
	2020	2019

Computer and office equipment	$27,307	$21,158
Less accumulated depreciation	(18,804)	(9,026)
Computer and office equipment, net	$8,503	$12,132

All of the Company's property and equipment is located in the United Kingdom. Depreciation expense for the years ended December 31, 2020 and 2019 was $8,943 and $6,590, respectively. Depreciation expense is included in general and administrative costs in the Company's consolidated statement of operations.

4. Intellectual Property

Intellectual property as of December 31, 2020 and 2019 is summarized as follows:

	December 31,
	2020	2019

Software	$194,977	$189,413
Internet domain name	13,055	–
Total intellectual property	208,032	189,413
Less accumulated amortization	(157,065)	(89,445)
Intellectual property, net	$50,967	$99,968

Amortization expense for the years ended December 31, 2020 and 2019 was $67,620 and $60,805, respectively. Amortization expense is included in software development costs in the Company's consolidated statement of operations.

The following schedule sets forth the remaining amortization of intellectual property as of December 31, 2020:

2021	$50,967
Total	$50,967

F-14

5. Notes Payable to Related Parties

As of December 31, 2020 and 2019, notes payable to related parties consisted of the following:

	December 31,
	2020	2019

Epsilon Investments PTE	$–	$11,191
Jason Drummond	–	2,607
Fairfax Capital BV	–	38,427
	$–	$52,225

Epsilon Investments PTE

On August 6, 2018, the Company borrowed $142,000 (approximately equivalent to 110,000£) from Epsilon Investments PTE ("Epsilon"), a significant shareholder of the Company, on an unsecured basis with interest at 6% per annum. The loan agreement did not contain any provisions for conversion into common stock.

On October 22 2018, the Company borrowed an additional $110,000 (approximately equivalent to 85,000£) from Epsilon on an unsecured basis with interest at 6% per annum. The loan agreement did not contain any provisions for conversion into common stock.

As a result, through December 31, 2018, total borrowings from Epsilon were $252,000 (approximately equivalent to 195,000£), presented as principal amount of $248,450 at December 31, 2018 due to the impact of currency conversion adjustments.

As of December 31, 2018, accrued interest with respect to the Epsilon borrowings totaled $4,666 (approximately equivalent to 3,662£).

On May 7, 2019, principal of $19,651 (approximately equivalent to 15,000£) was converted into 696,025 shares of the Company's common stock, representing a price per share of approximately $0.03. On May 29, 2019, principal of $227,279 (approximately equivalent to 180,000£) was converted into 4,504,500 shares of the Company's common stock, representing a price per share of approximately $0.05. As of December 31, 2019, accrued interest with respect to the Epsilon borrowings totaled $11,191 (approximately equivalent to 8,439£).

On March 23, 2020, accrued interest with respect to the Epsilon borrowings in the amount of $9,782 (approximately equivalent to 8,439£) was waived and recorded as a contribution to capital by a credit to additional paid-in capital.

Jason Drummond

On August 6, 2018, the Company borrowed a total of $52,000 (approximately equivalent to 40,000£) from Jason Drummond ("Drummond"), a significant shareholder of the Company, on an unsecured basis with interest at 6% per annum. The loan did not contain any provisions for conversion into common stock.

On October 22, 2018, the Company issued a note payable to Drummond in the amount of $20,000 (approximately equivalent to 15,000£) on an unsecured basis at an interest rate of 6% per annum. Consideration for the note payable consisted of subsequent cash advances from Mr. Drummond totaling $12,867 (approximately equivalent to 10,000£) and the payment of accrued base salary of $6,341 (approximately equivalent to 5,000£).

F-15

As of December 31, 2018, accrued interest with respect to the loans from Mr. Drummond totaled $1,257 (approximately equivalent to 986£).

On May 29, 2019, principal of $69,459 (approximately equivalent to 55,000£) was converted into 1,376,375 shares of the Company's common stock, representing a price per share of approximately $0.05.

As of December 31, 2019, accrued interest with respect to the loans from Mr. Drummond totaled $2,607 (approximately equivalent to 1,996£).

On March 23, 2020, accrued interest with respect to the loans from Mr. Drummond in the amount of $2,279 (approximately equivalent to 1,966£) was waived and recorded as a contribution to capital by a credit to additional paid-in capital.

Fairfax Capital BV

On October 29, 2019, the Company borrowed $40,338 under an agreement with Fairfax Capital BV ("Fairfax"), a significant shareholder, pursuant to an agreement to lend up to $45,000. The lending agreement was non-interest bearing, but provided for the payment of a fee of 10% of the total loan value when the principal was repaid, which was repayable no later than twelve months from the date of the agreement.

During April 2020, the Company repaid the Fairfax loan, including the accrued lending fee, in full.

6. Note Payable to Bank

On June 9, 2020, Gaming UK received an unsecured loan of $60,600 (equivalent to 47,600£) from Metro Bank PLC under the Bounce Bank Loan Scheme managed by the British Business Bank on behalf of, and with the financial backing of, The Secretary of State for Business, Energy and Industrial Strategy of the Government of the United Kingdom. The Government of the United Kingdom has provided a full guarantee to Metro Bank PLC with respect to the repayment of this loan.  The proceeds from the loan are required to be used for working capital purposes, for investment in a company's business, and to support trading or commercial activity in the United Kingdom. The loan is for a term of 72 months and has a fixed interest rate of 2.5% per annum. Gaming UK is not required to make any payments of interest on the loan during the first 12 months of this loan, with such amount being paid by the Government of the United Kingdom under its business interruption payment program. Beginning in the 13th month after the drawdown of the loan, Gaming UK will be required to repay the loan by making 60 equal monthly payments of principal and interest aggregating $1,076 (equivalent to 845£) per month. During the year ended December 31, 2020, the Company recorded interest expense of $851 with respect to this loan, which was paid by the Government of the United Kingdom under this program. As of December 31, 2020, $64,982 was due under this note, of which, $2,241 was reflected as current portion due.

Maturities of long-term debt for each of the next five years and thereafter are as follows:

Year ended December 31,	Amount
2021	$2,241
2022	10,137
2023	10,137
2024	10,137
2025	10,137
Thereafter	22,193
Total payments	64,982
Less current portion	2,241
$62,741

F-16

7. Leases

Short-Term Operating Lease

The Company leases office facilities in New York, New York on a month-to-month basis at a cost of $142 per month. Aggregate payments under this operating lease charged to general and administrative expenses in the statement of operations were $1,704 and $1,514 for the years ended December 31, 2020 and 2019, respectively.

Long-Term Operating Lease

The Company's wholly-owned subsidiary in the United Kingdom, Gaming UK, leases office facilities in London, England. The Company did not have any other leases with initial terms of 12 months or more at December 31, 2020 or 2019.

Operating lease right-of-use assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. Right-of-use assets represent the Company's right to use an underlying asset for the lease term, and right-of-use lease liabilities represent the Company's obligation to make lease payments arising from the lease. Generally, the implicit rate of interest, equivalent to a discount rate, in lease arrangements is not readily determinable and the prevailing commercial property mortgage rate is utilized in determining the present value of lease payments.

The monthly cash payment for this operating lease is approximately $4,010 per month, and the lease term ends on March 31, 2021. The Company recorded right-of-use assets and liabilities of $91,774 on March 19, 2019, based on the present value of payments and an incremental borrowing rate of 4.27% per annum.

The following schedule sets forth the operating lease right of use activity for the years ended December 31, 2020 and 2019:

	2020	2019
Capitalized present value of lease payments	$91,774	$91,774
Less amortization	(77,371)	(32,363)
Foreign currency adjustment	(2,435)	(1,275)
Operating lease right of use asset, net	$11,968	$58,136

The following schedule sets forth the current portion and long-term portion of operating lease liabilities as of December 31, 2020 and 2019:

	December 31,
	2020	2019

Current portion	$11,968	$46,509
Long-term portion	–	11,627
Total lease liability	$11,968	$58,136

F-17

This operating lease had a remaining term of 0.25 years as of December 31, 2020. The following schedule sets forth the remaining annual future lease payments outstanding as of December 31, 2020:

2021	$12,030
Less amount representing imputed interest	(62)
Present value of lease liabilities	$11,968

Cash paid for the amounts included in the measurement of lease liabilities for the years ended December 31, 2020 and 2019 was $36,090 and $36,090, respectively. Aggregate lease expense for this operating lease charged to general and administrative expenses in the statement of operations was $52,587 and $55,029 for the years ended December 31, 2020 and 2019, respectively.

8. Related Party Transactions

Salary and Fees to Directors, Consultants and Professionals

During the years ended December 31, 2020 and 2019, the Company incurred salary and fees to officers, directors, consultants and professionals in the amount of $417,094 and $289,823, respectively, as follows:

	December 31,
	2020	2019

Jason Drummond	$334,868	$180,788
Julian Parge	82,226	88,577
Andrew Eggleston	–	20,458
Total	$417,094	$289,823

Advances

During the years ended December 31, 2020 and 2019, the Company incurred base salary owed to Jason Drummond, its sole officer (paid to him or to his affiliates), and periodically advanced base salary to Mr. Drummond (paid to him or to his affiliates) in anticipation of future services. As a result of such advances, as of December 31, 2019, $12,606 was due from Mr. Drummond, which was repaid in January 2020.

Additional information with respect to notes payable to related parties and common shares issued to officers, directors, affiliates, and other related parties in payment of costs and expenses is provided at Notes 5 and 9.

9. Stockholders' Equity

Preferred Stock

The Company has authorized a total of 5,000,000 shares of preferred stock, par value $0.001 per share. No preferred shares have been designated by the Company as of December 31, 2020 and 2019.

F-18

Common Stock

The Company is authorized to issue up to 45,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2020 and 2019, the Company had 28,367,525 and 24,614,325 shares of common stock issued and outstanding, respectively.

Issuances of common stock upon conversion of notes payable

On May 7, 2019, a note payable to a related party in the principal amount of $19,651 was converted into 696,025 shares of the Company's common stock, reflecting an effective price per share of approximately $0.03.

On May 29, 2019, notes payable to related parties in the principal amount of $296,738 were converted into 5,880,875 shares of the Company's common stock, reflecting an effective price per share of approximately $0.05.

Additional information with respect to common stock issued in connection with the conversion of notes payable is provided at Note 5.

Common Stock Issuable

On August 10, 2018, the Company (through Gaming UK) entered into an Asset Sale Agreement (the "Sale Agreement") with GameTech UK pursuant to a Court Order (the "Order") issued by the Joint Administrators of GameTech UK Limited (in administration) on May 29, 2018. The Order granted an application previously made on April 19, 2019 for the Administrators of GameTech to sell GameTech assets which were subject to the claims of the secured creditors. Among other provisions, the Order called for the infusion of $300,000 (approximately equivalent to 235,000£) into the Company, and the issuance of 30% of the Company's equity to the secured creditors, for which the secured creditors would release their secured interest. Accordingly, it was determined that 3,271,150 common shares, valued at $42,162 (approximately equivalent to 33,016£), were to be issued in order to satisfy this provision. On December 4, 2018, 750,000 of such shares valued at $9,667 (approximately equivalent to 7,570£), were issued. At December 31, 2018, common stock issuable consisted of the value of 2,521,150 shares of the Company's common stock allocated to satisfy certain provisions of the transaction with GameTech UK Limited ("GameTech") as described below.

On May 29, 2019, the remaining 2,521,150 of such shares valued at $32,495 (approximately equivalent to 25,446£) were issued.

Common Shares Issued to Officers, Directors, Affiliates and Other Related Parties in Payment of Costs and Expenses

During the year ended December 31, 2019, the Company issued 4,343,425 shares of the Company's common stock, valued at $137,645, reflecting an effective price per share of approximately $0.03, in payment of accrued costs and expenses to officers, directors, affiliates, and other related parties.

Private Placement of Common Stock

On May 7, 2019, the Company sold 7,424,350 shares of the Company's common stock to an existing shareholder for a cash purchase price of $209,614, reflecting an effective price per share of approximately $0.03. On September 25, 2019, the Company sold 1,125,000 shares of the Company's common stock to an existing shareholder for a cash purchase price of $55,606, reflecting an effective price per share of approximately $0.05.

F-19

Effective as of February 26, 2020, the Company completed a private placement to non-U.S. persons for the sale of 205,000 shares of its common stock (the "Private Placement") at a price of $2.50 per share pursuant to Rule 903 of Regulation S under the Securities Act with thirteen individual investors for cash proceeds of $512,500. No fees or other costs were incurred in connection with this Private Placement. Of the 205,000 shares of common stock sold, 121,000 shares were sold for a total purchase price of $302,500 prior to December 31, 2019.  During January and February 2020, the remaining 84,000 shares were sold for a total purchase price of $210,000. The proceeds from the Private Placement were used for general operating purposes.

On March 4, 2020, the fourteenth investor elected to cancel their subscription for 24,000 shares of common stock. The subscription proceeds of $60,000, which were received in December 2019, were returned to the cancelling investor on March 18, 2020. As of December 31, 2019, the cancelled stock sale was excluded from stockholders' equity and was reflected as a cancelled common stock investment payable in the consolidated balance sheet at such date.

During June 2020, the Company sold an aggregate of 24,200 shares of common stock at $2.50 per share to 3 investors, generating gross proceeds of $60,500.

On October 16, 2020, the Company sold 5,000 shares of common stock at $2.50 per share to an investor, generating gross proceeds of $12,500.

On November 12, 2020, the Company sold 40,000 shares of common stock at $2.50 per share to two investors, generating gross proceeds of $100,000.

On November 20, 2020, the Company sold 600,000 shares of common stock at $2.50 per share to an investor, generating gross proceeds of $1,500,000. In connection with this transaction, the Company agreed to pay a cash finder’s fee to a broker equal to nine percent (9%) of gross proceeds, equal to $135,000, and a warrant to purchase nine percent (9%) of the total shares purchased, or 54,000 shares of the Company’s common stock, at $2.50 per share, with a term of five years. In addition, the Company agreed to pay the broker additional compensation consisting of 250,000 restricted shares of common stock if and when the investor has purchased an aggregate of 1,600,000 shares of the Company’s common stock in a private placement.

On December 2, 2020, the Company sold 400,000 shares of common stock at $2.50 per share to an investor, generating gross proceeds of $1,000,000. The Company paid $90,000 in placement agent fees and $30,000 in legal fees in connection with the private placement.

Consulting Agreements

Effective August 3, 2020, the Company entered into a consulting agreement with Montrose Capital Partners Limited to provide consulting, advisory and related services to the Company for a term of two years. Consideration under this consulting agreement was paid exclusively in the form of 2,000,000 shares of the Company's common stock, which were valued at $5,000,000 based on the fair value of the Company's common stock of $2.50 per share on the effective date of the consulting agreement. The total consideration pursuant to this consulting agreement of $5,000,000 was charged to general and administrative costs in the statement of operations on the issuance date. The consulting agreement requires the Company to include such shares in any registration statement that it files with the SEC.

On October 21, 2020, the Company entered into an agreement with a consultant to serve as a board advisor. The term of the agreement is for one year and may be renewed at the end of the term. Compensation consists of the following stock grants: 50,000 shares of the Company’s common stock within seven days of the execution of the agreement, valued at $125,000; 50,000 shares of the Company’s common stock upon the quotation of the Company’s stock on OTC Markets; and 100,000 shares of the Company common stock at each of the following three renewal periods, if the agreement is renewed.

F-20

On November 6, 2020, the Company entered into an agreement with a consultant to serve as a board advisor. The term of the agreement is for one year and may be renewed at the end of the term. Compensation consists of the following stock grants: 50,000 shares of the Company’s common stock within seven days of the execution of the agreement, valued at $125,000; 50,000 shares of the Company’s common stock six months after the date of the agreement; 50,000 shares of the Company’s common stock upon the first renewal of the agreement and 50,000 shares of the Company’s common stock six months after the first renewal; and, 100,000 shares of the Company common stock at each of the following two renewal periods, if the agreement is renewed.

On November 25, 2020, the Company entered into an agreement with a consultant to serve as a board advisor. The term of the agreement is for one year with automatic renewal for successive one-year terms unless either party elects not to renew. Compensation consists of 250,000 shares of the Company’s common stock within seven days of the execution of the agreement, valued at $625,000.

Warrants

A summary of warrant activity for the year ended December 31, 2020 is presented below:

	Warrants	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Outstanding on December 31, 2019	–	$–	–	$–
Granted	90,000	2.50	4.89	–
Exercised	–	–	–	–
Outstanding on December 31, 2020	90,000	$2.50	4.89	$–

10. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 2020 and 2019 are summarized below.

	December 31,
	2020	2019
Net operating loss carryforwards - Foreign	$1,879,000	$143,000
Net operating loss carryforwards - U.S.	421,000	1,000
	2,300,000	144,000
Valuation allowance	(2,300,000)	(144,000)
Net deferred tax assets	$–	$–

In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. As of December 31, 2020 and 2019, management was unable to determine if it is more likely than not that the Company's deferred tax assets will be realized and has therefore recorded an appropriate valuation allowance against deferred tax assets at such dates.

No U.S. federal tax provision has been provided for Gaming US for the years ended December 31, 2020 and 2019 due to the losses incurred during such periods.

F-21

The reconciliation below presents the difference between the income tax rate computed by applying the U.S. federal statutory rate and the effective tax rate for the years ended December 31, 2020 and 2019.

	Years Ended December 31,
	2020	2019

U. S. federal statutory tax rate	(21.0)%	(21.0)%
Difference between U.S. and U.K. tax rates	2.0%	2.0%
Change in valuation allowance	19.0%	19.0%
Effective tax rate	0.0%	0.0%

The Company's United Kingdom subsidiary is subject to the income tax laws of the United Kingdom. The corporate tax rate in the United Kingdom is 19% on income reported in its statutory financial statements, after appropriate tax adjustments, for the fiscal years commencing April 1, 2017, 2018, 2019, and 2020 and 18% for the fiscal year commencing April 1, 2020.

At December 31, 2020, the Company has available net operating loss carryforwards for U.S. federal and United Kingdom corporate income tax purposes of approximately $825,000 and $1,912,000, respectively. U.S. federal net operating losses, if not utilized earlier, expire through 2039. United Kingdom net operating losses may be carried over indefinitely.

11. Commitments and Contingencies

Legal Contingencies

The Company may be subject to legal proceedings from time to time as part of its business activities. As of December 31, 2020 and 2019, the Company was not subject to any threatened or pending legal actions or claims.

Contractual Commitments

The Company has retained Julian Parge as a consultant to Gaming UK, at the request and under the sole discretion of Gaming UK, at the rate of $1,658 (equivalent to 1,250£) per week up to a maximum of $82,888 (equivalent to 62,500£) per annum.

Impact of COVID-19 on the Company

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis. Although the Company has not experienced any significant disruption to its business to date, these conditions could significantly negatively impact the Company's business in the future.

The extent to which the COVID-19 outbreak ultimately impacts the Company's business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may be at risk of experiencing a significant impact to its business as a result of the global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

F-22

Currently, capital markets have been disrupted by the crisis, as a result of which the availability, amount and type of financing available to the Company in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors.

The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

12. Subsequent Events

Private Placement of Common Stock

During the three months ended March 31, 2021, the Company sold 1,614,600 shares of its common stock to private investors for gross proceeds of $4,036,500.

Consulting Agreements

In January 2021, the Company entered into two agreements with two consultants to provide investor relation services to the Company. The agreements are for a term of one year. The Company issued 200,000 shares of its common stock in exchange for the services. The common stock was valued at $500,000 at the time the agreements were executed.

In February 2021, the Company entered into an internet advertising campaign with a consultant. The contract is for a term of one year and calls for an initial non-refundable deposit of $20,000 upon the execution of the agreement and a payment of $1,000,000, payable with shares of the Company’s common stock using a value of $3.00 per share, representing 333,334 shares of the Company’s common stock.

Related Party Transactions

During the three months ended March 31, 2021, the Company paid base salary and a bonus of £75,000, totaling $198,361 to Jason Drummond, the Company’s sole director and executive officer.

Sponsorship Agreement

On April 14, 2021, we entered into a Sponsorship Agreement (the “Canelo Agreement”) with SA Holiday, Inc. (“Holiday”), owner of the personality rights of champion professional boxer Saul Alvarez Barragan, or “Canelo,” in connection with a promotional campaign for the Corporation to sponsor a prize fight and certain other activities of Canelo, and for Canelo to promote the Corporation’s “VALE” brand and create certain promotional materials in connection therewith for the Corporation’s use in the United States, Latin America and certain countries in the Caribbean. Pursuant to the Canelo Agreement we will, among other things, pay to Holiday a cash fee of US$1,600,000 and be responsible for paying certain other amounts as provided therein.

F-23

GAMING TECHNOLOGIES, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	Unaudited
ASSETS
Current assets:
Cash	$306,719	$1,946,232
Deposits and other current assets	162,839	37,917
Total current assets	469,558	1,984,149
Property and equipment, net	8,321	8,503
Operating lease right of use asset, net	–	11,968
Intellectual property, net	190,241	50,967
Total assets	$668,120	$2,055,587

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$476,056	$368,784
Due to related parties	12,588	14,918
Current portion of note payable, bank	13,990	2,241
Current portion of operating lease liability	–	11,968
Total current liabilities	502,634	397,911
Note payable, bank	50,992	62,741
Total liabilities	553,626	460,652

Commitments and contingencies	–	–

Stockholders' equity:
Preferred stock, $0.001 par value; authorized -5,000,000 shares; issued - none	–	–
Common stock, $0.001 par value; authorized - 45,000,000 shares; issued and outstanding - 30,521,059 shares and 28,367,525 shares at June 30, 2021 and December 31, 2020, respectively	30,521	28,367
Additional paid-in capital	14,698,188	9,551,507
Accumulated other comprehensive income	(40,410)	(18,746)
Accumulated deficit	(14,573,805)	(7,966,193)
Total stockholders' equity	114,494	1,594,935
Total liabilities and stockholders' equity	$668,120	$2,055,587

See accompanying notes to condensed consolidated financial statements.

F-24

GAMING TECHNOLOGIES, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Revenue	$23,321	$–	$25,410	$–

Costs and Expenses:
Cost of revenues	91,318	–	273,581	–
Software development, including amortization of intellectual property of $15,150 and $14,697 in the three months ended June 30, 2021 and 2020, respectively and $35,071 and $30,011 in the six months ended June 30, 2021 and 2020, respectively	114,460	14,697	132,863	34,802
General and administrative:
Officers, directors, affiliates, and other related parties	155,727	148,914	447,582	234,423
Other (including stock compensation costs of $20,833 and $1,467,335 in the three and six months ended June 30, 2021, respectively)	3,888,605	199,942	5,778,996	327,072

Total Costs and expenses	4,250,110	363,553	6,633,022	596,297

Loss from operations	(4,226,789)	(363,553)	(6,607,612)	(596,297)
Other income (expense):
Interest expense	–	(2,083)	–	(2,995)
Foreign currency gain or (loss)	–	(1,042)	–	(18,890)
Total other expense, net	–	(3,125)	–	(21,885)
Net loss	(4,226,789)	(366,678)	(6,607,612)	(618,182)
Foreign currency translation adjustment	(8,491)	9,976	(21,664)	9,976

Comprehensive loss	$(4,235,280)	$(356,702)	$(6,629,276)	$(608,206)

Net loss per common share - basic and diluted	$(0.14)	$(0.05)	$(0.22)	$(0.02)

Weighted average common shares outstanding - basic and diluted	30,521,059	7,518,094	30,033,705	24,689,545

See accompanying notes to condensed consolidated financial statements.

F-25

GAMING TECHNOLOGIES, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) (UNAUDITED)

Three and Six Months Ended June 30, 2021 and 2020

Three and six months ended June 30, 2021:

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Stockholders' Equity
	Shares	Par Value	Capital	Income	Deficit	(Deficiency)
Balance, March 31, 2021	30,521,059	$30,521	$14,677,355	$(31,919)	$(10,347,016)	$4,328,941
Common stock issued in connection with private placement, net	–	–	–	–	–	–
Common stock issued as compensation	–	–	20,833	–	–	20,833
Foreign currency translation adjustment	–	–	–	(8,491)	–	(8,491)
Net loss for the three months ended June 30, 2021	–	–	–	–	(4,226,789)	(4,226,789)
Balance, June 30, 2021	30,521,059	$30,521	$14,698,188	$(40,410)	$(14,573,805)	$114,494

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Stockholders' Equity
	Shares	Par Value	Capital	Income	Deficit	(Deficiency)
Balance, December 31, 2020	28,367,525	$28,367	$9,551,507	$(18,746)	$(7,966,193)	$1,594,935
Common stock issued in connection with private placement, net	1,616,600	1,617	3,679,883	–	–	3,681,500
Common stock issued as compensation	536,934	537	1,466,798	–	–	1,467,335
Foreign currency translation adjustment	–	–	–	(21,664)	–	(21,664)
Net loss for the six months ended June 30, 2021	–	–	–	–	(6,607,612)	(6,607,612)
Balance, June 30, 2021	30,521,059	$30,521	$14,698,188	$(40,410)	$(14,573,805)	$114,494

Three and six months ended June 30, 2020:

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Stockholders' Equity
	Shares	Par Value	Capital	Income	Deficit	(Deficiency)
Balance, March 31, 2020	24,698,325	$24,698	$1,262,176	$10,229	$(1,005,880)	$291,223
Common stock issued in connection with private placement, net	–	–	–	–	–	–
Acquisition of Game Tech	–	–	–	–	–	–
Foreign currency translation adjustment	–	–	–	2,513	–	2,513
Net loss for the three months ended June 30, 2020	–	–	–	–	(366,678)	(366,678)
Balance, June 30, 2020	24,698,325	$24,698	$1,262,176	$12,742	$(1,372,558)	$(72,942)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Stockholders' Equity
	Shares	Par Value	Capital	Income	Deficit	(Deficiency)
Balance, December 31, 2019	24,614,325	$24,614	$1,040,199	$2,766	$(754,376)	$313,203
Common stock issued in connection with private placement, net	84,000	84	209,916	–	–	210,000
Acquisition of Game Tech	–	–	12,061	–	–	12,061
Foreign currency translation adjustment	–	–	–	9,976	–	9,976
Net loss for the six months ended June 30, 2020	–	–	–	–	(618,182)	(618,182)
Balance, June 30, 2020	24,698,325	$24,698	$1,262,176	$12,742	$(1,372,558)	$(72,942)

See accompanying notes to condensed consolidated financial statements.

F-26

GAMING TECHNOLOGIES, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(6,607,612)	$(618,182)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,146	3,844
Interest expense subsidy	–	(86)
Amortization of intellectual property	35,342	30,011
Amortization of accrued lending fee	–	(599)
Amortization of operating lease right of use asset	11,968	21,870
Stock compensation	1,467,335	–
Foreign currency gain / (loss)	–	18,890
Changes in operating assets and liabilities:
(Increase) decrease in -
Due from related parties	–	(53,727)
Deposits and other current assets	(124,922)	(2,377)
Increase (decrease) in -
Accounts payable and accrued expenses	107,272	196,341
Due to related parties	(2,330)	2,312
Operating lease liability	(11,968)	(21,870)
Accrued interest payable	–	86
Net cash used in operating activities	(5,119,769)	(423,487)

Cash flows from investing activities:
Purchase of intellectual property	(174,616)	–
Purchase of property and equipment	(4,964)	(5,266)
Net cash used in investing activities	(179,580)	(5,266)

Cash flows from financing activities:
Proceeds from private placement of common stock	3,681,500	210,000
Proceeds from note payable bank	–	60,623
Repayment of note payable related party	–	(35,508)
Repayment of cancelled common stock subscription	–	(60,000)
Net cash provided by financing activities	3,681,500	175,115

Effect of exchange rate on cash	(21,664)	(9,965)

Cash:
Net decrease	(1,639,513)	(263,603)
Balance at beginning of year	1,946,232	320,402
Balance at end of year	$306,719	$56,799

(Continued)

F-27

GAMING TECHNOLOGIES, INC.

AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Continued)

	Six Months Ended June 30,
	2021	2020

Supplemental disclosures of cash flow information:
Cash paid for -
Interest	$–	$3,593
Income taxes	$–	$–

Non-cash investing and financing activities:
Accrued interest payable contributed to capital by related parties	$–	$12,061

See accompanying notes to condensed consolidated financial statements.

F-28

GAMING TECHNOLOGIES, INC.

AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Three and Six Months Ended June 30, 2021 and 2020

1. Organization and Basis of Presentation

Organization and Combination

Gaming Technologies, Inc. (formerly Dito, Inc.,) (“Gaming US”) was incorporated in the State of Delaware on July 23, 2019. Effective as of March 18, 2020, Gaming US completed a Share Exchange Agreement (the "Exchange Agreement") to acquire all of the outstanding ordinary shares of Gaming Technologies Limited, formerly Gaming UK Limited, (“Gaming UK”) that provided for each outstanding ordinary share of Gaming UK to be effectively converted into 25 shares of common stock of Gaming US. As a result, Gaming UK became a wholly-owned subsidiary of Gaming US in a recapitalization transaction (collectively, the “Company”). On December 21, 2020, the Company changed its name from Dito, Inc. to Gaming Technologies Inc.

Gaming UK was originally formed as Smart Tower Limited on November 3, 2017 in the United Kingdom for the purpose of software development. On June 29, 2018, Smart Tower Limited changed its name to NENX Gaming Limited and then to Gaming UK Limited on July 29, 2019 and to Gaming Technologies Limited on January 7, 2021.

Gaming US maintains its principal executive offices in Las Vegas, Nevada, United States. Gaming UK maintains its principal executive offices in London, England.

Business Operations

The Company is a mobile games developer, publisher, and operator with offices in London and Las Vegas. The Company intends to license its software platform to mobile gaming operators and developers to enable rapid development of new games. In addition, the Company operates an online gaming operation in Mexico through its web site vale.mx.

On November 13, 2020, we entered into an Agreement for the Provision of Online Gaming Management and Consulting Services (as subsequently amended) with Comercial de Juegos de la Frontera, S.A. de C.V., a Mexican company doing business as Big Bola, pursuant to which we provide to Big Bola consulting and management services related to their interactive online betting and gaming business in Mexico via the web site www.vale.mx, a regulated online casino and sports betting site. vale.mx operates under Big Bola’s existing license issued by the General Directorate of Games and Raffles of the Ministry of Interior (SEGOB). Big Bola is one of only 14 operators legally authorized to offer legal betting and online casino services in Mexico. vale.mx has more than 500 online premium casino games available, which can be enjoyed both on mobile or via desktop. Players can receive promotions and play live roulette and blackjack, or high-definition slots from leading software providers such as NetEnt, Microgaming, Pragmatic Play, Evolution and Matrix Studios. We are responsible for player acquisition, promotion and retention for vale.mx. We manage players’ accounts and are required to ensure that the balance in players’ accounts at all times satisfies the requirements under applicable law, and we pay out winnings to players from Big Bola’s account. While Big Bola bears liability to the players as provided by the permit, as between us and Big Bola we bear the costs of this obligation. Each party indemnifies the other against certain liabilities and claims. Under the terms of the agreement, we share 60% of gross gaming revenue generated from the platform, subject to certain minimum guaranteed monthly amounts of Big Bola’s participation in the remaining gross gaming revenues. This venture began operations in February 2021.

On May 19, 2021, we entered into a non-exclusive license agreement with Playboy Enterprises International, Inc. (“Playboy”) to use certain trademarks (including the rabbit head logo) and other intellectual property of Playboy on and in connection with the design, creation, promotion, marketing, advertisement, sales, operation, maintenance and distribution in India of real-money game mobile apps, such as rummy, poker, fantasy sports and other games of skill approved by Playboy. We will pay Playboy as a royalty a percentage of net gaming revenue. The term of the agreement is through the end of 2025, subject to early termination upon certain events of default, which include our failure to launch a Playboy-branded game in India by November 1, 2021, or to meet certain annual minimum net gaming revenue targets.

F-29

Going Concern

The Company's condensed consolidated financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, the Company has had no significant operating revenues to date, and has experienced recurring net losses from operations and negative operating cash flows. During the six months ended June 30, 2021, the Company incurred a net loss of $6,607,612 utilized cash in operating activities of $5,119,769, and had an accumulated deficit of $14,573,805 as of June 30, 2021. The Company has financed its working capital requirements since inception through the sale of its equity securities and from borrowings.

At June 30, 2021, the Company had cash of $306,719, reflecting cash of $3,681,500 from the sale of common stock in the first quarter of 2021 and marketing development costs of $3,524,643.  The Company estimates that a significant amount of capital will be necessary over a sustained period of time to advance the development of the Company's business to the point at which it can become commercially viable and self-sustaining. However, there can be no assurances that the Company will be successful in this regard.

As a result, management has concluded that there is substantial doubt about the Company's ability to continue as a going concern within one year of the date that the accompanying condensed consolidated financial statements are issued. In addition, the Company's independent registered public accounting firm, in their report on the Company's condensed consolidated financial statements for the year ended December 31, 2020, has also expressed substantial doubt about the Company's ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and implement its business plan, and to ultimately achieve sustainable operating revenues and profitability. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The development and expansion of the Company's business in 2021 and thereafter will be dependent on many factors, including the capital resources available to the Company. No assurances can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company or adequate to fund the development and expansion of the Company's business to a level that is commercially viable and self-sustaining. There is also significant uncertainty as to the effect that the coronavirus pandemic may have on the availability, amount and type of financing in the future.

If cash resources are insufficient to satisfy the Company's ongoing cash requirements, the Company would be required to scale back or discontinue its operations, obtain funds, if available, although there can be no certainty, through strategic alliances that may require the Company to relinquish rights to its technology, or to discontinue its operations entirely.

2. Summary of Significant Accounting Policies

Principles of Combination

The accompanying condensed consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("GAAP") and include the financial statements of Gaming US and its wholly-owned foreign subsidiary, Gaming UK. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates are expected to include those related to assumptions used in calculating accruals for potential liabilities, valuing equity instruments issued for services, and the realization of deferred tax assets.

F-30

Cash

The Company maintains its cash balances with financial institutions with high credit ratings. The Company has not experienced any losses to date resulting from this practice.

As of June 30, 2021 and December 31, 2020, the Company's cash balances by currency consisted of the following:

	June 30, 2021	December 31, 2020

GBP	£14,297	£49,127
USD	$286,988	$1,879,166

Cash balances in British Pounds are maintained in the United Kingdom and cash balances in United States Dollars are maintained in the United States.

Concentration of Risk

The Company may periodically contract with consultants and vendors to provide services related to the Company's business development activities. Agreements for these services may be for a specific time period or for a specific project or task. The Company did not have any agreements at June 30, 2021 or December 31, 2020.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue From Contracts With Customers. ASC Topic 606 requires companies to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the standard requires disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Revenue is recognized based on the following five step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company operates an online betting platform allowing users to place wagers on casino games. Each wager placed by users create a single performance obligation for the Company to administer each event wagered. Net gaming revenue is the aggregate of gaming wins and losses based on results of each event that customers wager bets on. Gross gaming revenue is split with our partners, whose share of gross gaming revenue is recorded as a reduction to net gaming revenue.

Cost of Revenue

Cost of revenue consists primarily of variable costs related to our contract with Big Bola. These include mainly (i) payment processing fees and chargebacks, (ii) product taxes, (iii) technology costs, (iv) revenue share / market access arrangements, and (v) feed / provider services. The Company incurs payment processing fees on user deposits, withdrawals and deposit reversals from payment processors (“chargebacks”). Chargebacks have not been material to date. Cost of revenue also includes expenses related to the distribution of our services, amortization of intangible assets and compensation of revenue associated personnel.

F-31

Stock-Based Compensation

The Company issues common stock and intends to issue stock options to officers, directors and consultants for services rendered. Options will vest and expire according to terms established at the issuance date of each grant. Stock grants, which are generally time vested, will be measured at the grant date fair value and charged to operations ratably over the vesting period.

The fair value of stock options granted as stock-based compensation will be determined utilizing the Black-Scholes option-pricing model, and can be affected by several variables, the most significant of which are the life of the equity award, the exercise price of the stock option as compared to the fair market value of the common stock on the grant date, and the estimated volatility of the common stock. Estimated volatility will be based on the historical volatility of the Company's common stock over an appropriate calculation period, or, if not available, by reference to the volatility of a representative sample of comparable public companies. The risk-free interest rate will be based on the U.S. Treasury yield curve in effect at the time of grant. The fair market value of the common stock will be determined by reference to the quoted market price of the Company's common stock on the grant date, or, if not available, by reference to an appropriate alternative valuation methodology.

The Company will recognize the fair value of stock-based compensation awards in general and administrative costs or in software development costs, as appropriate, in the Company's condensed consolidated statements of operations. The Company will issue new shares of common stock to satisfy stock option exercises.

As of June 30, 2021 and December 31, 2020, the Company did not have any outstanding stock options.

Comprehensive Income (Loss)

Comprehensive income or loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Components of comprehensive income or loss, including net income or loss, unrealized gains or losses on available-for-sale securities, unrealized gains or losses on other financial investments, unrealized gains or losses on pension and retirement benefit plans, and foreign currency translation adjustments, are reported in the financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss) are reported net of any related tax effect to arrive at comprehensive income (loss). The Company's comprehensive income (loss) for the three months ended June 30, 2021 and 2020 consists of foreign currency translation adjustments.

Earnings (Loss) Per Share

The Company's computation of earnings (loss) per share ("EPS") includes basic and diluted EPS. Basic EPS is measured as the income (loss) attributable to common stockholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible notes payable, convertible preferred stock, warrants and stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. At June 30, 2021 and December 31, 2020, the Company excluded warrants to acquire 234,000 shares of common stock from its calculation of loss per share as their effect would be antidilutive. Basic and diluted loss per common share is the same for all periods presented because the aforementioned warrants were antidilutive.

The Company has adopted ASU 2017-11, Earnings per share (Topic 260), provided that when determining whether certain financial instruments should be classified as liability or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock.

F-32

Fair Value of Financial Instruments

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. Disclosure as to transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements, is also required.

Level 1. Observable inputs such as quoted prices in active markets for an identical asset or liability that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active-exchange traded securities and exchange-based derivatives.

Level 2. Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange-based derivatives, mutual funds, and fair-value hedges.

Level 3. Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions. Financial assets and liabilities utilizing Level 3 inputs include infrequently-traded non-exchange-based derivatives and commingled investment funds and are measured using present value pricing models.

The Company will determine the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company will perform an analysis of the assets and liabilities at each reporting period end.

The carrying value of financial instruments (consisting of cash and accounts payable and accrued expenses) is considered to be representative of their respective fair values due to the short-term nature of those instruments.

Foreign Currency

The accompanying condensed consolidated financial statements are presented in United States dollars ("USD"). The functional currency of Gaming UK, the Company's foreign subsidiary, is the British Pound (“GBP”), the local currency in the United Kingdom. Accordingly, assets and liabilities of the foreign subsidiary are translated at the current exchange rate at the end of the period, and revenues and expenses are translated at average exchange rates during the six months ended June 30, 2021 and the year ended December 31, 2020. The resulting translation adjustments are recorded as a component of shareholders' equity (deficiency). Gains and losses from foreign currency transactions are included in net income (loss).

Translation of amounts from the local currencies of the foreign subsidiary, Gaming UK, into USD has been made at the following exchange rates for the respective periods:

	As of and for the
	Six months ended June 30, 2021	Year ended December 31, 2020

Period-end GBP to USD1.00 exchange rate	1.3801	1.3652
Period-average GBP to USD1.00 exchange rate	1.3885	1.2825

F-33

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). ASU 2016-13 significantly changes how entities measure credit losses for most financial assets, including accounts and notes receivables. ASU 2016-13 will replace the current "incurred loss" approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the provisions of ASU 2016-13 as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which ASU 2016-13 is effective. As small business filer, ASU 2016-13 will be effective for the Company for interim and annual reporting periods beginning after December 15, 2022. Management is currently in the process of assessing the impact of adopting ASU-2016-13 on the Company's financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06). ASU 2020-06 simplifies the accounting for convertible debt by eliminating the beneficial conversion and cash conversion accounting models. Upon adoption of ASU 2020-06, convertible debt proceeds, unless issued with a substantial premium or an embedded conversion feature that is not clearly and closely related to the host contract, will no longer be allocated between debt and equity components. This modification will reduce the issue discount and result in less non-cash interest expense in financial statements. ASU 2020-06 also updates the earnings per share calculation and requires entities to assume share settlement when the convertible debt can be settled in cash or shares. ASU 2020-06 will be effective January 1, 2024, and a cumulative-effect adjustment to the opening balance of retained earnings is required upon adoption. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. The Company adopted ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020-06 did not have any impact on the Company’s consolidated financial statement presentation or disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future condensed consolidated financial statements and related disclosures.

3. Property and Equipment

Property and equipment as of June 30, 2021 and December 31, 2020 is summarized as follows:

	June 30, 2021	December 31, 2020

Computer and office equipment	$32,445	$27,307
Less accumulated depreciation	(24,124)	(18,804)
Computer and office equipment, net	$8,321	$8,503

All of the Company's property and equipment is located in the United Kingdom. Depreciation expense for the six months ended June 30, 2021 and 2020 was $5,320 and $3,844, respectively. Depreciation expense is included in general and administrative costs in the Company's condensed consolidated statement of operations.

4. Intellectual Property

Intellectual property as of June 30, 2021 and December 31, 2020 is summarized as follows:

	June 30, 2021	December 31, 2020

Software	$194,978	$194,978
Internet domain name	187,400	13,055
Total intellectual property	382,378	208,033
Less accumulated amortization	(192,137)	(157,066)
Intellectual property, net	$190,241	$50,967

Amortization expense for the six months ended June 30, 2021 and 2020 was $35,071 and $30,011, respectively. Amortization expense is included in software development costs in the Company's condensed consolidated statement of operations.

F-34

5. Note Payable to Bank

On June 9, 2020, Gaming UK received an unsecured loan of $60,600 (equivalent to 47,600£) from Metro Bank PLC under the Bounce Bank Loan Scheme managed by the British Business Bank on behalf of, and with the financial backing of, The Secretary of State for Business, Energy and Industrial Strategy of the Government of the United Kingdom. The Government of the United Kingdom has provided a full guarantee to Metro Bank PLC with respect to the repayment of this loan.  The proceeds from the loan are required to be used for working capital purposes, for investment in a company's business, and to support trading or commercial activity in the United Kingdom. The loan is for a term of 72 months and has a fixed interest rate of 2.5% per annum. Gaming UK is not required to make any payments of interest on the loan during the first 12 months of this loan, with such amount being paid by the Government of the United Kingdom under its business interruption payment program. Beginning in the 13th month after the drawdown of the loan, Gaming UK will be required to repay the loan by making 60 equal monthly payments of principal and interest aggregating $1,076 (equivalent to 845£) per month. During the six months ended June 30, 2021, the Company recorded interest expense of $731, with respect to this loan, which was paid by the Government of the United Kingdom under this program. As of June 30, 2021, $64,982 was due under this note, of which, $13,990 was reflected as current portion due.

Maturities of long-term debt for each of the next five years and thereafter are as follows:

Year ended December 31,	Amount
2021	$2,241
2022	10,137
2023	10,137
2024	10,137
2025	10,137
Thereafter	22,193
Total payments	64,982
Less current portion	13,990
$50,992

6. Related Party Transactions

During the six months ended June 30, 2021 and 2020, the Company paid base salary, and a bonus of £75,000, totaling $390,307 and $165,081 to Jason Drummond, the Company’s sole director and executive officer.

As of June 30, 2021 and December 31, 2020, $12,588 and $14,918 was due to officers. The advances were unsecured, non-interest bearing with no formal terms of repayment.

7. Stockholders' Equity

Preferred Stock

The Company has authorized a total of 5,000,000 shares of preferred stock, par value $0.001 per share. No preferred shares have been designated by the Company as of June 30, 2021 and December 31, 2020.

Common Stock

The Company is authorized to issue up to 45,000,000 shares of common stock, par value $0.001 per share. As of June 30, 2021 and December 31, 2020, the Company had 30,521,059 and 28,367,525 shares of common stock issued and outstanding, respectively.

F-35

Private Placement of Common Stock

On February 3, 2021, Gaming Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain accredited investors (“Purchase Agreement”), pursuant to which the Company sold an aggregate of 1,606,600 shares of its Common Stock for gross proceeds of $4,016,500 in a private placement. The Company paid a finder’s fee to registered brokers in the amount of $360,000 in connection with these transactions resulting in net proceeds to the Company of $3,656,500. In connection with the Purchase Agreement, the Company issued to certain registered brokers warrants to purchase an aggregate of 144,000 shares of common at an exercise price of $2.50 per share, with an expiration date 5 years from the date of issuance, pursuant to the terms of certain finder’s fee agreements previously entered into by the Company and such brokers.

Under the terms of the Purchase Agreement, each investor was granted customary piggyback registration rights in the event the Company proposes to register the offer and sale of any shares of its common stock, subject to the limitations set forth in the Purchase Agreement, such as a registration statement solely relating to an offering or sale to employees or directors of the Company pursuant to employee stock plan or in connection with any dividend or distribution. The Purchase Agreement also provides the investors the option and right to participate in future capital raising transactions at the same purchase price and on the same terms and conditions as other investors participating in such transactions, for an aggregate purchase price of up to $6,000,000.

If, at any time during the twelve months following sale of the Shares, the Company issues or sells shares of common stock or common stock equivalents, except for certain exempt issuances as described in the Purchase Agreement, at a price below $2.50 per share, then immediately upon such issuance or sale, the Company will deliver to the investors that number of restricted shares of common stock equal to the difference between the number of Shares purchased by the investor pursuant to this Purchase Agreement and the number of shares of common stock the investor would have received for the investor’s subscription amount at the dilutive issuance price.

In March 2021, the Company sold 10,000 shares of its Common Stock for gross proceeds of $25,000 in a private placement.

Consulting Agreements

On November 6, 2020, the Company entered into an agreement with a consultant to serve as a board advisor. The term of the agreement is for one year and may be renewed at the end of the term. Compensation consists of the following stock grants: 50,000 shares of the Company’s common stock within seven days of the execution of the agreement which was valued at $125,000 and recorded during the year ended December 31, 2020. In addition, 50,000 shares of the Company’s common stock six months after the date of the agreement, which was May 6, 2021; 50,000 shares of the Company’s common stock upon the first renewal of the agreement and 50,000 shares of the Company’s common stock six months after the first renewal; and, 100,000 shares of the Company common stock at each of the following two renewal periods, if the agreement is renewed. The grant date fair value of $875,000 of these shares will be amortized over the service period. During the six months ended June 30, 2021, the Company amortized $125,000, representing the pro rata portion of the grant date fair value of the shares vesting during the period. As of June 30, 2021, $708,333 of unvested stock compensation will be amortized in future periods. The Company was obligated to issue a second tranche of 50,000 shares on May 6, 2021. These shares had not yet been issued as of the date of this filing.

In January 2021, the Company entered into two agreements with two consultants to provide investor relation services to the Company. The agreements are for a term of one year. The Company issued 200,000 shares of its common stock in exchange for the services. The common stock was valued at $500,000 at the time the agreements were executed.

In February 2021, the Company entered into an internet advertising campaign with a consultant. The contract is for a term of one year and calls for an initial non-refundable deposit of $20,000 upon the execution of the agreement and a payment of 333,334 shares of the Company’s common stock valued at $833,335 on the date of issuance.

In March 2021, the Company issued 3,600 shares of its common stock to a consultant in exchange for consulting services. The fair market value of the services was $9,000.

F-36

Warrants

A summary of warrant activity for the six months ended June 30, 2021 is presented below:

	Warrants	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Outstanding on December 31, 2020	90,000	$2.50	4.84	$–
Granted	144,000	2.50	4.78	–
Exercised	–	–	–	–
Outstanding on June 30, 2021	234,000	$2.50	4.59	$–

Stock-option plan

On May 21, 2021, the shareholders of the Company approved the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). The purposes of the 2021 Plan are to (a) enable the Company to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-term success; (b) provide incentives that align the interests of employees, consultants, and directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business. The persons eligible to receive awards are the employees, consultants, and directors of the Company and such other individuals designated by the 2021 Plan’s administrative committee (the Committee) who are reasonably expected to become employees, consultants, and directors after the receipt of Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards. 3,000,000 shares are available for issuance under the 2021 Plan. The shares available for issuance may be increased annually by the lesser of four percent (4%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such number of shares of common stock as determined by the Committee no later than the immediately preceding December 31.

8. Commitments and Contingencies

Canelo Sponsorship Agreement

On April 14, 2021, we entered into a Sponsorship Agreement (the “Canelo Agreement”) with SA Holiday, Inc. (“Holiday”), owner of the personality rights of champion professional boxer Saul Alvarez Barragan, or “Canelo,” in connection with a promotional campaign for the Corporation to sponsor a prize fight and certain other activities of Canelo, and for Canelo to promote the Corporation’s “VALE” brand and create certain promotional materials in connection therewith for the Corporation’s use in the United States, Latin America and certain countries in the Caribbean. Pursuant to the Canelo Agreement we will, among other things, pay to Holiday a cash fee of US$1,600,000 and be responsible for paying certain other amounts as provided therein.

Playboy License Agreement

On May 19, 2021, we entered into a non-exclusive license agreement with Playboy Enterprises International, Inc. (“Playboy”) to use certain trademarks (including the rabbit head logo) and other intellectual property of Playboy on and in connection with the design, creation, promotion, marketing, advertisement, sales, operation, maintenance and distribution in India of real-money game mobile apps, such as rummy, poker, fantasy sports and other games of skill approved by Playboy.  We will pay Playboy as a royalty a percentage of net gaming revenue. The term of the agreement is through the end of 2025, subject to early termination upon certain events of default, which include our failure to launch a Playboy-branded game in India by November 1, 2021, or to meet certain annual minimum net gaming revenue targets.

Legal Contingencies

The Company may be subject to legal proceedings from time to time as part of its business activities. As of June 30, 2021 and December 31, 2020, the Company was not subject to any threatened or pending legal actions or claims.

Impact of COVID-19 on the Company

The global outbreak of COVID-19 has led to severe disruptions in general economic activities, as businesses and governments have taken broad actions to mitigate this public health crisis. Although the Company has not experienced any significant disruption to its business to date, these conditions could significantly negatively impact the Company's business in the future.

The extent to which the COVID-19 outbreak ultimately impacts the Company's business, future revenues, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity and longevity, the actions to curtail the virus and treat its impact (including an effective vaccine), and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, the Company may be at risk of experiencing a significant impact to its business as a result of the global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

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Currently, capital markets have been disrupted by the crisis, as a result of which the availability, amount and type of financing available to the Company in the near future is uncertain and cannot be assured and is largely dependent upon evolving market conditions and other factors.

The Company intends to continue to monitor the situation and may adjust its current business plans as more information and guidance become available.

9. Subsequent Events

In August 2021, the Company sold 538,694 shares of common stock at a purchase price of $3.25 per share in a private placement for gross proceeds of $1,750,752. The Company agreed with the purchasers to file with the SEC by August 31, 2021, a registration statement on Form S-1 or other available form to register these shares under the Securities Act for resale, and to use its commercially reasonable efforts to cause such registration statement to become effective within 120 days after such date (or, in the event of a “full review” by the SEC staff, 150 calendar days after such date), and to keep such registration statement effective (with certain exceptions) until all such shares (i) have been sold, thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The Company will pay all expenses of such registration other than broker or similar commissions or fees or transfer taxes of any selling shareholder. The Company and each holder of such shares agreed to provide customary indemnifications to each other in connection with the registration statement. The Company also agreed to provide to such holders “piggyback” registration rights in certain circumstances. The Company agreed to pay a licensed broker a cash fee equal to 9% of the purchase price paid by certain investors for their shares, to reimburse it for certain expenses, and to issue to the broker warrants to purchase 9.0% of the total number of shares purchased by those investors, at an exercise price of $3.25 per share with a cashless exercise feature, with an expiration date 5 years from date of issuance and with other customary terms and conditions. As a result the Company paid a cash fee to the broker of $130,568 and issued warrants to purchase 40,175 shares of common stock.

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GAMING TECHNOLOGIES, INC.

_____________________

PROSPECTUS

_____________________

                        Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Maxim Group LLC	Dawson James Securities, Inc.

, 2021

Through and including                  , 2021 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee and the FINRA filing fee.

SEC Registration Fee	$1,900
Nasdaq listing fees	75,000
FINRA filing fee	3,500
Fees of transfer agent and warrant agent	25,000
Accounting fees	40,000
Legal fees and expenses	250,000
Miscellaneous	10,000
Total	$405,400

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our certificate of incorporation, as amended permits indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws that provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

We believe that these provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:

On November 3, 2017, Dito UK issued 25 ordinary shares to its founders at no consideration. On December 4, 2018, in a written resolution of the sole director, the Company sub-divided the 25 ordinary shares previously issued to the founder into 2,500 ordinary shares.

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On November 28, 2018, Dito UK sold 1,750,000 ordinary shares to its founders for an aggregate cash purchase price of $896.

On May 7, 2019, Dito UK sold 7,424,350 ordinary shares to an existing shareholder for a cash purchase price of $209,614, reflecting an effective price per share of approximately $0.03.

On September 25, 2019, the Company sold 1,125,000 shares of the Company’s common stock to an existing shareholder for a cash purchase price of $55,606, reflecting an effective price per share of approximately $0.05.

During the year ended December 31, 2019, the Company issued 4,343,425 shares of the Company’s common stock (of which 3,748,150 were issued to Jason Drummond), valued at $137,645, reflecting an effective price per share of approximately $0.03, in payment of accrued costs and expenses to officers, directors, affiliates, and other related parties.

In February 2021, the Company sold 1,606,600 shares of its common stock for gross proceeds of $4,016,500 in a private placement. The Company paid a finder’s fee to registered brokers in the amount of $360,000 in connection with these transactions.

In March 2021, the Company sold 10,000 shares of its common stock for gross proceeds of $25,000 in a private placement.

In August 2021, we sold 538,694 shares of common stock at a purchase price of $3.25 per share in a private placement under Regulation D to accredited investors.

The use of proceeds associated with the above listed sales of unregistered securities was for general working capital purposes.

The issuances and grants described above, except as otherwise disclosed, were exempt from registration pursuant to Section 4(a)(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; (c) were non U.S. persons; and/or (d) were officers or directors of the Company. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

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Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with this registration statement:

INDEX TO EXHIBITS

Exhibit No.	Description	Incorporated by reference from
1.1**	Form of Underwriting Agreement
3.1	Certificate of Incorporation	Exhibit 3.1 to Form S-1 filed November 10, 2020
3.2	Certificate of Amendment to Certificate of Incorporation	Exhibit 3.1 to Form 8-K filed January 7, 2021
3.3**	Certificate of Amendment to Certificate of Incorporation
3.4	Bylaws	Exhibit 3.2 to Form S-1 filed November 10, 2020
4.1**	Form of Common Stock Purchase Warrant
4.2**	Form of Warrant Agent Agreement
4.3**	Form of Underwriter’s Warrant
5.1**	Form of Opinion of Sichenzia Ross Ference LLP
10.1	Unsecured Loan Agreement between Epsilon Investments Pte Ltd. and Nenx Gaming Limited dated August 3, 2018	Exhibit 10.1 to Form S-1 filed November 10, 2020
10.2	Unsecured Loan Agreement between Epsilon Investments Pte Ltd. and Nenx Gaming Limited dated October 24, 2018	Exhibit 10.2 to Form S-1 filed November 10, 2020
10.3	Unsecured Loan Agreement between Jason Kingsley Drummond and Nenx Gaming Limited dated August 3, 2018	Exhibit 10.3 to Form S-1 filed November 10, 2020
10.4	Unsecured Loan Agreement between Jason Kingsley Drummond and Nenx Gaming Limited dated October 2018	Exhibit 10.4 to Form S-1 filed November 10, 2020
10.5	Loan Agreement between Fairfax Capital B.V. and Dito UK Limited dated October 29, 2019	Exhibit 10.5 to Form S-1 filed November 10, 2020
10.6	Debt for Equity Swap Agreement between Nenx Gaming Limited and Jason Drummond dated May 29, 2019	Exhibit 10.6 to Form S-1 filed November 10, 2020
10.7	Form of Share Exchange Agreement (including form of Lock-Up Agreement)	Exhibit 10.7 to Form S-1 filed November 10, 2020
10.8**	Consulting Agreement between John Cummins and The Company dated October 21, 2020
10.9	Consulting Agreement between Oliver Willett and the Company dated November 6, 2020	Exhibit 10.8 to Form S-1/A filed December 9, 2020
10.10	Online Gaming Management and Consulting Services Agreement between Comercial de Juegos de la Frontera, S.A. de C.V. and the Company executed on November 13, 2020	Exhibit 10.9 to Form S-1/A filed December 9, 2020
10.11	Amendment to Consulting Agreement between Comercial de Juegos de la Frontera, S.A. de C.V. and the Company executed on January 7, 2021	Exhibit 10.10 to Form 10-K filed April 15, 2021
10.12	Form of Securities Purchase Agreement in connection with February 2021 private placement	Exhibit 10.11 to Form 10-K filed April 15, 2021
10.13	Form of Securities Purchase Agreement in connection with August 2021 private placement	Exhibit 10.1 to Form 10-Q filed August 16, 2021
10.14	Form of Registration Rights Agreement in connection with August 2021 private placement	Exhibit 10.2 to Form 10-Q filed August 16, 2021
10.15	License agreement between the Company and Playboy Enterprises International, Inc., dated May 19, 2021	Exhibit 10.4 to Form 10-Q filed August 16, 2021
10.16	Sponsorship Agreement between the Company and SA Holiday, Inc., dated April 14, 2021	Exhibit 10.5 to Form 10-Q filed August 16, 2021

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10.17	Gaming Technologies, Inc., 2021 Equity Incentive Plan	Exhibit 10.1 to Form 8-K filed with the SEC on May 6, 2021
10.18**	Form of Restricted Stock Award Agreement for Directors
10.19**	Form of Restricted Stock Award Agreement for Employees and Consultants
10.20**	Agreement between the Company and Borosh Consulting, LLC dba Clear Financial Solutions to provide (inter alia) contract CFO services
10.21**	Form of Director Agreement
10.22**	Form of Lockup Agreement in connection with this offering (included in Exhibit 1.1).
21.1*	List of Subsidiaries of the Registrant
23.1*	Consent of Weinberg & Company, P.A.
23.2**	Consent of Sichenzia Ross Ference LLP (contained in its form of opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (included in signature page to this registration statement)

101.INS*	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted in IXBRL, and included in exhibit 101).

*	Filed herewith
**	To be filed by amendment

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, England, on October 20, 2021.

GAMING TECHNOLOGIES, INC

/s/ Jason Drummond
Jason Drummond
President, Chief Executive Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason Drummond as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Jason Drummond	Director, President, Chief Executive Office and Secretary	October 20, 2021
Jason Drummond	(Principal Executive Officer)

/s/ Steven M. Plumb	Chief Financial Officer	October 20, 2021
Steven M. Plumb	(Principal Financial and Accounting Officer)

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